  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 14, 1997

                                               REGISTRATION NO.: 333-22783
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ---------------

                            AMENDMENT NO. 1 TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ---------------

              GREATER BAY BANCORP                                GBB CAPITAL I
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS    (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN
                    CHARTER)                                        CHARTER)
                  CALIFORNIA                                        DELAWARE
 (STATE OR OTHER JURISDICTION OF INCORPORATION   (STATE OR OTHER JURISDICTION OF INCORPORATION
                OR ORGANIZATION)                                OR ORGANIZATION)
                     6711                                             6719
  (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION     (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION
                  CODE NUMBER)                                    CODE NUMBER)
                  77-0387041                                     [APPLIED FOR]
     (I.R.S. EMPLOYER IDENTIFICATION NO.)             (I.R.S. EMPLOYER IDENTIFICATION NO.)
                                                            C/O GREATER BAY BANCORP
            2860 WEST BAYSHORE ROAD                         2860 WEST BAYSHORE ROAD
          PALO ALTO, CALIFORNIA 94303                     PALO ALTO, CALIFORNIA 94303
                (415) 813-8200                                   (415) 813-8200
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE     (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                    NUMBER,                                         NUMBER,
     INCLUDING AREA CODE, OF REGISTRANT'S           INCLUDING AREA CODE, OF CO-REGISTRANT'S
          PRINCIPAL EXECUTIVE OFFICE)                     PRINCIPAL EXECUTIVE OFFICE)

                               ---------------
                             DAVID L. KALKBRENNER
                            CHIEF EXECUTIVE OFFICER
                              GREATER BAY BANCORP
                            2860 WEST BAYSHORE ROAD
                          PALO ALTO, CALIFORNIA 94303
                                (415) 813-8200
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                               ---------------
                                  COPIES TO:

        WILLIAM T. QUICKSILVER, ESQ.                      ELIZABETH C. HINCK, ESQ.
       MANATT, PHELPS & PHILLIPS, LLP                       DORSEY & WHITNEY LLP
        11355 WEST OLYMPIC BOULEVARD                       220 SOUTH SIXTH STREET
         LOS ANGELES, CA 90064-1614                     MINNEAPOLIS, MINNESOTA 55402
          TELEPHONE: (310) 312-4210                      TELEPHONE: (612) 340-2600

                               ---------------
         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ---------------

  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION DATED MARCH 14, 1997

PROSPECTUS
dated        , 1997

                       800,000 Trust Preferred Securities

                                 GBB CAPITAL I

                  % Cumulative Trust Preferred Securities
             (Liquidation Amount $25 per Trust Preferred Security) Fully and Unconditionally Guaranteed, as Described Herein, by

                              GREATER BAY BANCORP

The    % Cumulative Trust Preferred Securities (the "Trust Preferred
Securities") offered hereby represent undivided beneficial interests in the assets of GBB Capital I, a statutory business trust formed under the laws of the State of Delaware ("GBB Capital"). Greater Bay Bancorp, a California corporation (referred to as the "Company" when such reference includes Greater Bay Bancorp and its subsidiaries, collectively, or "Greater Bay" when referring only to the parent company), will be the owner of all of the beneficial interests represented by common securities of GBB Capital (the "Common Securities" and, collectively with the Trust Preferred Securities, the "Trust Securities"). GBB Capital exists for the sole purpose of issuing the Trust
Securities and investing the proceeds thereof in    % Junior Subordinated
Deferrable Interest Debentures (the "Junior Subordinated Debentures") to be issued by Greater Bay. The Junior Subordinated Debentures will mature on
        , 2027, which date may be shortened (such date, as it may be shortened,
the "Stated Maturity") to a date not earlier than         , 2002 if certain
conditions are met (including Greater Bay having received prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") to do so if then required under applicable capital guidelines or policies of the Federal Reserve). The Trust Preferred Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities, which will be held by Greater Bay. See "Description of the Trust Preferred Securities-- Subordination of Common Securities of GBB Capital Held by Greater Bay."

                                                        (Continued on next page)

SEE "RISK FACTORS" COMMENCING ON PAGE 11 HEREIN FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

THESE SECURITIES ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, BY ANY OTHER GOVERNMENTAL AGENCY, OR OTHERWISE.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                       PRICE TO    UNDERWRITING  PROCEEDS TO GBB
                                        PUBLIC     COMMISSION(1)    CAPITAL(2)(3)
---------------------------------------------------------------------------------
Per Trust Preferred Security........    $25.00          (2)          $
---------------------------------------------------------------------------------
Total............................... $                  (2)      $
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

(1) Greater Bay and GBB Capital have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."
(2) In view of the fact that all of the proceeds of the sale of the Trust Preferred Securities will be used to purchase the Junior Subordinated Debentures, Greater Bay has agreed to pay the Underwriters as compensation
    for arranging the investment therein of such proceeds, $    per Trust
    Preferred Security, or $      in the aggregate. See "Underwriting."
(3) Before deducting offering expenses payable by Greater Bay estimated at $359,000.

The Trust Preferred Securities are being offered by the Underwriter named herein subject to prior sale and when, as and if delivered to and accepted by the Underwriter. It is expected that the Trust Preferred Securities will be ready for delivery in book-entry form only through the facilities of The
Depository Trust Company in New York, New York, on or about              ,
1997, against payment therefor in immediately available funds.

                            Piper Jaffray inc.

(Continued from previous page)

Holders of the Trust Preferred Securities will be entitled to receive preferential cumulative cash distributions accruing from the date of original issuance and payable quarterly in arrears on the 15th day of March, June, September and December of each year (subject to possible deferral as described
below), commencing June 15, 1997, at the annual rate of    % of the
Liquidation Amount (as defined herein) of $25 per Trust Preferred Security ("Distributions"). The amount of each Distribution due with respect to the Trust Preferred Securities will include amounts accrued through the date the Distribution payment is due. Greater Bay will have the right to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, Greater Bay may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Trust Preferred Securities will also be deferred and Greater Bay will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to its capital stock or to make any payment with respect to its debt securities that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Trust Preferred Securities
are entitled will accumulate) at the rate of    % per annum, compounded
quarterly, and holders of the Trust Preferred Securities will be required to accrue income and will be required to pay United States federal income tax on that income. See "Description of Junior Subordinated Debentures--Option to Defer Interest Payment Period" and "Certain Federal Income Tax Consequences-- Interest Income and Original Issue Discount."

Greater Bay has, through the Guarantee, the Guarantee Agreement, the Trust Agreement, the Junior Subordinated Debentures, the Indenture and the Expense Agreement (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of GBB Capital's obligations under the Trust Preferred Securities. See "Relationship Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee--Full and Unconditional Guarantee." Under the Guarantee, Greater Bay guarantees the payment of Distributions by GBB Capital and payments on liquidation of or redemption of the Trust Preferred Securities (subordinate to the right to payment of Senior and Subordinated Debt of Greater Bay, as defined herein) to the extent of funds held by GBB Capital. The Guarantee does not cover payment of Distributions when GBB Capital does not have sufficient funds to pay such Distributions. See "Description of Guarantee." If Greater Bay does not make required payments on the Junior Subordinated Debentures held by GBB Capital, GBB Capital will have insufficient funds to pay Distributions on the Trust Preferred Securities. In such event, a holder of the Trust Preferred Securities may institute a legal proceeding directly against Greater Bay pursuant to terms of the Indenture to enforce payment of such Distributions to such holder. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of the Trust Preferred Securities." The obligations of Greater Bay under the Guarantee and the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior and Subordinated Debt (as defined in "Description of Junior Subordinated Debentures--Subordination") of Greater Bay.

The Trust Preferred Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Junior Subordinated Debentures at the Stated Maturity or their earlier redemption in each case at a redemption price equal to the aggregate liquidation preference of the Trust Preferred Securities plus any accumulated and unpaid Distributions thereon to the date of redemption. The Junior Subordinated Debentures are redeemable prior to maturity at the option of Greater Bay, subject to any required prior approval of the Federal
Reserve, (i) on or after        , 2002, in whole at any time or in part from
time to time, or (ii) at any time, in whole (but not in part), upon the occurrence and continuation of a Tax Event, an Investment Company Event or a Capital Treatment Event (each as defined herein), in each case at a redemption price equal to the accrued and unpaid interest on the Junior Subordinated Debentures to the date fixed for redemption, plus 100% of the principal amount thereof. See "Description of the Trust Preferred Securities--Redemption."


                                                       (Continued on next page)

(Continued from previous page)

Greater Bay will have the right at any time to terminate GBB Capital and cause a Like Amount (as defined herein) of the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of GBB Capital, subject to Greater Bay having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. See "Description of the Trust Preferred Securities-- Liquidation Distribution upon Termination."

The Junior Subordinated Debentures are unsecured and subordinated to all Senior and Subordinated Debt. As of December 31, 1996, Greater Bay had approximately $3.0 million aggregate principal amount of Senior and Subordinated Debt outstanding. The terms of the Junior Subordinated Debentures place no limitation on the amount of Senior and Subordinated Debt that Greater Bay can issue. See "Risk Factors--Ranking of Greater Bay's Obligations Under the Junior Subordinated Debentures and the Guarantee" and "Description of Junior Subordinated Debentures--Subordination."

In the event of the termination of GBB Capital, after satisfaction of liabilities to creditors of GBB Capital as required by applicable law, the holders of Trust Preferred Securities will be entitled to receive a liquidation amount of $25 per Trust Preferred Security ("Liquidation Amount"), plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a Distribution of such Like Amount of Junior Subordinated Debentures, subject to certain exceptions. See "Description of the Trust Preferred Securities--Liquidation Distribution Upon Termination."

Application has been made to list the Trust Preferred Securities on the Nasdaq National Market. Although the Underwriter has indicated an intention to make a market in the Trust Preferred Securities, the Underwriter is not obligated to make a market in the Trust Preferred Securities, and any market making may be discontinued at any time at the sole discretion of the Underwriter. There can be no assurance that a market will develop for the Trust Preferred Securities. See "Risk Factors--Absence of Existing Public Market; Market Prices" and "Underwriting."

The Trust Preferred Securities will be represented by one or more global certificates registered in the name of The Depository Trust Company (the "Depositary") or its nominee. Beneficial interests in the Trust Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in the Depositary. Except as described herein, the Trust Preferred Securities in certificate form will not be issued in exchange for global certificates. See "Book-Entry Issuance."

As used herein, (i) the "Indenture" means the Junior Subordinated Indenture
dated as of        , 1997, as amended and supplemented from time to time,
between Greater Bay and Wilmington Trust Company, as trustee (the "Indenture Trustee"), under which the Junior Subordinated Debentures will be issued, (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement relating to GBB Capital among Greater Bay, as Depositor, Wilmington Trust Company, as Property Trustee (the "Property Trustee"), Wilmington Trust Company, as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"), (iii) the "Guarantee Agreement" means the Guarantee Agreement relating to the Guarantee between Greater Bay and Wilmington Trust Company, as Guarantee Trustee, and (iv) the "Expense Agreement" means the Expense Agreement between Greater Bay and GBB Capital.

                [MAP OF GREATER BAY BANCORP BANKING LOCATIONS]

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE TRUST PREFERRED SECURITIES OFFERED HEREBY. SUCH TRANSACTIONS MAY INCLUDE STABILIZING, THE PURCHASE OF SECURITIES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

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                              PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and consolidated financial information appearing elsewhere in this Prospectus. Unless the context clearly suggests otherwise, references to the "Company" include Greater Bay Bancorp and its subsidiaries, collectively, and references to "Greater Bay" include the parent company only. In addition to the historical information contained herein, certain statements in this Prospectus constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995 (the "Reform Act") which involve risks and uncertainties. The Company's actual results may differ significantly from those discussed herein. Factors that might cause such a difference include, but are not limited to, those discussed under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" as well as those discussed elsewhere in this Prospectus. See "Risk Factors--Forward-Looking Statements."

                                  THE COMPANY

  Greater Bay is a bank holding company operating Cupertino National Bank & Trust ("CNB") and Mid-Peninsula Bank (separately, "MPB" and together with CNB, the "Banks") with seven regional offices in Cupertino, Palo Alto, San Mateo, San Carlos and San Jose, California. Greater Bay is the result of the merger (the "Merger"), effective November 27, 1996, of Cupertino National Bancorp ("Cupertino") and Mid-Peninsula Bancorp ("Mid-Peninsula"). At December 31, 1996, the Company had total assets of $622.0 million, total net loans of $441.6 million and total deposits of $559.3 million.

  The Company, through the Banks, provides a wide range of commercial banking services to small and medium-sized businesses, real estate developers and property managers, business executives, professionals and other individuals, primarily in the Santa Clara and San Mateo Counties of California. Services include personal and business checking and savings accounts, time deposits and individual retirement accounts, cash management, international trade services and accounting services and the making of commercial, consumer and real estate loans, which generally do not include long-term residential mortgage loans. Additionally, the Company offers several specialized services including a Small Business Administration ("SBA") Department which makes SBA guaranteed loans to assist smaller businesses, a venture lending division (the "Venture Lending Group") that services companies in their start-up and development phase and a trust department (the "Greater Bay Trust Company") that offers a full range of fee-based trust services directly to its clients.

  In order to meet the demands of the increasingly competitive banking and financial services industries, management has adopted a business philosophy referred to as the "Super Community Banking Philosophy." The Super Community Banking Philosophy is based on management's belief that banking customers value doing business with locally managed institutions that can provide a full service commercial banking relationship through an understanding of the customer's financial needs and the flexibility to customize products and services to meet those needs. Management further believes that banks are better able to build successful customer relationships by affiliating with a holding company that provides cost effective administrative support services while promoting bank autonomy and flexibility.

  To implement this philosophy, Greater Bay operates CNB and MPB as separate subsidiaries by retaining their independent names along with their individual Boards of Directors. Both MPB and CNB have established strong reputations and customer followings in their respective market areas through attention to client service and an understanding of client needs. In an effort to capitalize on the identities and reputations of the Banks, the Company will continue to market its services under the CNB and MPB names, primarily through each Bank's relationship managers. The primary focus for the Banks' relationship managers is to cultivate and nurture their client relationships. Relationship managers are assigned to each borrowing client to provide continuity in the relationship. This emphasis on personalized relationships requires that all of the relationship managers maintain close ties to the

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                                       5

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communities in which they serve, so they are able to capitalize on their efforts through expanded business opportunities for the Banks.

  While client service decisions and day-to-day operations are maintained at the Banks, Greater Bay offers the advantages of affiliation with a multi-bank holding company by providing improved access to the capital markets and expanded client support services, such as business cash management, international trade services and accounting services. In addition, Greater Bay provides centralized administrative functions, including support in credit policy formulation and review, investment management, data processing, accounting and other specialized support functions, thereby allowing the Banks to focus on client service.

  The Company's business strategy is to focus on increasing its market share within the communities it serves through continued internal growth. As a result of the Merger, the Company has the opportunity to market the specialized products and services of the Venture Lending Group, the Greater Bay Trust Company and the SBA Department to a larger customer base. The Company believes that these products and services, available prior to the Merger only to customers of CNB, will be attractive to customers and contacts of MPB in the venture capital community and the high net worth customers of MPB. The Company believes that the infrastructure developed by Cupertino to support the Greater Bay Trust Company, the SBA Department and the Venture Lending Group will allow the Company to offer the products and services of these groups without significant additional overhead costs.

  The Company also will pursue opportunities to expand its market share through select acquisitions that management believes complement the Company's businesses. While management would prefer to make acquisitions which would expand its presence in its current market areas in Santa Clara and San Mateo Counties, it will also pursue opportunities to expand its market through acquisitions in other parts of the South, East, and North Bay Areas of San Francisco.

  The Company was incorporated in California in 1984 under the name San Mateo County Bancorp. See "Business--History." The Company's principal offices are located at 2860 West Bayshore Road, Palo Alto, California 94303 and its telephone number is (415) 813-8200.

                                  GBB CAPITAL

  GBB Capital is a statutory business trust formed under Delaware law pursuant to (i) the Trust Agreement and (ii) the filing of a Certificate of Trust with the Delaware Secretary of State on March 3, 1997. GBB Capital's business and affairs are conducted by the Property Trustee, Delaware Trustee and three individual Administrative Trustees who are officers of the Company. GBB Capital exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by Greater Bay, and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of GBB Capital, and payments by Greater Bay under the Junior Subordinated Debentures and the Expense Agreement will be the sole revenues of GBB Capital. All of the Common Securities will be owned by Greater Bay. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities, except that upon the occurrence and during the continuance of an event of default under the Trust Agreement resulting from an event of default under the Indenture, the rights of Greater Bay as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. See "Description of the Trust Preferred Securities--Subordination of Common Securities of GBB Capital Held by Greater Bay." Greater Bay will acquire Common Securities in an aggregate liquidation amount equal to 3.0% of the total capital of GBB Capital. GBB Capital has a term of 31 years, but may terminate earlier as provided in the Trust Agreement.

  GBB Capital's principal offices are located at 2860 West Bayshore Road, Palo Alto, California 94303 and its telephone number is (415) 813-8200.

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                                       6

--------------------------------------------------------------------------------

                                  THE OFFERING

 Trust Preferred Securities
  issuer..........................  GBB Capital

 Securities offered...............  800,000 Trust Preferred Securities. The
                                    Trust Preferred Securities represent
                                    undivided beneficial interests in GBB
                                    Capital's assets, which will consist solely
                                    of the Junior Subordinated Debentures and
                                    payments thereunder.

 Distributions....................  The Distributions payable on each Trust
                                    Preferred Security will be fixed at a rate
                                    per annum of    % of the Liquidation Amount
                                    of $25 per Trust Preferred Security, will
                                    be cumulative, will accrue from the date of
                                    issuance of the Trust Preferred Securities,
                                    and will be payable quarterly in arrears on
                                    the 15th day of March, June, September and
                                    December of each year, commencing on June
                                    15, 1997 (subject to possible deferral as
                                    described below). The amount of each
                                    Distribution due with respect to the Trust
                                    Preferred Securities will include amounts
                                    accrued through the date the Distribution
                                    payment is due. See "Description of the
                                    Trust Preferred Securities--Distributions."

 Extension periods................  So long as no Debenture Event of Default
                                    (as defined herein) has occurred and is
                                    continuing, Greater Bay will have the
                                    right, at any time, to defer payments of
                                    interest on the Junior Subordinated
                                    Debentures by extending the interest
                                    payment period thereon for a period not
                                    exceeding 20 consecutive quarters with
                                    respect to each deferral period (each an
                                    "Extension Period"), provided that no
                                    Extension Period may extend beyond the
                                    Stated Maturity of the Junior Subordinated
                                    Debentures. If interest payments are so
                                    deferred, Distributions on the Trust
                                    Preferred Securities will also be deferred
                                    and Greater Bay will not be permitted,
                                    subject to certain exceptions described
                                    herein, to declare or pay any cash
                                    distributions with respect to Greater Bay's
                                    capital stock or debt securities that rank
                                    pari passu with or junior to the Junior
                                    Subordinated Debentures. During an
                                    Extension Period, Distributions will
                                    continue to accumulate with income thereon
                                    compounded quarterly. Because interest
                                    would continue to accrue and compound on
                                    the Junior Subordinated Debentures, to the
                                    extent permitted by applicable law, holders
                                    of the Trust Preferred Securities will be
                                    required to accrue income for United States
                                    federal income tax purposes. See
                                    "Description of Junior Subordinated
                                    Debentures--Option to Defer Interest
                                    Payment Period" and "Certain Federal Income
                                    Tax Consequences--Interest Income and
                                    Original Issue Discount."

 Maturity.........................  The Junior Subordinated Debentures will
                                    mature on         , 2027 which date may be
                                    shortened (such date, as it may be
                                    shortened, the "Stated Maturity") to a date
                                    not earlier than         , 2002 if certain
                                    conditions are met (including Greater Bay
                                    having received prior approval of the
                                    Federal Reserve to do so if then required
                                    under applicable capital guidelines or
                                    policies of the Federal Reserve).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 Redemption.......................  The Trust Preferred Securities are subject to mandatory redemption upon repayment of
                                    the Junior Subordinated Debentures at their
                                    Stated Maturity or their earlier redemption
                                    in an amount equal to the amount of Junior
                                    Subordinated Debentures maturing on or
                                    being redeemed at a redemption price equal
                                    to the aggregate Liquidation Amount of the
                                    Trust Preferred Securities plus accumulated
                                    and unpaid Distributions thereon to the
                                    date of redemption. Subject to Federal
                                    Reserve approval, if then required under
                                    applicable capital guidelines or policies
                                    of the Federal Reserve, the Junior
                                    Subordinated Debentures are redeemable
                                    prior to maturity at the option of Greater
                                    Bay (i) on or after      , 2002 in whole at
                                    any time or in part from time to time, or
                                    (ii) at any time, in whole (but not in
                                    part), upon the occurrence and during the
                                    continuance of a Tax Event, an Investment
                                    Company Event or a Capital Treatment Event,
                                    in each case at a redemption price equal to
                                    100% of the principal amount of the Junior
                                    Subordinated Debentures so redeemed,
                                    together with any accrued but unpaid
                                    interest to the date fixed for redemption.
                                    See "Description of the Trust Preferred
                                    Securities--Redemption" and "Description of
                                    Junior Subordinated Debentures--
                                    Redemption."

 Distribution of Junior
  Subordinated Debentures.........  Greater Bay has the right at any time to terminate GBB Capital and cause the Junior
                                    Subordinated Debentures to be distributed
                                    to holders of Trust Preferred Securities in
                                    liquidation of GBB Capital, subject to
                                    Greater Bay having received prior approval
                                    of the Federal Reserve to do so if then
                                    required under applicable capital
                                    guidelines or policies of the Federal
                                    Reserve. See "Description of the Trust
                                    Preferred Securities--Distribution of
                                    Junior Subordinated Debentures."

 Guarantee........................  Taken together, Greater Bay's obligations under various documents described herein,
                                    including the Guarantee Agreement, provide
                                    a full guarantee of payments by GBB Capital
                                    of Distributions and other amounts due on
                                    the Trust Preferred Securities. Under the
                                    Guarantee Agreement, Greater Bay guarantees
                                    the payment of Distributions by GBB Capital
                                    and payments on liquidation of or
                                    redemption of the Trust Preferred
                                    Securities (subordinate to the right to
                                    payment of Senior and Subordinated Debt of
                                    Greater Bay, as defined herein) to the
                                    extent of funds held by GBB Capital. If GBB
                                    Capital has insufficient funds to pay
                                    Distributions on the Trust Preferred
                                    Securities (i.e., if Greater Bay has failed
                                    to make required payments under the Junior
                                    Subordinated Debentures), a holder of the
                                    Trust Preferred Securities would have the
                                    right to institute a legal proceeding
                                    directly against Greater Bay to enforce
                                    payment of such Distributions to such
                                    holder. See "Description of Junior
                                    Subordinated Debentures--Enforcement of
                                    Certain Rights by Holders of the Trust
                                    Preferred Securities," "Description of
                                    Junior Subordinated Debentures--Debenture
                                    Events of Default" and "Description of
                                    Guarantee."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 Ranking..........................  The Trust Preferred Securities will rank pari passu, and payments thereon will be
                                    made pro rata, with the Common Securities
                                    of GBB Capital held by Greater Bay, except
                                    as described under "Description of the
                                    Trust Preferred Securities--Subordination
                                    of Common Securities of GBB Capital Held by
                                    Greater Bay." The obligations of Greater
                                    Bay under the Guarantee, the Junior
                                    Subordinated Debentures and other documents
                                    described herein are unsecured and rank
                                    subordinate and junior in right of payment
                                    to all current and future Senior and
                                    Subordinated Debt, the amount of which is
                                    unlimited. At December 31, 1996, the
                                    aggregate outstanding Senior and
                                    Subordinated Debt of Greater Bay was
                                    approximately $3.0 million. In addition,
                                    because Greater Bay is a holding company,
                                    all obligations of Greater Bay relating to
                                    the securities described herein will be
                                    effectively subordinated to all existing
                                    and future liabilities of Greater Bay's
                                    subsidiaries, including the Banks. Greater
                                    Bay may cause additional Trust Preferred
                                    Securities to be issued by trusts similar
                                    to GBB Capital in the future, and there is
                                    no limit on the amount of such securities
                                    that may be issued. In this event, Greater
                                    Bay's obligations under the Junior
                                    Subordinated Debentures to be issued to
                                    such other trusts and Greater Bay's
                                    guarantees of the payments by such trusts
                                    will rank pari passu with Greater Bay's
                                    obligations under the Junior Subordinated
                                    Debentures and the Guarantee, respectively.

 Voting rights....................  The holders of the Trust Preferred
                                    Securities will generally have limited
                                    voting rights relating only to the
                                    modification of the Trust Preferred
                                    Securities, the dissolution, winding-up or
                                    termination of GBB Capital and certain
                                    other matters described herein. See
                                    "Description of the Trust Preferred
                                    Securities--Voting Rights; Amendment of the
                                    Trust Agreement."

 Proposed Nasdaq National Market
  symbol..........................  GBBKP

 Use of proceeds..................  The proceeds to GBB Capital from the sale of the Trust Preferred Securities offered
                                    hereby will be invested by GBB Capital in
                                    the Junior Subordinated Debentures of
                                    Greater Bay. Greater Bay intends to invest
                                    approximately $10.0 million of the net
                                    proceeds in the Banks to increase their
                                    capital levels to support future growth.
                                    Greater Bay intends to use the remaining
                                    net proceeds for general corporate
                                    purposes, which may include without
                                    limitation, funding additional investments
                                    in, or extensions of credit to, the Banks
                                    and possible future acquisitions. Greater
                                    Bay expects the Trust Preferred Securities
                                    to qualify as Tier 1 capital under the
                                    capital guidelines of the Federal Reserve.
                                    See "Use of Proceeds."

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                      SUMMARY CONSOLIDATED FINANCIAL DATA

  The following summary consolidated financial data with respect to the Company's consolidated financial position as of December 31, 1996 and 1995, and its results of operations for the fiscal years ended December 31, 1996, 1995 and 1994 have been derived from the audited consolidated financial statements of the Company appearing elsewhere in this Prospectus. This information should be read in conjunction with such consolidated financial statements and the notes thereto. The summary consolidated financial data with respect to the Company's consolidated financial position as of December 31, 1994, 1993 and 1992 and its results of operations for the years ended December 31, 1993 and 1992 have been derived from the audited consolidated financial statements of the Company, which are not presented herein.

                                      YEARS ENDED DECEMBER 31,
                          --------------------------------------------------------
                            1996       1995        1994        1993        1992
                          ---------  ---------   ---------   ---------   ---------
                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
Interest income.........  $  45,037  $  37,233   $  27,801   $  23,857   $  22,736
Interest expense........     16,213     13,892       8,512       6,497       7,506
                          ---------  ---------   ---------   ---------   ---------
Net interest income.....     28,824     23,341      19,289      17,360      15,230
Provision for loan
 losses.................      2,036        956       1,823       1,945       1,132
                          ---------  ---------   ---------   ---------   ---------
Net interest income
 after provision for
 loan losses............     26,788     22,385      17,466      15,415      14,098
Other income............      3,530      2,306       3,295       3,578       2,127
Other expense...........     23,888     19,686      16,231      15,077      11,255
                          ---------  ---------   ---------   ---------   ---------
Income before income
 taxes..................      6,430      5,005       4,530       3,916       4,970
Provision for income
 taxes..................      2,927      1,971       1,966       1,473       1,825
                          ---------  ---------   ---------   ---------   ---------
Net income..............  $   3,503  $   3,034   $   2,564   $   2,443   $   3,145
                          =========  =========   =========   =========   =========
Net income per share ...  $    1.04  $    0.96   $    0.85   $    0.84   $    1.12
Average common shares
 outstanding ...........  3,359,700  3,145,550   3,001,211   2,925,284   2,801,963
OPERATING RATIOS AND
 OTHER DATA:
Return on average
 assets(1)..............       0.65%      0.70 %      0.68 %      0.70 %      1.08 %
Return on average common
 shareholders'
 equity(1)..............       8.12%      7.98 %      7.31 %      7.56 %     10.50 %
Net interest margin.....       5.85%      5.83 %      5.62 %      5.61 %      5.54 %
Net (charge-offs)
 recoveries to average
 loans..................       0.02%     (0.35)%     (0.49)%     (0.61)%     (0.31)%
Ratio of earnings to
 fixed charges(2).......
 Excluding interest on
  deposits..............      14.37x      6.93x      12.86x      392.6x      2,486x
 Including interest on
  deposits..............       1.40x      1.36x       1.53x       1.60x       1.66x
FINANCIAL CONDITION DATA
 (AT PERIOD END):
Assets..................  $ 622,044  $ 477,834   $ 401,614   $ 358,576   $ 325,168
Loans, net..............    441,560    284,579     242,750     231,857     226,334
Investment
 securities(3)..........    105,520    116,869      93,169      74,398      45,414
Deposits................    559,283    431,789     345,294     323,300     292,110
Long-term debt..........      3,000      3,000         --          --          --
Common shareholders'
 equity.................     44,682     40,112      36,040      34,222      31,619
Book value per common
 share..................      13.80      13.17       12.90       13.17       13.07
FINANCIAL CONDITION
 RATIOS:
Nonperforming assets to
 total loans and OREO...       0.74%      1.17 %      2.23 %      1.59 %      2.01 %
Allowance for loan
 losses to total loans..       1.62%      1.52 %      1.79 %      1.58 %      1.37 %
Allowance for loan
 losses to non-
 performing loans.......     224.02%    131.59 %     80.24 %     98.84 %     66.93 %
REGULATORY CAPITAL
 RATIOS:
Tier 1 capital..........       8.75%     11.38 %     12.59 %     13.05 %     11.60 %
Total capital...........      10.54%     13.43 %     13.82 %     14.45 %     12.80 %
Leverage ratio..........       7.27%      8.69 %      9.34 %      9.69 %      9.43 %

--------

(1) After excluding merger and other related costs of $2.8 million in 1996; expenses related to a litigation settlement, the closing of the mortgage banking business unit and terminated merger discussions aggregating $2.1 million in 1995; and merger and other related costs of $608,000 in 1994, the ROA would have been 1.02%, 0.99% and 0.78% in 1996, 1995 and 1994, respectively, and the ROE would have been 12.86%, 11.35% and 8.35% in 1996, 1995 and 1994, respectively.
(2) For purposes of computing the ratio of earnings to fixed charges, earnings represent income before income taxes, extraordinary items and fixed charges. Fixed charges represent interest expense.
(3) Includes available-for-sale securities and held-to-maturity securities.

-------------------------------------------------------------------------------

                                 RISK FACTORS

  Prospective investors should consider, among other things, the following factors in connection with a decision to purchase the Trust Preferred Securities.

RANKING OF GREATER BAY'S OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

  All obligations of Greater Bay under the Guarantee, the Junior Subordinated Debentures and other documents described herein are unsecured and rank subordinate and junior in right of payment to all current and future Senior and Subordinated Debt, the amount of which is unlimited. At December 31, 1996, the aggregate outstanding Senior and Subordinated Debt of Greater Bay was approximately $3.0 million. In addition, because Greater Bay is a holding company, all obligations of Greater Bay relating to the securities described herein will be effectively subordinated to all existing and future liabilities of Greater Bay's subsidiaries, including the Banks. As a holding company, the right of Greater Bay to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Trust Preferred Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, except to the extent that Greater Bay may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures and all obligations of Greater Bay relating to the Trust Preferred Securities will be effectively subordinated to all existing and future liabilities of the Banks, and holders of the Trust Preferred Securities should look only to the assets of Greater Bay, and not of its subsidiaries, for principal and interest payments on the Junior Subordinated Debentures. None of the Indenture, the Guarantee, the Guarantee Agreement or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior and Subordinated Debt, that may be incurred by Greater Bay or its subsidiaries. Further, there is no limitation on Greater Bay's ability to issue additional Junior Subordinated Debentures in connection with any further offerings of Trust Preferred Securities, and such additional debentures would rank pari passu with the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Subordination" and "Description of Guarantee--Status of the Guarantee."

DEPENDENCE ON DIVIDENDS AND INTEREST PAYMENTS FROM THE BANKS

  The ability of GBB Capital to pay amounts due on the Trust Preferred Securities is solely dependent upon Greater Bay making payments on the Junior Subordinated Debentures as and when required. As a holding company without significant assets other than its equity interest in the Banks, Greater Bay's ability to pay interest on the Junior Subordinated Debentures to GBB Capital (and consequently GBB Capital's ability to pay Distributions on the Trust Preferred Securities and Greater Bay's ability to pay its obligations under the Guarantee) depends primarily upon the cash dividends Greater Bay receives from the Banks. Dividend payments from the Banks are subject to regulatory limitations, generally based on current and retained earnings, imposed by the various regulatory agencies with authority over the respective Banks. Payment of dividends is also subject to regulatory restrictions if such dividends would impair the capital of the Banks. Payment of dividends by the Banks is also subject to the respective Bank's profitability, financial condition and capital expenditures and other cash flow requirements. No assurance can be given that the Banks will be able to pay dividends at past levels, or at all, in the future. See "Supervision and Regulation."

OPTION TO DEFER INTEREST PAYMENT PERIOD; TAX CONSEQUENCES OF A DEFERRAL OF INTEREST PAYMENTS

  So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, Greater Bay has the right under the Indenture to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such deferral, quarterly Distributions on the Trust Preferred Securities by GBB Capital will be deferred (and the amount of Distributions to which holders of the Trust Preferred Securities are entitled will accumulate
additional amounts thereon at the rate of      % per annum, compounded
quarterly, from the relevant payment date for such Distributions, to the extent permitted by applicable law) during any such

Extension Period. During any such Extension Period, Greater Bay will be prohibited from making certain payments or distributions with respect to Greater Bay's capital stock (including dividends on or redemptions of common or preferred stock) and from making certain payments with respect to any debt securities of Greater Bay that rank pari passu with or junior in interest to the Junior Subordinated Debentures; however, Greater Bay will not be restricted from (a) paying dividends or distributions in common stock of Greater Bay, (b) redeeming rights or taking certain other actions under a shareholders' rights plan, (c) making payments under the Guarantee or (d) making purchases of common stock related to the issuance of common stock or rights under any of Greater Bay's benefit plans for its directors, officers or employees. Further, during an Extension Period, Greater Bay would have the ability to continue to make payments on Senior and Subordinated Debt. Prior to the termination of any Extension Period, Greater Bay may further extend such Extension Period provided that such extension does not cause such Extension Period to exceed 20 consecutive quarters or to extend beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the annual
rate of      %, compounded quarterly, to the extent permitted by applicable law), Greater Bay may elect to begin a new Extension Period subject to the above requirements. There is no limitation on the number of times that Greater Bay may elect to begin an Extension Period. See "Description of the Trust Preferred Securities--Distributions" and "Description of Junior Subordinated Debentures--Option to Defer Interest Payment Period."

  Because Greater Bay believes the likelihood of it exercising its option to defer payments of interest is remote, the Junior Subordinated Debentures will be treated as issued without "original issue discount" for United States federal income tax purposes. As a result, holders of Trust Preferred Securities will include interest in taxable income under their own methods of accounting (i.e., cash or accrual). If Greater Bay exercises its right to defer payments of interest, the holders of Trust Preferred Securities will be required to include their pro rata share of original issue discount in gross income as it accrues for United States federal income tax (and possibly other) purposes in advance of the receipt of cash. See "Certain Federal Income Tax Consequences-- Interest Income and Original Issue Discount." Greater Bay has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should Greater Bay elect to exercise its right to defer payments of interest in the future, the market price of the Trust Preferred Securities is likely to be adversely affected. A holder that disposes of such holder's Trust Preferred Securities during an Extension Period, therefore, might not receive the same return on such holder's investment as a holder that continues to hold the Trust Preferred Securities.

TAX EVENT REDEMPTION, INVESTMENT COMPANY EVENT REDEMPTION OR CAPITAL TREATMENT EVENT REDEMPTION

  Upon the occurrence and during the continuation of a Tax Event, an Investment Company Event or a Capital Treatment Event (whether occurring
before or after     , 2002), Greater Bay has the right, if certain conditions
are met, to redeem the Junior Subordinated Debentures in whole (but not in part) at 100% of the principal amount together with accrued but unpaid interest to the date fixed for redemption within 90 days following the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event and therefore cause a mandatory redemption of the Trust Securities. The exercise of such right is subject to Greater Bay having received prior approval of the Federal Reserve to do so if then required under applicable guidelines or policies of the Federal Reserve. See "Description of the Trust Preferred Securities--Redemption."

  A "Tax Event" means the receipt by Greater Bay and GBB Capital of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such prospective change, pronouncement or decision is announced on or after the original issuance of the Trust Preferred Securities, there is more than an insubstantial risk that (i) GBB Capital is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by Greater Bay on the Junior Subordinated Debentures is not, or within 90 days of such opinion, will not be, deductible by Greater Bay, in whole or in part, for United States federal income tax purposes, or (iii) GBB Capital is, or will be within 90 days of the date of the opinion, subject to more than a de minimus amount of other taxes, duties or other governmental charges. See "--Possible Tax Law Changes Affecting the Trust Preferred Securities" below for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit Greater Bay to cause a redemption of the Junior Subordinated Debentures (and therefore the Trust Preferred Securities) prior
to     , 2002.

  An "Investment Company Event" means the receipt by Greater Bay and GBB Capital of an opinion of counsel experienced in such matters to the effect that, as a result of any change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, GBB Capital is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change becomes effective on or after the original issuance of the Trust Preferred Securities.

  A "Capital Treatment Event" means the reasonable determination by Greater Bay that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such prospective change, pronouncement or decision is announced on or after the date of issuance of the Trust Preferred Securities under the Trust Agreement, there is more than an insubstantial risk of impairment of Greater Bay's ability to treat the Trust Preferred Securities (or any substantial portion thereof) as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to Greater Bay.

POSSIBLE TAX LAW CHANGES AFFECTING THE TRUST PREFERRED SECURITIES

  Recently the Clinton Administration announced its budget proposals for the fiscal year 1998. That announcement included a proposal that could affect the tax characteristics of the Junior Subordinated Debentures. Under the Administration's proposal, no deduction would be allowed for interest or original issue discount on an instrument issued by a corporation that has a maximum term of more than 40 years, or is payable in stock of the issuer or a related party. The budget announcement also states that no such deduction would be allowed for certain indebtedness that is reflected as equity on the issuer's balance sheet. The budget announcement states that the effective date of the first proposal is for instruments issued "after the date of first committee action," which is not a legally precise term. The budget announcement is less clear about the proposed effective date of the second proposal mentioned above.

  Similar proposals were made by the Administration last year. The Revenue Reconciliation Bill of 1996 (the "1996 Bill") would, among other things, have denied interest deductions for interest on an instrument, issued by a corporation, that had a maximum term of more than 20 years and that was not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument was issued to a related party (other than a corporation), where the holder or some other related party issued a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. The 1996 Bill was never enacted, but it is likely that the second proposal in the budget announcement mentioned above will be similar in some respects to the proposal in the 1996 Bill. Enactment of this proposal could affect deduction of interest expenses and original issue discount with respect to the Junior Subordinated Debentures. This, in turn, could create a Tax Event affecting the Trust Preferred Securities.

  In connection with the 1996 Bill, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement that it was their intention that the effective date of the Administration's legislative proposals, if adopted, would be no earlier than the date of appropriate Congressional action. Senate

Finance Committee Chairman William Roth has been quoted in the news media recently as stating that the 1997 tax changes generally should be effective on a prospective basis.

  It is intended that the Trust Preferred Securities and the Junior Subordinated Debentures will be issued prior to any type of Congressional committee action with respect to the aforementioned budget proposal. However, due to business considerations, the unpredictability of when Congress will begin action with respect to the Administration's proposals, and the imprecision in the public statements concerning the anticipated effective date of the legislative proposals, there can be no guarantee that these instruments will not be affected by the aforementioned legislative proposals, if they are enacted.

  There also can be no assurance that other future legislative proposals or final legislation will not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit Greater Bay, upon approval of the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve, to cause a redemption of the Trust Preferred Securities. See "Description of the Trust Preferred Securities--Redemption--Tax Event Redemption" and "Description of Junior Subordinated Debentures--Redemption." See also "Certain Federal Income Tax Consequences--Possible Tax Law Changes Affecting the Trust Preferred Securities."

POSSIBLE DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF TRUST PREFERRED SECURITIES

  Greater Bay will have the right at any time to terminate GBB Capital and, after satisfaction of liabilities to creditors of GBB Capital as required by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Preferred Securities in liquidation of GBB Capital. The exercise of such right is subject to Greater Bay having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. Because holders of the Trust Preferred Securities may receive Junior Subordinated Debentures in liquidation of GBB Capital and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective purchasers of the Trust Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of the Trust Preferred Securities--Liquidation Distribution Upon Termination" and "Description of Junior Subordinated Debentures."

  Under current United States federal income tax law and interpretations and assuming, as expected, GBB Capital is classified as a grantor trust for such purposes, a distribution of the Junior Subordinated Debentures upon a liquidation of GBB Capital should not be a taxable event to holders of the Trust Preferred Securities. However, if a Tax Event were to occur which would cause GBB Capital to be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, a distribution of the Junior Subordinated Debentures by GBB Capital could be a taxable event to GBB Capital and the holders of the Trust Preferred Securities. See "Certain Federal Income Tax Consequences--Distribution of Junior Subordinated Debentures to Holders of Trust Preferred Securities."

SHORTENING OF STATED MATURITY OF JUNIOR SUBORDINATED DEBENTURES

  Greater Bay will have the right at any time to shorten the maturity of the Junior Subordinated Debentures to a date not earlier than five years from the date of issuance and thereby cause the Trust Preferred Securities to be redeemed on such earlier date. The exercise of such right is subject to Greater Bay having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. See "Description of Junior Subordinated Debentures--Redemption."

LIMITATIONS ON DIRECT ACTIONS AGAINST GREATER BAY AND ON RIGHTS UNDER THE GUARANTEE

  The Guarantee guarantees to the holders of the Trust Preferred Securities the following payments, to the extent not paid by GBB Capital: (i) any accumulated and unpaid Distributions required to be paid on the Trust

Preferred Securities, to the extent that GBB Capital has funds on hand available therefor at such time, (ii) the redemption price with respect to any Trust Preferred Securities called for redemption, to the extent that GBB Capital has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of GBB Capital (unless the Junior Subordinated Debentures are distributed to holders of the Trust Preferred Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment to the extent that GBB Capital has funds on hand available therefor at such time (the "Liquidation Distribution") and (b) the amount of assets of GBB Capital remaining available for distribution to holders of the Trust Preferred Securities after satisfaction of liabilities to creditors of GBB Capital as required by applicable law. The holders of not less than a majority in aggregate liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee Agreement. Any holder of the Trust Preferred Securities may institute a legal proceeding directly against Greater Bay to enforce its rights under the Guarantee without first instituting a legal proceeding against GBB Capital, the Guarantee Trustee or any other person or entity. If Greater Bay were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, GBB Capital would lack funds for the payment of Distributions or amounts payable on redemption of the Trust Preferred Securities or otherwise, and, in such event, holders of the Trust Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of Greater Bay to pay interest on or principal of the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Trust Preferred Securities may institute a legal proceeding directly against Greater Bay for enforcement of payment to such holder of the principal of or interest on such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Trust Preferred Securities of such holder (a "Direct Action"). In connection with such Direct Action, Greater Bay will have a right of set-off under the Indenture to the extent of any payment made by Greater Bay to such holder of Trust Preferred Securities in the Direct Action. Except as described herein, holders of Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures-- Enforcement of Certain Rights by Holders of Trust Preferred Securities" and "Description of Guarantee." The Trust Agreement provides that each holder of Trust Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee Agreement and the Indenture.

UNCERTAINTY OF DEDUCTIBILITY OF INTEREST ON THE JUNIOR SUBORDINATED DEBENTURES

  The Company's ability to deduct the interest paid on the Junior Subordinated Debentures depends upon whether the Junior Subordinated Debentures are characterized as debt instruments for federal income tax purposes, taking all the relevant facts and circumstances into account. The Company believes that the Junior Subordinated Debentures are debt instruments for federal income tax purposes and that interest on the Junior Subordinated Debentures will, therefore, be deductible by the Company. There is no clear authority on the appropriate characterization for federal income tax purposes of instruments such as the Junior Subordinated Debentures when they are issued in connection with an offering of securities such as the Trust Preferred Securities. If the interest on the Junior Subordinated Debentures is not deductible by the Company, the Company would have significant additional income tax liabilities. Any such tax liability could adversely affect the ability of Greater Bay to pay interest on the Junior Subordinated Debentures to GBB Capital (and consequently GBB Capital's ability to pay Distributions on the Trust Preferred Securities and Greater Bay's ability to pay its obligations under the Guarantee).

LIMITED COVENANTS

  The covenants in the Indenture are limited, and there are no covenants relating to Greater Bay in the Trust Agreement. As a result, neither the Indenture nor the Trust Agreement protects holders of Junior Subordinated

Debentures, or Trust Preferred Securities, respectively, in the event of a material adverse change in Greater Bay's or the Company's financial condition or results of operations or limits the ability of Greater Bay or any subsidiary to incur additional indebtedness. Therefore, the provisions of these governing instruments should not be considered a significant factor in evaluating whether Greater Bay will be able to comply with its obligations under the Junior Subordinated Debentures or the Guarantee.

LIMITED VOTING RIGHTS

  Holders of Trust Preferred Securities will generally have limited voting rights relating only to the modification of the Trust Preferred Securities, the dissolution, winding-up or liquidation of GBB Capital, and the exercise of GBB Capital's rights as holder of Junior Subordinated Debentures. Holders of Trust Preferred Securities will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, and such voting rights are vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described herein. In no event will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The Property Trustee, the Administrative Trustees and Greater Bay may amend the Trust Agreement without the consent of holders of Trust Preferred Securities to ensure that GBB Capital will be classified for United States federal income tax purposes as a grantor trust or to ensure that GBB Capital will not be required to register as an "investment company," even if such action adversely affects the interests of such holders. See "Description of Trust Preferred Securities-- Voting Rights; Amendment of the Trust Agreement" and "--Removal of Trustees."

ABSENCE OF EXISTING PUBLIC MARKET; MARKET PRICES

  There is no existing market for the Trust Preferred Securities. Application has been made to list the Trust Preferred Securities on the Nasdaq National Market. There can be no assurance that an active and liquid trading market for the Trust Preferred Securities will develop or that a continued listing of the Trust Preferred Securities will be available on Nasdaq. Although the Underwriter has informed GBB Capital and the Company that the Underwriter intends to make a market in the Trust Preferred Securities offered hereby, the Underwriter is not obligated to do so and any such market making activity may be terminated at any time without notice to the holders of the Trust Preferred Securities. Future trading prices of the Trust Preferred Securities will depend on many factors including, among other things, prevailing interest rates, the operating results and financial condition of the Company, and the market for similar securities. As a result of the existence of Greater Bay's right to defer interest payments on or, subject to prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, shorten the Stated Maturity of the Junior Subordinated Debentures, the market price of the Trust Preferred Securities may be more volatile than the market prices of debt securities that are not subject to such optional deferrals or reduction in maturity. There can be no assurance as to the market prices for the Trust Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Trust Preferred Securities if Greater Bay exercises its right to terminate GBB Capital. Accordingly, the Trust Preferred Securities that an investor may purchase, or the Junior Subordinated Debentures that a holder of the Trust Preferred Securities may receive in liquidation of GBB Capital, may trade at a discount from the price that the investor paid to purchase the Trust Preferred Securities offered hereby.

ABILITY OF THE COMPANY TO EXECUTE ITS BUSINESS STRATEGY

  The financial performance of the Company will depend in part on the Company's ability to successfully integrate the operations and management of Mid-Peninsula and Cupertino and to implement its Super Community Banking Philosophy. The Merger was effected in late November 1996, and integration of such operations and management are in the early stages. There can be no assurance that the Company will be able to effectively and profitably integrate the operations and management of Mid-Peninsula and Cupertino, or that it will be able to profitably implement its Super Community Banking Philosophy. See "Business--Super Community Banking Philosophy."

INTEREST RATE RISK

  Banking companies' earnings depend largely on the relationship between the cost of funds, primarily deposits, and the yield on earning assets. This relationship, known as the interest rate spread, is subject to fluctuation and is affected by economic and competitive factors which influence interest rates, the volume and mix of interest-earning assets and interest-bearing liabilities, and the level of non-performing assets. Fluctuations in interest rates affect the demand of customers for the Company's products and services. The Company is subject to interest rate risk to the degree that its interest-bearing liabilities reprice or mature more slowly or more rapidly or on a different basis than its interest-earning assets. Given the Company's current volume and mix of interest-bearing liabilities and interest-earning assets, the Company's interest rate spread could be expected to increase during times of rising interest rates and, conversely, to decline during times of falling interest rates. Although the Company believes its current level of interest rate sensitivity is reasonable, significant fluctuations in interest rates may have an adverse effect on the Company's results of operations.

ECONOMIC CONDITIONS AND GEOGRAPHIC CONCENTRATION

  The Company's operations are located in Northern California and concentrated primarily in Santa Clara and San Mateo Counties, which include the area known as the "Silicon Valley." As a result of the geographic concentration, the Company's results depend largely upon economic conditions in these areas. A deterioration in economic conditions in the Company's market areas, particularly in the technology and real estate industries on which these areas depend, could have a material adverse impact on the quality of the Company's loan portfolio and the demand for its products and services, and accordingly, its results of operations. See "Business--Market Area."

GOVERNMENT REGULATION AND MONETARY POLICY

  The banking industry is subject to extensive federal and state supervision and regulation. Such regulation limits the manner in which Greater Bay and the Banks conduct their respective businesses, undertake new investments and activities and obtain financing. This regulation is designed primarily for the protection of the deposit insurance funds and consumers, and not to benefit holders of the Company's securities. Financial institution regulation has been the subject of significant legislation in recent years, and may be the subject of further significant legislation in the future, none of which is in the control of the Company. Significant new laws or changes in, or repeals of, existing laws may cause the Company's results to differ materially. Further, federal monetary policy, particularly as implemented through the Federal Reserve System, significantly affects credit conditions for the Company, primarily through open market operations in United States government securities, the discount rate for bank borrowings and bank reserve requirements, and a material change in these conditions would be likely to have a material impact on the Company's results of operations. See "Supervision and Regulation."

COMPETITION

  The banking and financial services business in California generally, and in the Banks' market areas specifically, is highly competitive. The increasingly competitive environment is a result primarily of changes in regulation, changes in technology and product delivery systems, and the accelerating pace of consolidation among financial services providers. The Banks compete for loans, deposits and customers for financial services with other commercial banks, savings and loan associations, securities and brokerage companies, mortgage companies, insurance companies, finance companies, money market funds, credit unions, and other nonbank financial service providers. Many of these competitors are much larger in total assets and capitalization, have greater access to capital markets and offer a broader array of financial services than the Banks. There can be no assurance that the Banks will be able to compete effectively in their markets, and the results of operations of the Company could be adversely affected if circumstances affecting the nature or level of competition change. See "Business--Competition."

DEPENDENCE ON KEY PERSONNEL

  The Company's success depends substantially on certain members of its senior management, in particular David L. Kalkbrenner, President and Chief Executive Officer of Greater Bay and MPB, C. Donald Allen, President and Chief Executive Officer of CNB, Steven C. Smith, Executive Vice President, Chief Operating Officer and Chief Financial Officer of Greater Bay and Executive Vice President and Chief Operating Officer of CNB, David R. Hood, Executive Vice President and Chief Lending Officer of Greater Bay, Murray B. Dey, Executive Vice President and Chief Credit Officer of MPB, and Hall Palmer, Executive Vice President and Senior Trust Officer of Greater Bay. The Company's business and financial condition could be materially adversely affected by the loss of the services of any such individuals. The Company does not maintain key man life insurance. See "Management--Board of Directors and Executive Officers."

CREDIT QUALITY

  A significant source of risk for the Company arises from the possibility that losses will be sustained because borrowers, guarantors and related parties may fail to perform in accordance with the terms of their loans. The Company has adopted underwriting and credit monitoring procedures and credit policies, including the establishment and review of the allowance for credit losses, that management believes are appropriate to minimize this risk by assessing the likelihood of nonperformance, tracking loan performance and diversifying the Company's credit portfolio. Such policies and procedures, however, may not prevent unexpected losses that could materially adversely affect the Company's results of operations.

FORWARD-LOOKING STATEMENTS

  Certain statements contained in this Prospectus, including, without limitation, statements containing the words "believes," "anticipates," "intends," "expects" and words of similar import, constitute "forward-looking statements" within the meaning of the Reform Act. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economics and business conditions in those areas in which the Company operates; demographic changes; competition; fluctuations in interest rates; changes in business strategy or development plans; changes in governmental regulation; credit quality; the availability of capital to fund the expansion of the Company's business; and other factors referenced in this Prospectus, including, without limitation, under the captions "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and "Supervision and Regulation." Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

                                USE OF PROCEEDS

  All of the proceeds from the sale of Trust Preferred Securities will be invested by GBB Capital in the Junior Subordinated Debentures. The net proceeds to Greater Bay from the sale of the Junior Subordinated Debentures
are estimated to be $        (net of estimated underwriting commission and
other estimated offering expenses). Greater Bay intends to invest approximately $10.0 million of the net proceeds in the Banks to increase their capital levels to support future growth. Greater Bay intends to use the remaining net proceeds for general corporate purposes, which may include, without limitation, funding additional investments in, or extensions of credit to, the Banks and possible future acquisitions. The Company is not currently engaged in negotiations with respect to any acquisitions. Pending their application, the net proceeds may be invested in short-term investment grade financial securities.

  Greater Bay is required by the Federal Reserve to maintain certain levels of capital for bank regulatory purposes. On October 21, 1996, the Federal Reserve announced that certain qualifying amounts of cumulative preferred securities having the characteristics of the Trust Preferred Securities could be included as Tier 1 capital for bank holding companies. Such Tier 1 capital treatment, together with the Company's ability to deduct, for federal income tax purposes, interest payable on the Junior Subordinated Debentures, will provide Greater Bay with a cost-effective means of obtaining capital for bank regulatory purposes.

                             ACCOUNTING TREATMENT

  For financial reporting purposes, GBB Capital will be treated as a subsidiary of Greater Bay and, accordingly, the accounts of GBB Capital will be included in the consolidated financial statements of the Company. The Trust Preferred Securities will be presented as a separate line item in the consolidated balance sheet of the Company under the caption "Company Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures," and appropriate disclosures about the Trust Preferred Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to consolidated financial statements. For financial reporting purposes, the Company will record Distributions payable on the Trust Preferred Securities as an expense in the consolidated statements of operations.

  Future reports of Greater Bay filed under the Securities Exchange Act of 1934, as amended ("the Exchange Act"), will include a footnote to the financial statements stating that (i) GBB Capital is wholly-owned, (ii) the sole assets of GBB Capital are the Junior Subordinated Debentures (specifying the principal amount, interest rate and maturity date of such Junior Subordinated Debentures), and (iii) the back-up obligations, in the aggregate, constitute a full and unconditional guarantee by Greater Bay of the obligations of GBB Capital under the Trust Preferred Securities. GBB Capital will not provide separate reports under the Exchange Act.

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company at December 31, 1996 and as adjusted to give effect to the issuance of the Trust Preferred Securities by GBB Capital offered hereby.

                                                          DECEMBER 31, 1996
                                                        ------------------------
                                                          ACTUAL    AS ADJUSTED
                                                        ----------- ------------
                                                        (DOLLARS IN THOUSANDS)
Long-term debt:
 11.5% Subordinated Notes due 2005..................... $     3,000 $     3,000
Company obligated mandatorily redeemable trust
 preferred securities of subsidiary trust holding
 solely junior subordinated debentures(1)..............         --       20,000
Shareholders' equity:
 Preferred stock, no par value: 4,000,000 shares
 authorized, none issued...............................         --          --
 Common stock, no par value: 6,000,000 shares
 authorized, 3,238,887 outstanding.....................      34,884      34,884
 Unrealized gain on securities, available for sale,
 net...................................................          71          71
 Retained earnings.....................................       9,727       9,727
                                                        ----------- -----------
    Total shareholders' equity......................... $    44,682 $    44,682
 Total capitalization.................................. $    47,682     $67,682

--------
(1) The subsidiary trust is GBB Capital, which will hold the Junior Subordinated Debentures as its sole asset. The Trust Preferred Securities are issued by GBB Capital. The sole assets of GBB Capital consist of the Junior Subordinated Debentures issued by Greater Bay to GBB Capital. The
    Junior Subordinated Debentures will bear interest at the rate of   % per
    annum and will mature on     , 2027 which date may be shortened to a date
    not earlier than     , 2002 if certain conditions are met. The Junior
    Subordinated Debentures are redeemable prior to maturity at the option of Greater Bay, subject to any required prior approval of the Federal
    Reserve, (i) on or after     , 2002, in whole at any time or in part from
    time to time, or (ii) at any time, in whole (but not in part), upon the occurrence and continuation of a Tax Event, an Investment Company Event or a Capital Treatment Event (each as defined herein). See "Description of Junior Subordinated Debentures--Redemption." Greater Bay owns all of the Common Securities of GBB Capital.

                           REGULATORY CAPITAL RATIOS

  The following sets forth the consolidated capital ratios of the Company at December 31, 1996 and as adjusted to give effect to the issuance of the Trust Preferred Securities by GBB Capital offered hereby.

                                                            DECEMBER 31, 1996
                                                          ----------------------
                                                          ACTUAL  AS ADJUSTED(1)
                                                          ------  --------------
   Tier 1 risk-based capital.............................  8.75%      11.23%
   Total risk-based capital.............................. 10.54%      13.91%
   Leverage ratio........................................  7.27%       9.39%

--------

(1) Assumes net proceeds are invested in 100% risk weighted assets.

                     SELECTED CONSOLIDATED FINANCIAL DATA

  The following selected consolidated financial data with respect to the Company's consolidated financial position as of December 31, 1996 and 1995, and its results of operations for the fiscal years ended December 31, 1996, 1995 and 1994 have been derived from the audited consolidated financial statements, and notes thereto, of the Company appearing elsewhere in this Prospectus. This information should be read in conjunction with such consolidated financial statements and the notes thereto. The selected consolidated financial data with respect to the Company's consolidated financial position as of December 31, 1994, 1993 and 1992 and its results of operations for the years ended December 31, 1993, and 1992 have been derived from the audited consolidated financial statements of the Company, which are not presented herein.

                                      YEARS ENDED DECEMBER 31,
                          --------------------------------------------------------
                            1996       1995        1994        1993        1992
                          ---------  ---------   ---------   ---------   ---------
                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
Interest income.........  $  45,037  $  37,233   $  27,801   $  23,857   $  22,736
Interest expense........     16,213     13,892       8,512       6,497       7,506
                          ---------  ---------   ---------   ---------   ---------
Net interest income.....     28,824     23,341      19,289      17,360      15,230
Provision for loan
 losses.................      2,036        956       1,823       1,945       1,132
                          ---------  ---------   ---------   ---------   ---------
Net interest income
 after provision for
 loan losses............     26,788     22,385      17,466      15,415      14,098
Other income............      3,530      2,306       3,295       3,578       2,127
Other expense...........     23,888     19,686      16,231      15,077      11,255
                          ---------  ---------   ---------   ---------   ---------
Income before income
 taxes..................      6,430      5,005       4,530       3,916       4,970
Provision for income
 taxes..................      2,927      1,971       1,966       1,473       1,825
                          ---------  ---------   ---------   ---------   ---------
Net income..............  $   3,503  $   3,034   $   2,564   $   2,443   $   3,145
                          =========  =========   =========   =========   =========
Net income per share....  $    1.04  $    0.96   $    0.85   $    0.84   $    1.12
Average common shares
 outstanding ...........  3,359,700  3,145,550   3,001,211   2,925,284   2,801,963

OPERATING RATIOS AND
 OTHER DATA:
Return on average
 assets(1)..............       0.65%      0.70 %      0.68 %      0.70 %      1.08 %
Return on average common
 shareholders'
 equity(1)..............       8.12%      7.98 %      7.31 %      7.56 %     10.50 %
Net interest margin.....       5.85%      5.83 %      5.62 %      5.61 %      5.54 %
Net (charge-offs)
 recoveries to average
 loans..................       0.02%     (0.35)%     (0.49)%     (0.61)%     (0.31)%
Ratio of earnings to
 fixed charges(2).......
 Excluding interest on
  deposits..............      14.37x      6.93x      12.86x      392.6x      2,486x
 Including interest on
  deposits..............       1.40x      1.36x       1.53x       1.60x       1.66x

FINANCIAL CONDITION DATA
 (AT PERIOD END):
Assets..................  $ 622,044  $ 477,834   $ 401,614   $ 358,576   $ 325,168
Loans, net..............    441,560    284,579     242,750     231,857     226,334
Investment
 securities(3)..........    105,520    116,869      93,169      74,398      45,414
Deposits................    559,283    431,789     345,294     323,300     292,110
Long-term debt..........      3,000      3,000         --          --          --
Common shareholders'
 equity.................     44,682     40,112      36,040      34,222      31,619
Book value per common
 share..................      13.80      13.17       12.90       13.17       13.07

FINANCIAL CONDITION
 RATIOS:
Nonperforming assets to
 total loans and OREO...       0.74%      1.17 %      2.23 %      1.59 %      2.01 %
Allowance for loan
 losses to total loans..       1.62%      1.52 %      1.79 %      1.58 %      1.37 %
Allowance for loan
 losses to non-
 performing loans.......     224.02%    131.59 %     80.24 %     98.84 %     66.93 %

REGULATORY CAPITAL
 RATIOS:
Tier 1 capital..........       8.75%     11.38 %     12.59 %     13.05 %     11.60 %
Total capital...........      10.54%     13.43 %     13.82 %     14.45 %     12.80 %
Leverage ratio..........       7.27%      8.69 %      9.34 %      9.69 %      9.43 %

--------

(1) After excluding merger and other related costs of $2.8 million in 1996; expenses related to a litigation settlement the closing of the mortgage banking business unit and terminated merger discussions aggregating $2.1 million in 1995; and merger and other related costs of $608,000 in 1994, the ROA would have been 1.02%, 0.99% and 0.78% in 1996, 1995 and 1994, respectively, and the ROE would have been 12.86%, 11.35% and 8.35% in 1996, 1995 and 1994, respectively.
(2) For purposes of computing the ratio of earnings to fixed charges, earnings represent income before income taxes, extraordinary items and fixed charges. Fixed charges represent interest expense.
(3) Includes available-for-sale securities and held-to-maturity securities.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

  Greater Bay Bancorp ("Greater Bay," on a parent-only basis, and the "Company," on a consolidated basis) was formed as the result of the Merger between Cupertino, the holding company for CNB, and Mid-Peninsula, the holding company for MPB. The Merger, which has been accounted for as a pooling of interests, was consummated in late November 1996. All of the financial information for the Company for the periods prior to the Merger has been restated to reflect the pooling of interests as if it occurred at the beginning of the earliest reporting period presented.

  The following discussion and analysis is intended to provide greater details of the results of operations and financial condition of the Company. The following discussion should be read in conjunction with the information under "Selected Consolidated Financial Data" and the Company's consolidated financial statements and notes thereto and other financial data included elsewhere in this Prospectus. Certain statements under this caption constitute "forward-looking statements" under the Reform Act which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such a difference include but are not limited to economic conditions, competition in the geographic and business areas in which the Company conducts its operations, fluctuations in interest rates, credit quality and government regulation. For additional information concerning these and other factors, see "Risk Factors."

RESULTS OF OPERATIONS

  The Company reported net income of $3.5 million in 1996, a 15% increase over 1995 net income of $3.0 million. The net income in 1995 was an 18.3% increase over 1994 net income of $2.6 million. Net income per share was $1.04 in 1996, compared with $0.96 in 1995 and $0.85 in 1994. The return on average assets and return on average shareholders' equity were 0.65% and 8.12% in 1996, compared with 0.70% and 7.98% in 1995 and 0.68% and 7.31% in 1994, respectively.

  The increase in 1996 net income was the result of significant loan and deposit growth, which resulted in increased net interest income, and increases in trust fees, depositors' service fees and other fee income. Operating expense increases required to service and support the Company's growth partially offset the increase in revenues. The 1996 operating results included $2.8 million ($2.0 million net of tax) in merger and other related charges. Excluding these charges, the Company's net income, net income per share, return on average assets and return on average shareholders' equity would have been $5.5 million, $1.63, 1.02% and 12.86%, respectively.

  The increase in net income in 1995 over 1994 was due primarily to increased growth in interest-earning assets, which was partially offset by the growth in operating expenses. The operating results in 1995 included $2.1 million ($1.3 million net of taxes) in charges related to the settlement of litigation, the closing of CNB's mortgage banking business unit and terminated merger discussions. Excluding these charges, the Company's net income, net income per share, return on average assets and return on average shareholders' equity would have been $4.3 million, $1.37, 1.00% and 11.39%, respectively.

  NET INTEREST INCOME

  Net interest income increased 23.8% to $29.2 million in 1996 from $23.6 million in 1995 primarily due to the $95.5 million, or 23.4%, increase in average interest-earning assets coupled with an 8 basis point increase in the Company's interest rate spread. Net interest income increased 21.2% in 1995 from $19.5 million in 1994 primarily due to the combined effects of the $58.0 million, or 16.8%, increase in average interest-earning assets and the 2 basis point increase in the Company's interest rate spread.

  The following table presents, for the years indicated, condensed average balance sheet information for the Company, together with interest income and yields earned on average interest-earning assets and interest expense and rates paid on average interest-bearing liabilities. Average balances are averaged daily balances.

                                                       YEARS ENDED DECEMBER 31,
                          -----------------------------------------------------------------------------------
                                     1996                        1995                        1994
                          --------------------------- --------------------------- ---------------------------
                                              AVERAGE                     AVERAGE                     AVERAGE
                           AVERAGE            YIELD/   AVERAGE            YIELD/   AVERAGE            YIELD/
                          BALANCE(1) INTEREST  RATE   BALANCE(1) INTEREST  RATE   BALANCE(1) INTEREST  RATE
                          ---------- -------- ------- ---------- -------- ------- ---------- -------- -------
                                                        (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:
 Loans(2)...............   $350,679  $36,278   10.35%  $260,635  $28,397   10.90%  $230,126  $22,112   9.61%
 Investment securities,
  short term investment
  and cash
  equivalents(3)........    148,118    9,115    6.15%   143,665    9,070    6.31%   116,143    5,852   5.04%
                           --------  -------           --------  -------           --------  -------
   Total interest-
    earning assets(3)...    498,797   45,393    9.10%   404,300   37,467    9.27%   346,269   27,964   8.08%
Noninterest-earning          40,013                      30,448                      30,532
 assets.................   --------  -------           --------  -------           --------  -------
   Total assets.........   $538,810  $45,393           $434,748  $37,467           $376,801  $27,964
                           ========  =======           ========  =======           ========  =======
INTEREST-BEARING
LIABILITIES:
 Deposits:
 NOW and MMDA...........   $246,183  $ 8,656    3.52%  $204,521  $ 7,868    3.85%  $173,619  $ 4,945   2.85%
 Savings deposits.......     38,429    1,714    4.46%     9,541      539    5.65%     9,599      466   4.85%
 Time deposits..........     99,635    5,362    5.38%    89,539    4,641    5.18%    73,793    2,719   3.68%
                           --------  -------           --------  -------           --------  -------
   Total deposits.......    384,247   15,732    4.09%   303,601   13,048    4.30%   257,011    8,130   3.16%
 Borrowings.............      8,191      481    5.87%    13,334      844    6.33%     7,788      382   4.90%
                           --------  -------           --------  -------           --------  -------
   Total interest-
    bearing liabilities.    392,438   16,213    4.13%   316,935   13,892    4.38%   264,799    8,512   3.21%
                           --------  -------           --------  -------           --------  -------
Noninterest-bearing
 deposits...............    102,689                      77,727                      75,244
Other noninterest-
 bearing liabilities....        883                       2,038                       1,684
Shareholders' equity....     42,800                      38,048                      35,074
                           --------                    --------                    --------
   Total liabilities and
    shareholders'
    equity..............   $538,810  $16,213           $434,748  $13,892           $376,801  $ 8,512
                           ========  =======           ========  =======           ========  =======
Net interest income.....             $29,180                     $23,575                     $19,452
Interest rate spread....                        4.97%                       4.89%                      4.87%
Contribution of interest
 free funds.............                        0.88%                       0.94%                      0.75%
Net yield on interest-
 earnings assets(4).....                        5.85%                       5.83%                      5.62%

-------
(1) Non-accrual loans are included in the average balance; however, only collected interest is included in the interest column.
(2) Loan fees totaling $2.4 million, $1.5 million and $1.4 million are included in loan interest income for the years 1996, 1995 and 1994, respectively.
(3) Interest income includes $356,000, $234,000 and $163,000 in 1996, 1995 and
    1994, respectively, to adjust to a fully taxable equivalent basis using the federal statutory rate of 34%.
(4) Net yield on interest-earning assets during the period equals (a) the difference between interest income on interest-earning assets and the interest expense on interest-bearing liabilities, divided by (b) average interest-earning assets for the period.

  The most significant impact on the Company's net interest income between periods is derived from the interaction of changes in the volume of and rates earned or paid on interest-earning assets and interest-bearing liabilities. The volume of earning dollars in loans and investments, compared to the volume of interest-bearing liabilities represented by deposits and borrowings, combined with the spread, produces the changes in the net interest income between periods. The table below sets forth, for the periods indicated, a summary of the changes in interest income and interest expense resulting from changes in average asset and liability balances (volume) and changes in average interest rates (rate). The change in interest attributable to simultaneous volume and rate changes have been reflected as volume variances. Non-accrual loans are included in average loans.

                           YEAR ENDED DECEMBER 31,    YEAR ENDED DECEMBER 31,
                                    1996                       1995
                           COMPARED WITH DECEMBER     COMPARED WITH DECEMBER
                             31, 1995 FAVORABLE         31, 1994 FAVORABLE
                                (UNFAVORABLE)              (UNFAVORABLE)
                           -------------------------  -------------------------
                           VOLUME    RATE      NET    VOLUME    RATE      NET
                           -------  -------  -------  -------  -------  -------
                                           (IN THOUSANDS)
INTEREST EARNED ON INTER-
 EST-EARNING ASSETS:
Interest income on loans.  $ 9,811  $(1,930) $ 7,881  $ 2,932  $ 3,353  $ 6,285
Interest income on in-
 vestment securities,
 short-term investments
 and cash equivalents
 (1).....................      281     (236)      45    1,387    1,831    3,218
                           -------  -------  -------  -------  -------  -------
  Total interest income..   10,092   (2,166)   7,926    4,319    5,184    9,503
                           -------  -------  -------  -------  -------  -------
INTEREST EXPENSE ON DE-
 POSITS:
  NOW and MMDA...........   (1,603)     815     (788)    (880)  (2,043)  (2,923)
  Savings deposits.......   (1,632)     457   (1,175)       3      (76)     (73)
  Time deposits..........     (523)    (198)    (721)    (580)  (1,342)  (1,922)
                           -------  -------  -------  -------  -------  -------
Total interest expense on
 deposits................   (3,758)   1,074   (2,684)  (1,457)  (3,461)  (4,918)
Interest expense on
 borrowings..............      326       37      363     (272)    (190)    (462)
                           -------  -------  -------  -------  -------  -------
  Total interest expense.   (3,432)   1,111   (2,321)  (1,729)  (3,651)  (5,380)
                           -------  -------  -------  -------  -------  -------
Increase (decrease) in
 net interest income.....  $ 6,660  $(1,055) $ 5,605  $ 2,590  $ 1,533  $ 4,123
                           =======  =======  =======  =======  =======  =======

--------
(1) Interest income includes $356,000, $234,000 and $163,000 for 1996, 1995 and 1994, respectively, to adjust to a fully taxable equivalent basis using the federal statutory rate of 34%.

  Interest income in 1996 increased 21.2% to $45.4 million from $37.5 million in 1995. This was primarily due to the significant increase in loans, the Company's highest yielding asset. Loan volume increases were the result of an improving economy in the Company's market areas, as well as the addition of experienced relationship managers and greater business development efforts by the Company's relationship managers. This increase was partially offset by a decline in the yield earned on average interest-earning assets. While average interest-earning assets increased $94.5 million, or 23.4%, to $498.8 million in 1996, compared to $404.3 million in 1995, average loans increased $90.0 million, or 34.5%, to $350.7 million, or 70.3% of average interest-earning assets, in 1996 from $260.6 million, or 64.4% of average interest-earning assets, in 1995. Conversely, other interest-earning assets, consisting of investment securities, federal funds sold and other short-term investments, increased only 3.1% to $148.1 million, or 29.7% of average interest-earning assets, in 1996 from $143.7 million, or 35.6% of average interest-earning assets, in 1995.

  The average yield on interest-earning assets declined 17 basis points to 9.10% in 1996 from 9.27% in 1995 primarily due to the decline in yields on loans. Average yields on loans declined 55 basis points to 10.35% in 1996 from 10.90% in 1995 primarily due to competition. The average yield on other interest-earning assets declined 16 basis points to 6.15% in 1996, compared to 6.31% in 1995.

  Interest expense in 1996 increased 16.7% to $16.2 million from $13.9 million in 1995. This increase was due to greater volumes of interest-bearing liabilities which was partially offset by lower interest rates paid on interest-bearing liabilities. Average interest-bearing liabilities increased 23.8% to $392.4 million in 1996 from

$316.9 million in 1995 due to the efforts of the Banks' relationship managers and deposits derived from the activities of the Greater Bay Trust Company and the Venture Lending Group. During 1996, the average rate paid on interest-bearing liabilities declined 25 basis points to 4.13% from 4.38% in 1995 due to the repricing of deposit accounts.

  During 1996, average noninterest bearing deposits increased to $102.7 million from $77.7 million in 1995. As a result of such increase, noninterest bearing deposits comprised 25.2% of total deposits at year end 1996, compared to 22.2% at year end 1995.

  As a result of the foregoing, the Company's interest rate spread increased to 4.97% in 1996 from 4.89% in 1995 and the net yield on interest-earning assets increased slightly in 1996 to 5.85% from 5.83% in 1995.

  Interest income increased 34.0% to $37.7 million in 1995 from $28.0 million in 1994, as a result of the combined effects of increases in average interest-earning assets and the yields earned on such assets. Average interest-earning assets increased 16.8% to $404.3 million in 1995 from $346.3 million in 1994 as a result of almost equivalent increases in both loans and other interest-earning assets. The average yield on the higher volume of average interest-earning assets increased 119 basis points to 9.27% in 1995 from 8.08% in 1994, primarily as a result of increases in market rates of interest.

  Interest expense in 1995 increased 63.2% to $13.9 million from $8.5 million in 1994, primarily as a result of the combined effect of increases in rates paid on interest-bearing liabilities and the volume of interest-bearing liabilities. As a result of increases in market rates of interest, the average rate paid on average interest-bearing liabilities increased 117 basis points to 4.38% in 1995 from 3.21% in 1994. Corresponding to the growth in average interest-earning assets, average interest-bearing liabilities increased 19.7% to $316.9 million in 1995 from $264.8 million in 1994.

  As a result of the foregoing, the Company's interest rate spread increased to 4.89% in 1995 from 4.87% in 1994 and the net yield on interest-earning assets increased to 5.83% in 1995 from 5.62% in 1994.

  The Company has noninterest-bearing liabilities on which it pays for certain client service expenses. These expenses include messenger services, check supplies and other related items and are included in operating expenses. If these costs had been included in interest expense, the impact of these expenses on the Company's net yield on interest-earning assets would have been as follows for each of the years presented.

                                                   YEARS ENDED DECEMBER 31,
                                                 ----------------------------
                                                   1996      1995      1994
                                                 --------   -------   -------
                                                  (DOLLARS IN THOUSANDS)
   Average noninterest-bearing demand deposits.  $102,689   $77,727   $75,244
   Client services expenses....................       411       337       376
   Client services expenses annualized.........      0.40 %    0.43 %    0.50 %

   IMPACT ON NET YIELD ON INTEREST-EARNING
    ASSETS:
   Net yield on interest-earning assets........      5.85 %    5.83 %    5.62 %
   Impact of client services expenses..........     (0.08)%   (0.08)%   (0.11)%
                                                 --------   -------   -------
   Adjusted net yield on interest-earning as-
    sets.......................................      5.77 %    5.75 %    5.51 %
                                                 ========   =======   =======

--------
(1) Noninterest-bearing liabilities are included in cost of funds calculations to determine adjusted net yield on interest-earning assets.

  The impact on the net yield on interest-earning assets is caused by off-setting net interest income by the cost of client services expenses, which reduces the yield on interest-earning assets. The cost for client services expense is trending down and reflects the Company's efforts to manage its client services expenses.

  PROVISION FOR LOAN LOSSES

  The provision for loan losses creates an allowance for future loan losses. The loan loss provision for each year is dependent on many factors, including loan growth, net charge-offs, changes in the composition of the loan portfolio, delinquencies, management's assessment of the quality of the loan portfolio, the value of the underlying collateral on problem loans and the general economic conditions in the Company's market area. The Company performs a monthly assessment of the risk inherent in its loan portfolio, as well as a detailed review of each asset determined to have identified weaknesses. Based on this analysis, which includes reviewing historical loss trends, current economic conditions, industry concentrations and specific reviews of assets classified with identified weaknesses, the Company makes provisions for potential loan losses. Specific allocations are made for loans where the probability of a loss can be defined and reasonably determined, while the balance of the provisions for loan losses are based on historical data, delinquency trends, economic conditions in the Company's market area and industry averages. Annual fluctuation in the provision for loan losses result from management's assessment of the adequacy of the allowance for loan losses, and ultimate loan losses may vary from current estimates.

  The provision for loan losses in 1996 was $2.0 million, compared to $0.9 million in 1995 and $1.8 million in 1994. In addition, in connection with the Merger, the Company made an $800,000 additional provision for loan losses to conform the Banks' reserve allocation methodologies, which is included in operating expenses. The increased provision for loan losses during 1996 reflects the $160.5 million increase in gross loans outstanding at December 31, 1996 from year-end 1995. Notwithstanding the substantial increase in loans outstanding, non-performing loans, comprised of non-accrual loans and accruing loans past due 90 days or more, declined to $3.1 million or 0.69% of loans outstanding at December 31, 1996 from $3.3 million or 1.15% of loans outstanding at December 31, 1995. The $1.8 million provision for loan losses during 1994 reflected the higher level of non-performing loans experienced by the Company during 1994. At December 31, 1994, non-performing loans were
$5.0 million, or 2.07% of loans outstanding at such date.

  For further information on non-performing and classified loans and the allowance for loan losses, see "--Financial Condition--Non-Performing and Classified Assets" herein.

  OTHER INCOME

  Total other income increased to $3.5 million in 1996, compared to $2.3 million in 1995 and $3.3 million in 1994. The following table sets forth information by category of other income in the years indicated.

                                                         YEARS ENDED DECEMBER
                                                                 31,
                                                         ----------------------
                                                          1996    1995    1994
                                                         ------  ------  ------
                                                            (IN THOUSANDS)
   Trust fees........................................... $1,426  $  710  $  593
   Depositors' service fees.............................  1,045     671     699
   Gain on sale of SBA loans............................    519     366     685
   Gain on sale of mortgage loans.......................    --      137     993
   Loan documentation fees, net.........................    (42)    103     276
   Investment gains/(losses)............................   (263)   (113)   (266)
   Other................................................    845     432     315
                                                         ------  ------  ------
     Total.............................................. $3,530  $2,306  $3,295
                                                         ======  ======  ======

  The increase in other income in 1996 is primarily the result of a $716,000 increase in trust fees and a $374,000 increase in depositors' service fees. The trust fee increase is due to significant growth in assets under management in Greater Bay Trust Company. Trust assets increased to $418.0 million at year-end 1996, compared to $270.0 million at December 31, 1995 and $157.0 million at December 31, 1994. Depositors' service fees increased due to growth in deposits.

  The decrease in other income in 1995 from 1994 is due primarily to the decline in the activities of the mortgage banking business unit. This unit generated $137,000 in gains on the sale of mortgage loans in 1995, compared to $993,000 in 1994. In early 1995, the Company closed the mortgage banking business unit due to the sharp rise in interest rates during 1994 and the impact the rising rates had on originations.

  The fluctuation in gain on sale of SBA loans is due primarily to the mix of SBA loans originated for sale combined with the effect of market pricing on loans sold. SBA loans with longer maturities command a higher premium than loans with shorter maturity periods. In 1996 compared to 1995, the Company originated and sold fewer long-term real estate loans and the pricing on loans sold declined slightly. During 1995 compared to 1994, the Company generated more long-term commercial real estate loans that were sold in the secondary market, thus causing the increase in gain on sale of SBA loans. In addition, lower market interest rates in 1994 provided higher premiums on SBA loan sales.

  OPERATING EXPENSES

  Operating expenses totaled $23.9 million for 1996, compared to $19.7 million for 1995 and $16.2 million for 1994. The ratio of operating expenses to average assets was 4.43% in 1996, 4.53% in 1995, and 4.31% in 1994. Operating expenses in 1996 and 1994 included $2.8 million and $608,000, respectively, in merger and other related costs, while 1995 operating expenses included $2.2 million related to the settlement of litigation, the closing of CNB's mortgage banking business unit and terminated merger discussions. Excluding these costs, operating expenses to average assets would have been 3.92% in 1996, 4.04% in 1995 and 4.15% in 1994.

  The efficiency ratio is computed by dividing total operating expenses by net interest income and other income. An increase in the efficiency ratio indicates that more resources are being utilized to generate the same (or greater) volume of income while a decrease would indicate a more efficient allocation of resources. The Company's efficiency ratio for 1996 was 73.83%, compared to 76.76% in 1995 and 71.87% in 1994. Excluding nonrecurring costs, the Company's efficiency ratios were 65.21%, 68.43% and 69.18% in 1996, 1995 and 1994, respectively. The decline in the Company's efficiency ratio was due to the investment in infrastructure in 1994 and early 1995 which allowed the Company to grow its revenue base in 1995 and 1996 without significant increases in operating expenses.

  The following table represents the major components of operating expenses for the years indicated.

                                                     YEARS ENDED DECEMBER 31,
                                                     -------------------------
                                                      1996     1995     1994
                                                     -------  -------  -------
                                                     (DOLLARS IN THOUSANDS)
Compensation and benefits........................... $11,773  $10,146  $ 8,505
Occupancy and equipment.............................   3,401    2,679    2,226
Merger/restructuring costs..........................   2,791      --       608
Professional services and legal costs...............   1,270    2,968    1,176
FDIC insurance and regulatory assessments...........     102      551      858
Other real estate, net..............................      35       62      112
Other...............................................   4,105    2,943    2,370
                                                     -------  -------  -------
Total operating expenses before client services ex-
 penses.............................................  23,477   19,349   15,855
Client services expenses............................     411      337      376
                                                     -------  -------  -------
  Total operating expenses.......................... $23,888  $19,686  $16,231
                                                     =======  =======  =======
Nonrecurring costs(1)...............................   2,791    2,135      608
                                                     -------  -------  -------
  Total operating expenses excluding nonrecurring
   costs(1)......................................... $21,097  $17,551  $15,623
                                                     =======  =======  =======
Efficiency ratio before client services.............   72.56%   75.44%   70.20%
Efficiency ratio....................................   73.83%   76.76%   71.87%
Efficiency ratio, excluding nonrecurring costs(1)...   65.21%   68.43%   69.18%
Total operating expenses to average assets..........    4.43%    4.53%    4.31%
Total operating expenses to average assets, exclud-
 ing nonrecurring costs(1)..........................    3.92%    4.04%    4.15%

--------

(1) Nonrecurring costs include merger and related costs for 1996 and 1994 and costs related to the settlement of litigation, the closing of CNB's mortgage banking business unit and terminated merger discussions in 1995.

  Compensation and benefits expenses increased in 1996 to $11.8 million, compared to $10.1 million in 1995 and $8.5 million in 1994, primarily due to the addition of personnel at Greater Bay Trust Company and an increase in the number of relationship managers at the Banks.

  The increase in occupancy and equipment expense in 1996 was primarily due to the opening of CNB's new Emerson office and the Greater Bay Trust Company office in downtown Palo Alto, California. The increase in occupancy and equipment expense in 1995 was due to the installation of a larger data processing system, which included a local and wide area network to connect all of the CNB office locations.

  Expenses for professional services and legal costs, including consulting and audit services, decreased to $1.3 million in 1996, compared to $3.0 million in 1995 and $1.2 million in 1994. The decrease in 1996 is primarily attributable to a one-time charge of $1.8 million in 1995 for a legal settlement related to trust department activities.

  Client services expenses increased to $411,000 in 1996, compared to $337,000 in 1995 and $376,000 in 1994 as a result of an increase in the volume of noninterest-bearing demand deposits from commercial customers for which the Company provides services. These expenses include messenger services, check supplies and other related items. For information concerning the impact of these expenses on net yield on interest-earning assets, see "--Net Interest Income" herein.

  Federal Deposit Insurance Corporation ("FDIC") deposit insurance and Office of the Comptroller of the Currency regulatory assessments decreased to $102,000 in 1996, compared to $551,000 in 1995, and $858,000 in 1994. The decline in FDIC insurance expense is a result of the lowering of deposit insurance premiums by the FDIC when the Bank Insurance Fund ("BIF") was fully funded as of March 1995.

  The increase in other operating expense in 1996 was related to the rapid growth in the Company's loan and deposit portfolios and trust assets. The principal expense increases were $570,000 in marketing expenses, $80,000 in trust data processing charges and $236,000 in supplies and postage expenses. The increase in 1995 over 1994 was also primarily in marketing, trust and supplies and postage expenses.

  INCOME TAXES

  The Company's income tax rate for 1996 was 45.5%, compared to 39.4% in 1995 and 36.4% in 1994. The effective rate in 1996 was higher than the statutory rate due to the impact of nondeductible merger expenses.

FINANCIAL CONDITION

  Total assets increased 30.2% to $622.0 million at December 31, 1996, compared to $477.8 million at December 31, 1995. Total assets increased 19.0% in 1995 from $401.6 million at December 31, 1994. The increases in 1996 and 1995 were primarily due to increases in the Company's loan portfolio funded by growth in deposits.

  LOANS

  Total gross loans increased 55.3% to $450.8 million at December 31, 1996, compared to $290.3 million at December 31, 1995. Total gross loans increased 19.5% in 1995 from $243.0 million at year-end 1994. The increases in loan volumes in 1996 and 1995 were due to an improving economy in the Company's market areas coupled with the business development efforts by the Company's relationship managers.

  The Company's loan portfolio is concentrated in commercial (primarily manufacturing, service and technology) and real estate lending, with the balance in consumer loans. While no specific industry concentration is considered significant, the Company's lending operations are located in the Company's market areas that are dependent on the technology and real estate industries and their supporting companies. Thus, the Company's borrowers could be adversely impacted by a downturn in these sectors of the economy which could reduce the demand for loans and adversely impact the borrowers' abilities to repay their loans.

  The following table presents the composition of the Company's loan portfolio at the dates indicated.

                                                         DECEMBER 31,
                          ---------------------------------------------------------------------------------------
                               1996              1995              1994              1993              1992
                          ---------------   ---------------   ---------------   ---------------   ---------------
                           AMOUNT     %      AMOUNT     %      AMOUNT     %      AMOUNT     %      AMOUNT     %
                          --------  -----   --------  -----   --------  -----   --------  -----   --------  -----
                                                    (DOLLARS IN THOUSANDS)
Commercial..............  $257,042   58.2 % $181,617   63.8 % $158,223   65.2 % $145,673   62.8 % $130,561   57.7 %
Real estate construction
& land..................    78,278   17.7     32,672   11.5     22,725    9.4     23,742   10.2     33,315   14.7
Commercial real estate
term....................    72,802   16.5     47,322   16.6     31,666   13.0     12,075    5.2     11,225    5.0
Consumer & other........    42,702    9.7     28,666   10.1     30,361   12.5     47,768   20.6     50,510   22.3
                          --------  -----   --------  -----   --------  -----   --------  -----   --------  -----
 Total loans, gross.....   450,824  102.1    290,277  102.0    242,975  100.1    229,258   98.9    225,611   99.7
Deferred fees and           (1,952)  (0.4)    (1,299)  (0.5)    (1,264)  (0.5)    (1,369)  (0.6)    (1,019)  (0.5)
discounts...............  --------  -----   --------  -----   --------  -----   --------  -----   --------  -----
 Total loans, net of      $448,872  101.7 % $288,978  101.5 % $241,711   99.6 % $227,889   98.3 % $224,592   99.2 %
  deferred fees.........  ========  =====   ========  =====   ========  =====   ========  =====   ========  =====
Allowance for loan          (7,312)  (1.7)    (4,399)  (1.5)    (4,344)  (1.8)    (3,657)  (1.6)    (3,099)  (1.4)
losses..................  --------  -----   --------  -----   --------  -----   --------  -----   --------  -----
 Net loans..............  $441,560  100.0 % $284,579  100.0 % $237,367   97.8 % $224,232   96.7 % $221,493   97.9 %
                          ========  =====   ========  =====   ========  =====   ========  =====   ========  =====
Loans held for sale.....       --     --         --     --       5,383    2.2      7,625    3.3      4,841    2.1
                          --------  -----   --------  -----   --------  -----   --------  -----   --------  -----
 Total loans............  $441,560  100.0 % $284,579  100.0 % $242,750  100.0 % $231,857  100.0 % $226,334  100.0 %
                          ========  =====   ========  =====   ========  =====   ========  =====   ========  =====

  The following table presents the maturity distribution of the Company's commercial, real estate construction and land and commercial real estate term portfolios and the sensitivity of such loans to changes and interest rates at December 31, 1996.

                                                                      COMMERCIAL
                                                         REAL ESTATE     REAL
                                                         CONSTRUCTION   ESTATE
                                              COMMERCIAL    & LAND       TERM
                                              ---------- ------------ ----------
                                                        (IN THOUSANDS)
   Loan due in:
   One year or less:
     Floating rate...........................  $186,260    $62,484     $23,257
     Fixed rate..............................    14,918      1,678       2,226
   One to five years:
     Floating rate...........................    36,552      3,904      10,813
     Fixed rate..............................     5,701      4,534       6,335
   After five years:
     Floating rate...........................        21        --          --
     Fixed rate..............................    13,590      5,678      30,171
                                               --------    -------     -------
       Total                                   $257,042    $78,278     $72,802
                                               ========    =======     =======

  For additional information concerning the Company's loan portfolio and its underwriting and credit administration policies and procedures, see "Business--Lending Activities."

  NON-PERFORMING AND CLASSIFIED ASSETS

  Management generally places loans on non-accrual when they become 90 days past due, unless they are well secured and in the process of collection. When a loan is placed on non-accrual status, any interest previously accrued but not collected is reversed from income. Loans are charged off when management determines that collection has become unlikely. Restructured loans are those where the Banks have granted a concession on the interest paid or original repayment terms due to financial difficulties of the borrower. Other real estate owned consists of real property acquired through foreclosure on the related collateral underlying defaulted loans.

  The following table sets forth information regarding non-performing assets at the dates indicated.

                                                   DECEMBER 31,
                                        --------------------------------------
                                         1996    1995    1994    1993    1992
                                        ------  ------  ------  ------  ------
                                              (DOLLARS IN THOUSANDS)
Non-performing loans
  Non-accrual loans.................... $1,875  $2,513  $3,668  $1,179  $  913
  Accruing loans past due 90 days or
   more................................  1,237     830   1,371   1,903     --
  Restructured loans...................    --      --      --      --      --
                                        ------  ------  ------  ------  ------
    Total non-performing loans.........  3,112   3,343   5,039   3,082     913
Other real estate owned................    152     --      375     618   3,717
                                        ------  ------  ------  ------  ------
    Total non-performing assets........ $3,264  $3,343  $5,414  $3,700  $4,630
                                        ======  ======  ======  ======  ======
Non-performing assets to total loans
 and other real estate owned...........   0.74%   1.17%   2.23%   1.59%   2.01%

  At December 31, 1996, the Company had $1.9 million in non-accrual loans. Non-accrual loans included 11 loans with aggregate principal balances ranging from $3,000 to $962,000. Interest income foregone on non-performing loans outstanding at year end totaled $215,000, $245,000 and $275,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

  The Company records other real estate at the lower of carrying value or fair value less estimated costs to sell. Estimated losses that result from the ongoing periodic valuation of these properties are charged to earnings with a provision for losses on foreclosed property in the period in which they are identified. At December 31, 1996, other real estate owned consisted of one property acquired through foreclosure with a carrying value of $152,000.

  The policy of the Company is to review each loan in the portfolio to identify problem credits. There are three classifications for problem loans:
"substandard," "doubtful" and "loss." Substandard loans have one or more defined weaknesses and are characterized by the distinct possibility that the Banks will sustain some loss if the deficiencies are not corrected. Doubtful loans have the weaknesses of substandard loans with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. A loan classified loss is considered uncollectible and its continuance as an asset is not warranted.

  The following table sets forth classified loans at the dates indicated.

                                                            DECEMBER 31,
                                                        -----------------------
                                                         1996    1995    1994
                                                        ------  ------  -------
                                                             (DOLLARS IN
                                                             THOUSANDS)
Substandard............................................ $7,759  $7,463  $12,676
Doubtful...............................................  1,664     601    1,781
Loss...................................................    --      --       --
                                                        ------  ------  -------
  Total................................................ $9,423  $8,064  $14,457
                                                        ======  ======  =======
Classified loans to total loans........................   2.13%   2.83%    5.96%
Allowance for loan losses to classified loans..........  77.60%  54.55%   30.05%

  With the exception of these classified loans, management is not aware of any loans as of December 31, 1996 where the known credit problems of the borrower would cause management to have serious doubts as to the ability of such borrowers to comply with their present loan repayment terms and which would result in such loans being included in the non-performing asset table above at some future date. Management cannot, however, predict the extent to which economic conditions in the Company's market areas may worsen or the full impact such an environment may have on the Company's loan portfolio. Accordingly, there can be no assurance that other loans will not become 90 days or more past due, be placed on non-accrual or become restructured loans, in substance foreclosures or other real estate owned in the future.

  ALLOWANCE FOR LOAN LOSSES

  The allowance for loan losses is established through a provision for loan losses based on management's evaluation of risk inherent in its loan portfolio and economic conditions in the Company's market areas. See "--Provision for Loan Losses" herein. The allowance is increased by provisions charged against earnings and reduced by net loan charge-offs. Loans are charged off when they are deemed to be uncollectible; recoveries are generally recorded only when cash payments are received.

  The following table sets forth information concerning the Company's allowance for loan losses at the dates and for the years indicated.

                               AT AND FOR THE YEARS ENDED DECEMBER 31,
                         ----------------------------------------------------
                           1996       1995       1994       1993       1992
                         --------   --------   --------   --------   --------
                                    (DOLLARS IN THOUSANDS)
Average loans            $350,679   $260,635   $230,126   $226,384   $207,978
 outstanding:........... ========   ========   ========   ========   ========
Allowance for loan
losses:
Balance at beginning of
 period................. $  4,399   $  4,344   $  3,657   $  3,099   $  2,605
Charge-offs:
  Commercial............     (119)      (973)      (798)    (1,264)      (539)
  Real estate
   construction & land..      (60)        (7)      (308)         0        (62)
  Commercial real estate
   term.................        0          0          0        (50)         0
  Consumer & other......     (120)      (101)      (141)      (159)      (145)
                         --------   --------   --------   --------   --------
    Total charge-offs...     (299)    (1,081)    (1,247)    (1,473)      (746)
                         --------   --------   --------   --------   --------
Recoveries:
  Commercial............      343        178         57         28          9
  Real estate
  construction & land...       15          0          0          0         95
  Commercial real estate
  term..................        0          0         48         10          0
  Consumer & other......       18          2          6         48          4
                         --------   --------   --------   --------   --------
    Total recoveries....      376        180        111         86        108
                         --------   --------   --------   --------   --------
  Net (charge-offs)
  recoveries............       77       (901)    (1,136)    (1,387)      (638)
Provision charged to
income..................    2,836        956      1,823      1,945      1,132
                         --------   --------   --------   --------   --------
Balance at end of
period.................. $  7,312   $  4,399   $  4,344   $  3,657   $  3,099
                         ========   ========   ========   ========   ========
Net (charge-offs)
 recoveries to average
 loans outstanding
 during the period......     0.02 %    (0.35)%    (0.49)%    (0.61)%    (0.31)%
Allowance to average
 loans outstanding......     2.08 %     1.69 %     1.89 %     1.62 %     1.49 %
Allowance to non-
 performing loans.......   224.02 %   131.59 %    80.24 %    98.84 %    66.93 %

  Management considers changes in the size and character of the loan portfolio, changes in non-performing and past due loans, historical loan loss experience, and the existing and prospective economic conditions when determining the adequacy of the allowance for loan losses. Although management believes that the allowance for loan losses is adequate to provide for both potential losses and estimated inherent losses in the portfolio, future provisions will be subject to continuing evaluations of the inherent risk in the portfolio and if the economy declines or asset quality deteriorates, additional provisions could be required.

  The following table provides a summary of the allocation of the allowance for loan losses for specific loan categories at the dates indicated. The allocations presented should not be interpreted as an indication that charges to the allowance for loan losses will be incurred in these amounts or proportions, or that the portion of the allowance allocated to each loan category represents the total amount available for future losses that may occur within these categories. The unallocated portion of the allowance for loan losses and the total allowance is applicable to the entire loan portfolio.

                                                           DECEMBER 31,
                          -------------------------------------------------------------------------------
                               1996            1995            1994            1993            1992
                          --------------- --------------- --------------- --------------- ---------------
                                   % OF            % OF            % OF            % OF            % OF
                                 CATEGORY        CATEGORY        CATEGORY        CATEGORY        CATEGORY
                                 TO GROSS        TO GROSS        TO GROSS        TO GROSS        TO GROSS
                          AMOUNT  LOANS   AMOUNT  LOANS   AMOUNT  LOANS   AMOUNT  LOANS   AMOUNT  LOANS
                          ------ -------- ------ -------- ------ -------- ------ -------- ------ --------
                                                      (DOLLARS IN THOUSANDS)
Commercial..............  $3,134   57.02% $1,797   62.57% $2,835   63.71% $2,093   61.50% $1,668   56.65%
Real estate--
 construction & land....   1,045   17.36     223   11.26     224    9.15     349   10.02     344   14.46
Commercial real estate--
 term...................     532   16.15     696   16.30     132   12.75     391    5.10      56    4.87
Consumer & other........     383    9.47     466    9.87     543   12.22     270   20.17     459   21.92
Loans held for sale.....     --      --      --      --       14    2.17      27    3.21      23    2.10
                          ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Total allocated.........   5,094           3,182           3,748           3,130           2,550
Unallocated.............   2,218           1,217             596             527             549
                          ------          ------          ------          ------          ------
 Total..................  $7,312  100.00% $4,399  100.00% $4,344  100.00% $3,657  100.00% $3,099  100.00%
                          ======  ======  ======  ======  ======  ======  ======  ======  ======  ======

  INVESTMENT SECURITIES

  The Company's investment portfolio is managed to meet the Company's liquidity needs through proceeds from scheduled maturities and is utilized for pledging requirements for deposits of state and political subdivisions and securities sold under repurchase agreements. The portfolio is comprised of U.S. Treasury securities, U.S. government agency securities, mortgage-backed securities, obligations of states and political subdivisions and a modest amount of equity securities including Federal Reserve Bank stock and Federal Home Loan Bank stock. Federal funds sold are additional investments which are not classified as investment securities. Investment securities classified as available-for-sale are recorded at fair market value, while investment securities classified as held-to-maturity are recorded at cost. Unrealized gains or losses, net of the deferred tax effect, are reported as increases or decreases in shareholders' equity for available-for-sale securities.

  The amortized cost and estimated market value of investment securities at December 31, 1996 is summarized below:

                                               DECEMBER 31, 1996
                                    ----------------------------------------
                                                GROSS      GROSS
                                    AMORTIZED UNREALIZED UNREALIZED  MARKET
                                      COST      GAINS      LOSSES    VALUE
                                    --------- ---------- ---------- --------
                                                   (IN THOUSANDS)
Available-for-sale securities:
U.S. Treasury obligations.........  $ 19,841     $ 52      $  (6)   $ 19,887
U.S. Agency obligations:
  Mortgage-backed obligations.....     3,604        5        (53)      3,556
  Fixed and variable rate notes...    10,568       34        (13)     10,589
Mutual funds......................     2,000      --         (52)      1,948
Tax exempt securities.............     7,758      154        (11)      7,901
Corporate securities..............     3,216        7        --        3,223
                                    --------     ----      -----    --------
    Total securities available-
     for-sale.....................    46,987      252       (135)     47,104
                                    --------     ----      -----    --------
Held-to-maturity securities:
U.S. Treasury obligations.........     1,005        3        --        1,008
U.S. Agency obligations:
  Mortgage-backed obligations.....     7,086       87         (9)      7,164
  Fixed and variable rate notes...    38,390       78       (100)     38,368
Other mortgage-backed obligations.     3,959       54        --        4,013
Tax exempt securities.............     6,525      219         (3)      6,741
Federal Reserve Bank stock........       673      --         --          673
Federal Home Loan Bank stock......       778      --         --          778
                                    --------     ----      -----    --------
    Total securities held-to-
     maturity.....................    58,416      441       (112)     58,745
                                    --------     ----      -----    --------
    Total investment securities...  $105,403     $693      $(247)   $105,849
                                    ========     ====      =====    ========

  The tax effected net unrealized gain on available-for-sale securities was $71,000 for the year ended December 31, 1996.

  The following table shows amortized cost and estimated market value of the Company's investment securities by year of maturity at December 31, 1996.

                                       1998         2002          2007
                           1997    THROUGH 2001 THROUGH 2007 AND THEREAFTER  TOTAL
                          -------  ------------ ------------ -------------- --------
                                           (DOLLARS IN THOUSANDS)
AVAILABLE-FOR-SALE
 SECURITIES:
U.S. Treasury
 obligations............  $15,003    $ 4,838      $   --        $   --      $ 19,841
U.S. Agency obligations:
  Mortgage-backed
   obligations(1).......      599      3,005          --            --         3,604
  Fixed and variable
   rate notes(2)........    1,500      9,068          --            --        10,568
Mutual funds(3).........    2,000        --           --            --         2,000
Tax exempt securities...      453      1,567        3,623         2,115        7,758
Corporate securities....    1,178      2,038          --            --         3,216
                          -------    -------      -------       -------     --------
    Total securities
     available-for-sale.   20,733     20,516        3,623         2,115       46,987
Market value............   20,708     20,524        3,672         2,200       47,104
HELD-TO-MATURITY
 SECURITIES:
U.S. Treasury
 obligations............      503        502          --            --         1,005
U.S. Agency obligations:
  Mortgage-backed
   obligations(1).......      --          69        2,595         4,422        7,086
  Fixed and variable
   rate notes(2)........    3,000     17,999       15,391         2,000       38,390
Other mortgage-backed
 obligations(1).........      --         --           --          3,959        3,959
Tax exempt securities...      --       1,040          256         5,229        6,525
Federal Reserve Bank
 stock..................      --         --           --            673          673
Federal Home Loan Bank
 stock..................      --         --           --            778          778
                          -------    -------      -------       -------     --------
    Total securities
     held-to-maturity...    3,503     19,610       18,242        17,061       58,416
Market value............    3,493     19,549       18,369        17,334       58,745
COMBINED INVESTMENT
 SECURITIES PORTFOLIO:
Total investment
 securities.............   24,236     40,126       21,865        19,176      105,403
Total market value......   24,201     40,073       22,041        19,534      105,849
Weighted average yield-
 total portfolio(4).....     5.32%      6.19%        7.04%         6.77%        6.29%

--------
(1) Mortgage-backed securities are shown at contractual maturity; however, the average life of these mortgage-backed securities may differ due to principal prepayments.
(2) Certain U.S. Agency fixed and variable rate note obligations may be called, without penalty, at the discretion of the issuer. This may cause the actual maturities to differ significantly from the contractual maturity dates.
(3) Mutual funds with no stated maturity total $2.0 million ($1.9 million market value).
(4) Yields on tax exempt securities have been computed on a fully tax-equivalent basis.

  For additional information concerning the investment portfolio, see Note 3 of Notes to Consolidated Financial Statements.

  DEPOSITS

  The Company emphasizes developing total client relationships with its customers in order to increase its core deposit base. Deposits reached $559.3 million at December 31, 1996, an increase of 29.5% compared to deposits of $431.8 million at December 31, 1995. In 1995, deposits increased 25.1% from $345.3 million at December 31, 1994.

  Total average interest-bearing deposits increased 21.0% to $384.2 million for 1996, compared to an average of $303.6 million for 1995. In 1995, average interest-bearing deposits increased 18.1% over average deposits of $257.0 million in 1994. The increase in deposits was due to the continued marketing efforts directed at commercial business clients in the Company's market areas, coupled with an increase in deposits related to the activities of the Greater Bay Trust Company and the Venture Lending Group.

  Noninterest-bearing deposits were $139.9 million at December 31, 1996, compared to $96.1 million at December 31, 1995 and $81.0 million at December 31, 1994. Average noninterest-bearing deposits in 1996 were $102.7 million, compared to $77.7 million in 1995 and $75.2 million in 1994. As its regional offices expand, the Company anticipates this funding source to increase.

  Money market and other interest-bearing demand accounts reached $419.3 million at year-end 1996, an increase of 24.9% from the prior year. Money market and other interest-bearing demand deposits of $335.7 million at December 31, 1995 were up 26.5% from $265.3 million at December 31, 1994.

  Time certificates of deposit of more than $100,000, savings and other time deposits totaled $68.2 million, or 12.2% of total deposits, at December 31, 1996, compared to $63.8 million, or 14.8% of total deposits, at December 31, 1995 and $54.5 million, or 15.7%, of total deposits at December 31, 1994.

  The following table sets forth the maturing distribution of time certificates of deposit of $100,000 or more at December 31, 1996.

                                                               DECEMBER 31, 1996
                                                               -----------------
                                                                (IN THOUSANDS)
     Three months or less.....................................      $54,233
     Three to six months......................................        9,198
     Six to twelve months.....................................        4,252
     Over twelve months.......................................          487
                                                                    -------
       Total..................................................      $68,170
                                                                    =======

  As of December 31, 1996, the Company had $20.6 million in brokered deposits outstanding.

  LIQUIDITY AND CASH FLOW

  The objective of liquidity management is to maintain each Bank's ability to meet the day-to-day cash flow requirements of its clients who either wish to withdraw funds or require funds to meet their credit needs. The Company must manage its liquidity position to allow the Banks to meet the needs of their clients, while maintaining an appropriate balance between assets and liabilities to meet the return on investment requirements of its shareholders. The Company monitors the sources and uses of funds on a daily basis to maintain an acceptable liquidity position. In addition to liquidity from core deposits and repayments and maturities of loans and investments, the Banks utilize brokered deposit lines, sell securities under agreements to repurchase and borrow overnight federal funds. In addition, during 1995 the Company issued $3.0 million of subordinated notes.

  Greater Bay is a company separate and apart from the Banks. It must provide for its own liquidity. Substantially all of Greater Bay's revenues are obtained from interest received and dividends declared and paid by the Banks. There are statutory and regulatory provisions that could limit the ability of the Banks to pay dividends to Greater Bay. See "Supervision and Regulation." At December 31, 1996, the Banks had approximately $6.3 million in the aggregate available to be paid as dividends to Greater Bay. Management of Greater Bay believes that such restrictions will not have an impact on the ability of Greater Bay to meet its ongoing cash obligations, including those relating to the Junior Subordinated Debentures. As of December 31, 1996, the Company did not have any material commitments for capital expenditures.

  Net cash provided by operating activities, primarily representing net interest income, totaled $6.2 million for 1996, $10.2 million for 1995 and $6.4 million for 1994. Cash used for investing activities totaled $150.3 million in 1996, $78.4 million in 1995 and $31.4 million in 1994. The funds used for investing activities primarily represent increases in loans and investments for each year reported.

  For the year ended December 31, 1996, net cash provided by financing activities was $139.9 million. Historically, the primary financing activity of the Company has been deposits and short-term borrowings. Deposits increased $127.5 million for the year ended December 31, 1996, and short-term borrowings increased $12.0 million for the same period. For the year ended December 31, 1995, net cash provided by financing activities was $71.4 million. Deposits increased $85.5 million, while short-term borrowings decreased $17.3 million. Net proceeds from subordinated notes issued in the third quarter of 1995 provided $3.0 million.

  CAPITAL RESOURCES

  Shareholders' equity at December 31, 1996 increased to $44.7 million from $40.1 million at December 31, 1995 and from $36.0 million at December 31, 1994. During 1996, the Company paid aggregate cash dividends of $0.44 per share.

  The Company has provided the majority of its capital requirements through the retention of earnings. In the third quarter of 1995, the Company increased its capital base by raising $3.0 million of subordinated notes which qualify as Tier 2 capital. The private offering was subscribed by the Company's directors, officers and other accredited investors.

  A banking organization's total qualifying capital includes two components, core capital (Tier 1 capital) and supplementary capital (Tier 2 capital). Core capital, which must comprise at least half of total capital, includes common shareholders' equity, qualifying perpetual preferred stock, and minority interests, less goodwill. Supplementary capital includes the allowance for loan losses (subject to certain limitations), other perpetual preferred stock, certain other capital instruments, and term subordinated debt. The Company's major capital components are shareholders' equity in core capital, and the allowance for loan losses and subordinated debt in supplementary capital.

  At December 31, 1996, the minimum risk-based capital requirements to be considered adequately capitalized are 4.0% for core capital and 8.0% for total capital. Federal banking regulators have also adopted leverage capital guidelines to supplement risk-based measures. The leverage ratio is determined by dividing Tier 1 capital as defined under the risk-based guidelines by average total assets (not risk-adjusted) for the preceding quarter. The minimum leverage ratio is 3.0%, although banking organizations are expected to exceed that amount by 1.0%, 2.0% or more, depending on their circumstances.

  Pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991, the Federal Reserve, the Comptroller of the Currency and the FDIC have adopted regulations setting forth a five-tier system for measuring the capital adequacy of the financial institutions they supervise. The capital levels of the Company at December 31, 1996 and the two highest levels recognized under these regulations are set forth below.

                                     TIER 1 RISK-BASED TOTAL RISK BASED LEVERAGE
                                       CAPITAL RATIO    CAPITAL RATIO    RATIO
                                     ----------------- ---------------- --------
   Company..........................       8.75%            10.54%        7.27%
   Well-capitalized.................        6.0%             10.0%         5.0%
   Adequately capitalized...........        4.0%              8.0%         4.0%

  At December 31, 1996, the Company's risk-based capital ratios were 8.75% for Tier 1 risk-based capital and 10.54% for total risk-based capital, compared to 11.38% and 13.43% as of December 31, 1995, respectively. The Company's leverage ratio was 7.27% at December 31, 1996, compared to 8.69% at December 31, 1995. These ratios all exceeded the well-capitalized guidelines shown above.

  In addition, at December 31, 1996, each of the Banks had levels of capital which exceeded the well-capitalized guidelines. However, in order for CNB to remain well-capitalized during 1997, additional capital will be required. For additional information on the capital levels and capital ratios of the Company and each of the Banks, see Note 14 of Notes to the Consolidated Financial Statements.

  The Company anticipates that the economic and business conditions in its market areas will continue to expand in 1997, resulting in continued growth in earning assets and deposits. With the proceeds from this offering, the Company believes that it will have adequate capital to support anticipated growth while allowing the Company to remain well-capitalized under applicable regulations. However, should growth exceed expectations or in the event an acquisition opportunity arises to expand market share, it may be necessary for the Company to raise additional capital through the sale of either debt or equity securities. It is anticipated that any such debt securities would constitute Senior and Subordinated Debt.

  INTEREST RATE RISK MANAGEMENT

  Interest rate risk management is a function of the repricing characteristics of the Company's portfolio of assets and liabilities. Interest rate risk management focuses on the maturity structure of assets and liabilities and their repricing characteristics during periods of changes in market interest rates. Effective interest rate risk management seeks to ensure that both assets and liabilities respond to changes in interest rates within an acceptable time frame, thereby minimizing the effect of interest rate movements on net interest income. Interest rate sensitivity is measured as the difference between the volumes of assets and liabilities in the Company's current portfolio that are subject to repricing at various time horizons: one day or immediate, two days to six months, seven to twelve months, one to three years, three to five years, over five years and on a cumulative basis. The differences are known as interest sensitivity gaps. The following table shows interest sensitivity gaps for different intervals as of December 31, 1996.

                                      2 DAYS               >1 YEAR  >3 YRS               TOTAL      TOTAL
                          IMMEDIATE    TO 6      MONTHS     TO 3     TO 5                RATE     NON-RATE
                           ONE DAY    MONTHS      7-12       YRS      YRS     >5 YRS   SENSITIVE  SENSITIVE   TOTAL
                          ---------  --------   --------   -------  -------  --------  ---------  ---------  --------
                                                       (DOLLARS IN THOUSANDS)
ASSETS:
Cash and due from banks.       --         --         --        --       --        --        --    $  39,896  $ 39,896
Short term investments..  $ 14,000        --         --        --       --        --   $ 14,000         --     14,000
Investment securities...     1,948   $ 14,012   $  8,016   $23,021  $17,620  $ 39,452   104,069       1,451   105,520
Loans...................   347,800     10,798      8,385    15,048   10,636    54,326   446,993       3,831   450,824
Loan loss/unearned fees.       --         --         --        --       --        --        --       (9,264)   (9,264)
Other assets............       --         --         --        --       --        --        --       21,068    21,068
                          --------   --------   --------   -------  -------  --------  --------   ---------  --------
 Total assets...........  $363,748   $ 24,810   $ 16,401   $38,069  $28,256  $ 93,778  $565,082   $  56,982  $622,044
                          ========   ========   ========   =======  =======  ========  ========   =========  ========
LIABILITIES AND EQUITY:
Deposits
 Demand.................       --         --         --        --       --        --        --    $ 139,940  $139,940
 NOW, MMDA, and savings.  $312,284        --         --        --       --        --   $312,284         --    312,284
 Time deposits..........       --    $ 99,081   $  6,938   $   791  $   176  $     73   107,059         --    107,059
Other borrowings and
 subordinated debt......    15,000        --         --        --       --        --     15,000         --     15,000
Other liabilities.......       --         --         --        --       --        --        --        3,079     3,079
Shareholders' equity....       --         --         --        --       --        --        --       44,682    44,682
                          --------   --------   --------   -------  -------  --------  --------   ---------  --------
 Total liabilities and
  equity................  $327,284   $ 99,081   $  6,938   $   791  $   176  $     73  $434,343   $ 187,701  $622,044
                          ========   ========   ========   =======  =======  ========  ========   =========  ========
Gap.....................  $ 36,464   $(74,271)  $  9,463   $37,278  $28,080  $ 93,705  $130,719   $(130,719)      --
Cumulative Gap..........  $ 36,464   $(37,807)  $(28,344)  $ 8,934  $37,014  $130,719  $130,719         --        --
Cumulative Gap/total
 assets.................      5.86%     (6.08)%    (4.56)%    1.44%    5.95%    21.01%    21.01%        --        --

  The foregoing table demonstrates that the Company had a negative cumulative one year gap of $28.3 million, or 4.56% of total assets, at December 31, 1996. In theory, this would indicate that at December 31, 1996, $28.3 million more in liabilities than assets would reprice if there was a change in interest rates over the next 360 days. If interest rates were to increase, the negative gap would tend to result in a lower net interest margin. However, changes in the mix of earning assets or supporting liabilities can either increase or decrease the net interest margin without affecting interest rate sensitivity. In addition, the interest rate spread between an asset and its supporting liability can vary significantly while the timing of repricing of both the asset and its supporting liability can remain the same, thus impacting net interest income. This characteristic is referred to as a basis risk and, generally, relates to the repricing characteristics of short-term funding sources such as certificates of deposit.

  The impact of fluctuations in interest rates on the Company's projected next twelve month net interest income and net income has been evaluated through an interest rate shock simulation modeling analysis that includes various assumptions regarding the repricing relationship of assets and liabilities, as well as the anticipated changes in loan and deposit volumes over differing rate environments. As of December 31, 1996, the analysis indicates that the Company's net interest income would increase a maximum of 8.0% if rates rose 200 basis points immediately and would decrease a maximum of 8.0% if rates declined 200 basis points immediately. In addition, the results indicate that notwithstanding the Company's negative gap position, which would indicate that the net interest margin declines when rates rise, the Company's net interest margin increases during rising rate periods due to the basis risk imbedded in the Company's interest-bearing liabilities.

  Varying interest rate environments can create unexpected changes in prepayment levels of assets and liabilities which are not reflected in the interest sensitivity analysis table. These prepayments may have significant effects on the Company's net interest margin. Because of these factors, an interest sensitivity gap report may not provide a complete assessment of the Company's exposure to changes in interest rates.

  RECENT ACCOUNTING PRONOUNCEMENTS

  In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." This statement establishes a new fair value based accounting method for stock-based compensation plans and encourages (but does not require) employers to adopt the new method in place of the provisions of Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period. Companies may continue to apply the accounting provisions of APB 25 in determining net income; however, they must apply the disclosure requirements of SFAS 123. The recognition provisions and disclosure requirements of SFAS No. 123 were effective January 1, 1996. The Company has not adopted the recognition provisions of SFAS No. 123 but has adopted the disclosure requirements. For further information on SFAS No. 123, see Note 11 of the Notes to Consolidated Financial Statements.

  In June 1996, the FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." This statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities. This statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. A transfer of financial assets in which the transferor surrenders control over those assets is accounted for as a sale to the extent that consideration other than beneficial interests in the transferred assets is received in exchange. This statement also requires that liabilities and derivatives incurred or obtained by transferors as part of a transfer of financial assets be initially measured at fair value, if practicable. It also requires that servicing assets and other retained interests in the transferred assets be measured by allocating the previous carrying amount between the assets sold, if any, and retained interests, if any, based on their relative fair value at the date of the transfer. Furthermore, this statement requires that debtors reclassify financial assets pledged as collateral, and that secured parties recognize those assets and their obligation to return them in certain circumstances in which the secured party has taken control of those assets. In addition, the statement requires that a liability be derecognized if and only if either (a) the debtor pays the creditor and is relieved of its obligation for the liability or (b) the debtor is legally released from being the primary obligor under the liability either judicially or by the creditor. Accordingly, a liability is not considered extinguished by an in-substance defeasance. SFAS 125 is effective for transfers and servicing of financial assets and extinguishment of liabilities occurring after December 31, 1996, and is to be applied prospectively. Management does not believe that the application of this statement will have a material impact on the Company's financial statements.

  In May 1995, the FASB issued SFAS No. 122, "Accounting for Mortgage Servicing Rights." SFAS 122 amends certain provisions of SFAS No. 65, "Accounting for Certain Mortgage Banking Activities," to require that a mortgage banking enterprise recognize as separate assets rights to service mortgage loans for others, however those servicing rights are acquired. A mortgage banking enterprise that acquires mortgage servicing rights through either the purchase or origination of mortgage loans and sells or securitizes those loans with servicing rights retained should allocate the total cost of the mortgage loans to the mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair value, if it is practicable to estimate those fair values. If it is not practicable to estimate those fair values, the entire cost of the acquisition should be allocated to the mortgage loans only. SFAS 122 is effective for years occurring after December 31, 1995. Adoption of this pronouncement did not have a material impact on the Company's financial statements.

  In March 1995, the FASB issued SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This statement establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. An impairment loss is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset. After an impairment is recognized, the reduced carrying amount of the asset shall be accounted for as its new cost. SFAS No. 121 is effective for years occurring after December 31, 1995. Adoption of this pronouncement did not have a material impact on the Company's financial statements.

CHANGE IN ACCOUNTANT

  Prior to the Merger, Cupertino's independent accountants were Coopers & Lybrand, L.L.P. ("Coopers & Lybrand") and Mid-Peninsula's independent accountants were KPMG Peat Marwick, LLP ("Peat Marwick"). On consummation of the Merger, Mid-Peninsula changed its name to Greater Bay Bancorp, and on December 17, 1996, Greater Bay changed its independent accountant by terminating its engagement of Peat Marwick and selecting Coopers & Lybrand as its independent accountant to audit its financial statements for the year ended December 31, 1996. The decision to terminate Greater Bay's engagement of Peat Marwick and select Coopers & Lybrand was unanimously recommended by Greater Bay's Audit Committee and approved by Greater Bay's Board of Directors. During the two most recent fiscal years of the Company and any subsequent interim period preceding the aforesaid change, there were no disagreements between the Company and Peat Marwick on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which if not resolved to the satisfaction of Peat Marwick would have caused them to make reference to the subject matter of the disagreement in their report. All descriptions contained herein of communications between the Company and third parties and reports of third parties are qualified in their entirety by the text of the communications and reports referred to herein.

  Peat Marwick's report on the financial statements for 1994 and 1995 contained no adverse opinion or disclaimer of opinion nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except their report dated January 22, 1996, relating to the consolidated balance sheets of Mid-Peninsula Bancorp and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, referenced other auditors. On October 7, 1994, the Company acquired San Mateo County Bancorp on a pooling-of-interests basis. Peat Marwick did not audit the consolidated financial statements of San Mateo County Bancorp as of and for the year ended December 31, 1993. These statements, which were included in the 1993 restated consolidated financial statements, were audited by other auditors, whose report contained an explanatory paragraph regarding the adoption SFAS No. 109, "Accounting for Income Taxes," and SFAS No. 115, "Accounting for Certain Investments, Debt and Equity Securities." Peat Marwick's report, insofar as it relates to the amounts included for San Mateo County Bancorp, is based solely on the report of other auditors.

                                   BUSINESS

  In addition to the historical information contained herein, certain statements under this caption constitute "forward-looking statements" under the Reform Act which involve risks and uncertainties. The Company's actual results may differ significantly from those discussed herein. Factors that might cause such a difference include, but are not limited to, those discussed under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" as well as those discussed elsewhere in this Prospectus.

GREATER BAY

  Greater Bay is a bank holding company operating CNB and MPB with seven regional offices in Cupertino, Palo Alto, San Mateo, San Carlos and San Jose, California. At December 31, 1996, the Company had total assets of
$622.0 million, total net loans of $441.6 million and total deposits of $559.3 million.

HISTORY

  Greater Bay is the result of the Merger of Cupertino and Mid-Peninsula. Cupertino was formed in 1984 as the holding company for CNB, a national banking association which began operating in 1985. Mid-Peninsula was formed in 1984 under the name San Mateo County Bancorp ("San Mateo") as the bank holding company of San Mateo County National Bank, which subsequently changed its name to WestCal National Bank ("WestCal") in 1991. In 1994, WestCal was merged into Mid-Peninsula Bank, a California state chartered bank organized in 1987, and San Mateo concurrently changed its name to Mid-Peninsula Bancorp.

  Cupertino and Mid-Peninsula undertook the Merger with the intention of achieving five primary goals. These goals included (i) developing a greater banking presence throughout Santa Clara and San Mateo Counties by increasing the number of banking offices to seven; (ii) reaching a critical mass in the Company's market areas in order to better meet competitive challenges inherent in the banking and financial services industries; (iii) enabling the resulting Company to maximize the utilization of capital by increasing the float and marketability of its common stock and, by virtue of its larger size, obtaining access to a lower cost of capital; (iv) providing an opportunity to realize operating efficiencies made available by the combination of Cupertino and Mid-Peninsula; and (v) enabling CNB and MPB to cross-sell services.

SUPER COMMUNITY BANKING PHILOSOPHY

  In order to meet the demands of the increasingly competitive banking and financial services industries, management has adopted a business philosophy referred to as the "Super Community Banking Philosophy." The Super Community Banking Philosophy is based on management's belief that banking customers value doing business with locally managed institutions that can provide a full service commercial banking relationship through an understanding of the customer's financial needs and the flexibility to customize products and services to meet those needs. Management further believes that banks are better able to build successful customer relationships by affiliating with a holding company that provides cost effective administrative support services while promoting bank autonomy and flexibility.

  To implement this philosophy, Greater Bay operates CNB and MPB as separate subsidiaries by retaining their independent names along with their individual Boards of Directors. Both MPB and CNB have established strong reputations and customer followings in their respective market areas through attention to client service and an understanding of client needs. In an effort to capitalize on the identities and reputations of the Banks, the Company will continue to market its services under the CNB and MPB names, primarily through each Bank's relationship managers. The primary focus for the Banks' relationship managers is to cultivate and nurture their client relationships. Relationship managers are assigned to each borrowing client to provide continuity in the relationship. This emphasis on personalized relationships requires that all of the relationship managers maintain close ties to the communities in which they serve, so they are able to capitalize on their efforts through expanded business opportunities for the Banks.

  While client service decisions and day-to-day operations are maintained at the Banks, Greater Bay offers the advantages of affiliation with a multi-bank holding company by providing improved access to the capital markets and expanded client support services, such as business cash management, international trade services and accounting services. In addition, Greater Bay provides centralized administrative functions, including support in credit policy formulation and review, investment management, data processing, accounting and other specialized support functions thereby allowing the Banks to focus on client service.

CORPORATE GROWTH STRATEGY

  The Company's business strategy is to focus on increasing its market share within the communities it serves through continued internal growth. As a result of the Merger, the Company has the opportunity to market the specialized products and services of the Venture Lending Group, the Greater Bay Trust Company and the SBA Department to a larger customer base. The Company believes that these products and services, available prior to the Merger only to customers of CNB, will be attractive to customers and contacts of MPB in the venture capital community and the high net worth customers of MPB. The Company believes that the infrastructure developed by Cupertino to support the Greater Bay Trust Company, the SBA Department and the Venture Lending Group will allow the Company to offer the products and services of these groups without significant additional overhead costs.

  The Company also will pursue opportunities to expand its market share through select acquisitions that management believes complement the Company's businesses. While management would prefer to make acquisitions which would expand its presence in its current market areas of Santa Clara and San Mateo Counties, it will also pursue opportunities to expand its market through acquisitions in other parts of the South, East, and North Bay Areas of San Francisco.

THE BANKS

  CNB

  CNB presently has four banking offices. CNB's main office is in Cupertino, and it has one regional office in San Jose and two regional offices in Palo Alto. At December 31, 1996, CNB had total assets of $339.7 million, total net loans of $248.4 million and total deposits of $302.3 million.

  MPB

  MPB presently has three banking offices. MPB's main office is in Palo Alto. MPB also has regional offices in San Mateo and in San Carlos. On December 31, 1996, MPB had total assets of $282.3 million, total net loans of $193.1 million and total deposits of $257.5 million.

  BANKING SERVICES

  Through their networks of regional offices, the Banks provide a wide range of commercial banking services to small and medium-sized businesses, real estate developers and property managers, business executives, professionals and other individuals. In addition, the Greater Bay Trust Company provides trust services to support the trust needs of the Banks' clients.

  The Banks offer a wide range of deposit products. These include the normal range of personal and business checking and savings accounts, time deposits and individual retirement accounts. The Banks also offer a wide range of specialized services designed to attract and service the needs of customers and include cash management and international trade services for business clients, traveler's checks, safe deposit and MasterCard and Visa merchant deposits services.

  The Banks also engage in the full complement of lending activities, including commercial, real estate and consumer loans. The Banks provide commercial loans for working capital and business expansion to small and medium-sized businesses with annual revenues generally in the range of $1.0 million to $50.0 million. The

Banks' commercial customers are drawn from a wide variety of manufacturing, wholesale and service businesses. The Banks provide interim real estate loans primarily for construction in the Banks' primary service areas of single-family residences, which typically range between approximately $500,000 and $1.0 million, and multi-unit projects, which typically range between approximately $1.5 million and $4.0 million. The Banks provide medium term commercial real estate loans or credits for the financing of commercial or industrial buildings where the properties are either used by the owner for business purposes or have income derived from tenants, which typically range between approximately $750,000 and $3.0 million. Loans to professionals and other individual clients cover a full range of consumer services, such as automobile, aircraft, home improvement and home equity loans, and other secured and unsecured lines of credit, including credit cards.

  Through the SBA Department, loans are made to smaller businesses and are generally 65% to 80% guaranteed by the SBA. In 1994, CNB was named a Preferred Lender by the SBA. Preferred Lender status is awarded by the SBA to lenders who have demonstrated superior ability to generate, underwrite and service loans guaranteed by the SBA, and results in more rapid turnaround of loan applications submitted to the SBA for approval.

  In May 1994, the Company organized the Venture Lending Group to serve the needs of companies in their start-up and development phase. This unit was developed to meet the needs of such clients in the Company's service area by allowing them to access a banking relationship early in their development. The loans to this target group of clients are generally secured by the accounts receivable, inventory and equipment of the companies. The financial strength of these companies also tends to be bolstered by the presence of venture capital investors among their shareholders.

MARKET AREA

  The Banks concentrate on marketing their services to small and medium-sized businesses, professionals and individuals in the Santa Clara and San Mateo Counties. Santa Clara County, CNB's primary base of operations, encompasses the geographic area between San Jose to the south and Palo Alto to the north. Santa Clara County ranks third in California median household income. CNB is headquartered in Cupertino, California, which is in the center of the geographical area referred to as the "Silicon Valley." The city of Cupertino has a population of approximately 44,000, and its median annual household income exceeds $76,000. MPB's primary market area ranges from Palo Alto to the south to South San Francisco to the north. MPB is headquartered in Palo Alto, California. The city of Palo Alto has a population of approximately 60,000, and its median annual household income exceeds $72,000.

  The commercial base of Santa Clara and San Mateo Counties is diverse and includes computer and semiconductor manufacturing, professional services, printing and publishing, aerospace, defense, and real estate construction, as well as wholesale and retail trade. As a result of its geographic concentration, the Company's results depend largely upon economic conditions in these areas. While the economy in the Company's market areas have exhibited positive economic and employment trends, there is no assurance that such trends will continue. A deterioration in economic conditions could have material adverse impact on the quality of the Company's loan portfolio and the demand for its product and services, and accordingly its results of operations. See "Risk Factors--Economic Conditions and Geographic Concentration."

LENDING ACTIVITIES

  UNDERWRITING AND CREDIT ADMINISTRATION

  The lending activities of each of the Banks is guided by the basic lending policies established by its Board of Directors. The Company is currently preparing a new loan policy to govern the lending activities of both Banks. The new policy is expected to be fully implemented during the second quarter of 1997. Once implemented, the credit policy will be approved each year by the Boards of Directors of Greater Bay and each of the Banks and will be managed through periodic reviews.

  Each loan must meet minimum underwriting criteria established in each Bank's lending policy. Lending authority is granted to officers of each Bank on a limited basis. Loan requests exceeding individual officer approval limits are approved by the Officers' Loan Committees of the respective Banks. Loan requests exceeding these limits are submitted to the Greater Bay Officers' Loan Committee, which consists of the President and Chief Executive Officer of Greater Bay, the Executive Vice President and Chief Lending Officer of Greater Bay, the Executive Vice President and Chief Credit Officer of MPB and the Senior Vice President and Chief Credit Officer of Greater Bay. Loans requests which exceed the limits of the Greater Bay Officers' Loan Committee are submitted to the Directors' Loan Committee for final approval. The Directors' Loan Committee consists of four outside directors. Each of these committees meet on a regular basis in order to provide timely responses to the Banks' clients.

  The Company's credit administration function includes an internal review and the regular use of an outside loan review firm. In addition, the Greater Bay Officers' Loan Committee and Chief Financial Officer meet at least once a month and review delinquencies, non-performing assets, classified assets and other pertinent information to evaluate credit risk within each Bank's loan portfolio and to recommend general reserve percentages and specific reserve allocations. The information reviewed by this committee is submitted to the Boards of Directors of the Company on a monthly basis.

  LOAN PORTFOLIO

  Approximately 57.0% of the Company's gross loan portfolio was in commercial loans at December 31, 1996, and real estate construction and land loans represented approximately 17.4% of total loans, primarily for residential projects. In addition, 16.1% of the Company's loans were real estate term loans, which are primarily secured by commercial properties. The balance of the portfolio consists of consumer loans.

  The interest rates charged for the loans made by the Banks vary with the degree of risk, size and maturity of the loans. Rates are generally affected by competition, associated factors stemming from the client's deposit relationship with the Bank and the Banks' cost of funds.

  Commercial Loans. In their commercial loan portfolio, the Banks provide personalized financial services to the diverse commercial and professional businesses in their market areas. Commercial loans, including those made by the Venture Lending Group, consist primarily of short-term loans (normally with a maturity of under one year) for working capital and business expansion. Commercial loans typically include revolving lines of credit collateralized by inventory, accounts receivable and equipment. Emphasis is placed on the borrower's earnings history, capitalization, secondary sources of repayment, and in some instances, third party guarantees or highly liquid collateral (such as time deposits and investment securities). Commercial loan pricing is generally at a rate tied to the prime rate (as quoted in the Wall Street Journal) or the Banks' reference rates.

  The Venture Lending Group serves the needs of companies in their start-up and development phase. Typical clients include technology companies, ranging from multimedia, software and telecommunications providers to bio-technology and medical device firms. The Venture Lending Group provides innovative lending products and other financial services, tailored to the needs of start-up and growth-stage companies. Borrowings are generally secured by minimum cash balances, accounts receivable, intellectual property rights, inventory and equipment of the companies. Many of these companies are in the start-up or development phase and will not generate any revenues for several years. The Company will often receive warrants from these companies as part of the compensation for its services.

  The Company participates in many SBA programs and, through CNB, is a "preferred lender." Preferred lender status is granted to a lender which has made a certain number of SBA loans and which, in the opinion of the SBA has staff who are qualified and experienced in this area. As a preferred lender, the Company has the authority to authorize, on behalf of the SBA, the SBA guaranty on loans under the 7A program. This can represent a substantial savings in serving a customer's needs. The Company utilizes both the 504 program, which is focused toward longer-term financing of buildings and other long-term assets, and the 7A program, which is primarily used for financing of the equipment, inventory and working capital needs of eligible businesses, generally over a three- to seven-year term. The Company's collateral position in the SBA loans is enhanced by the SBA guaranty in the case of 7A loans, and by lower loan-to-value ratios under the 504 program. The Company generally sells the guaranteed portion of its SBA loans in the secondary market.

  Real Estate Construction and Land Loans. The Banks' real estate construction loan activity has focused on providing short-term (less than one year maturity) loans to individuals and developers with whom the Banks have established relationships for the construction primarily of single family residences in the Banks' market areas. During 1992 and 1993, the Banks concentrated their construction loan activity on owner-occupied custom residences. During 1994, as real estate values began to stabilize, the Banks also entered the construction loan market for multi-unit single family residential projects. During 1995 and 1996, the Banks continued to expand their real estate construction portfolio with the help of the improving real estate market in Northern California.

  Residential real estate construction loans are typically secured by first deeds of trust and require guarantees of the borrower. The economic viability of the project and the borrower's credit-worthiness are primary considerations in the loan underwriting decision. Generally, these loans provide an attractive yield, but may carry a higher than normal risk of loss or delinquency, particularly if general real estate values decline. The Banks utilize approved independent local appraisers and loan-to-value ratios which generally do not exceed 65% to 75% of the appraised value of the property. The Banks monitor projects during the construction phase through regular construction inspections and a disbursement program tied to the percentage of completion of each project.

  The Banks also occasionally make land loans to person who intend to construct a single family residence on the lot generally within twelve months. In addition, the Banks have occasionally in the past, and may to a greater extent in the future, make commercial real estate construction loans to high net worth clients with adequate liquidity for construction of office and warehouse properties. Such loans are typically secured by first deeds of trust and require guarantees of the borrower.

  Commercial Real Estate Term Loans. The Banks provide medium-term commercial real estate loans secured by commercial or industrial buildings where the properties are either used by the owner for business purposes ("owner-user properties") or have income derived from tenants ("investment properties"). The Company's loan policies require the principal balance of the loan, generally between $750,000 and $1.5 million, to be no more than 70% of the stabilized appraised value of the underlying real estate collateral. The loans, which are typically secured by first deeds of trust only, generally have terms of no more than seven to ten years and are amortized over 20 years. Most of these loans have rates tied to the prime rate, with many adjusting whenever the prime rate changes; the remaining loans adjust every two or three years depending on the term of the loan.

  Consumer and Other Loans. The Banks' consumer and other loan portfolio is divided between installment loans secured by automobiles and aircraft, and home improvement loans and equity lines of credit which are often secured by residential real estate. Installment loans tend to be fixed rate and longer-term (one- to five-year maturity), while the equity lines of credit and home improvement loans are generally floating rate and are reviewed for renewal on an annual basis. The Banks also have a minimal portfolio of credit card loans, issued as an additional service to its clients.

DEPOSITS

  The Banks' deposits are obtained primarily from small and medium-sized businesses, business executives, professionals and other individuals. Each of the Banks offers the usual and customary range of depository products provided by commercial banks. The Banks' deposits are not received from a single depositor or group of affiliated depositors, the loss of any one of which would have a material adverse effect on the business of the Company or either of the Banks. Rates paid on deposits vary among the categories of deposits due to different terms, the size of the individual deposit, and rates paid by competitors on similar deposits.

  CNB has two business units that provide significant support to its deposit base. The Greater Bay Trust Company has approximately 10% of its trust assets under management in liquid funds that are retained in CNB money market demand accounts. At December 31, 1996, these funds totaled approximately $41.7 million. The Venture Lending Group, which finances companies in their start-up and development stage, is another source of deposits as most of the start-up phase companies have significant liquidity that is deposited in the bank as part of the banking relationship. At December 31, 1996, customers of the Venture Lending Group had approximately $38.1 million in deposits at CNB.

TRUST DEPARTMENT

  The Greater Bay Trust Company commenced operations in July 1988. The Greater Bay Trust Company offers a full range of fee-based trust services directly to its clients and administers several types of retirement plans, including corporate pension plans, 401(k) plans and individual retirement plans, with an emphasis on the investment management, custodianship and trusteeship of such plans. In addition, the Greater Bay Trust Company acts as executor, administrator, guardian and/or trustee in the administration of the estates of individuals. Investment and custodial services are provided for corporations, individuals and nonprofit organizations. Total assets under management by the Greater Bay Trust Company were approximately $418.0 million at December 31, 1996, compared to $270.0 million at December 31, 1995 and $157.0 million at December 31, 1994.

COMPETITION

  The banking and financial services business in California generally, and in the Banks' market areas specifically, is highly competitive. The increasingly competitive environment is a result primarily of changes in regulation, changes in technology and product delivery systems, and the accelerating pace of consolidation among financial services providers. The Banks compete for loans, deposits and customers for financial services with other commercial banks, savings and loan associations, securities and brokerage companies, mortgage companies, insurance companies, finance companies, money market funds, credit unions, and other nonbank financial service providers. Many of these competitors are much larger in total assets and capitalization, have greater access to capital markets and offer a broader array of financial services than the Banks. In order to compete with the other financial services providers, the Banks principally rely upon local promotional activities, personal relationships established by officers, directors and employees with its customers, and specialized services tailored to meet its customers' needs. In those instances where the Banks are unable to accommodate a customer's needs, the Banks may arrange for those services to be provided by its correspondents. The Bank have seven offices located in the Santa Clara and San Mateo Counties. Neither the deposits nor loans of the offices of the respective Banks exceed 1% of all financial services companies located in such counties.

EMPLOYEES

  At December 31, 1996, the Company had 177 full-time employees. None of the employees are covered by a collective bargaining agreement. The Company considers its employee relations to be satisfactory.

PROPERTIES

  The Company occupies its administrative office under a lease which expires 2002. MPB occupies its offices under leases expiring at various dates (including options to renew) through 2009. CNB occupies its offices under leases expiring at various dates (including options to renew) through 2018.

  The Company believes its present facilities are adequate for its present needs and anticipated future growth. The Company believes that, if necessary, it could secure suitable alternative facilities on similar terms without adversely affecting operations.

LEGAL PROCEEDINGS

  There are no material legal proceedings pending other than ordinary routine litigation incidental to the business of the Company to which Greater Bay or the Banks is a party or of which any of their property is a subject.

                          SUPERVISION AND REGULATION

  Bank holding companies and banks are extensively regulated under both federal and state law. Set forth below is a summary description of certain laws which relate to the regulation of Greater Bay and the Banks. The description does not purport to be complete and is qualified in its entirety by reference to the applicable laws and regulations.

GREATER BAY

  Greater Bay, as a registered bank holding company, is subject to regulation under the Bank Holding Company Act of 1956, as amended (the "BHCA"). Greater Bay is required to file with the Federal Reserve quarterly and annual reports and such additional information as the Federal Reserve may require pursuant to the BHCA. The Federal Reserve may conduct examinations of Greater Bay and its subsidiaries.

  The Federal Reserve may require that Greater Bay terminate an activity or terminate control of or liquidate or divest certain subsidiaries or affiliates when the Federal Reserve believes the activity or the control of the subsidiary or affiliate constitutes a significant risk to the financial safety, soundness or stability of any of its banking subsidiaries. The Federal Reserve also has the authority to regulate provisions of certain bank holding company debt, including authority to impose interest ceilings and reserve requirements on such debt. Under certain circumstances, Greater Bay must file written notice and obtain approval from the Federal Reserve prior to purchasing or redeeming its equity securities. Further, Greater Bay is required by the Federal Reserve to maintain certain levels of capital. See "-- Capital Standards" herein.

  Greater Bay is required to obtain the prior approval of the Federal Reserve for the acquisition of more than 5% of the outstanding shares of any class of voting securities or substantially all of the assets of any bank or bank holding company. Prior approval of the Federal Reserve is also required for the merger or consolidation of Greater Bay and another bank holding company.

  Greater Bay is prohibited by the BHCA, except in certain statutorily prescribed instances, from acquiring direct or indirect ownership or control of more than 5% of the outstanding voting shares of any company that is not a bank or bank holding company and from engaging directly or indirectly in activities other than those of banking, managing or controlling banks or furnishing services to its subsidiaries. However, Greater Bay, subject to the prior approval of the Federal Reserve, may engage in any, or acquire shares of companies engaged in, activities that are deemed by the Federal Reserve to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In making any such determination, the Federal Reserve is required to consider whether the performance of such activities by Greater Bay or an affiliate can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices. The Federal Reserve is also empowered to differentiate between activities commenced de novo and activities commenced by acquisition, in whole or in part, of a going concern. In 1996, the Economic Growth and Regulatory Paperwork Reduction Act of 1996 (the "Budget Act") eliminated the requirement that bank holding companies seek Federal Reserve approval before engaging de novo in permissible nonbanking activities listed in Regulation Y, which governs bank holding companies, if the holding company and its lead depository institution are well-managed and well-capitalized and certain other criteria specified in the statute are met. For purposes of determining the capital levels at which a bank holding company shall be considered "well-capitalized" under this section of the Budget Act and Regulation Y, the Federal Reserve adopted, as a rule, risk-based capital ratios (on a consolidated basis) that are the same as the levels set for determining that a state member bank is well capitalized under the provisions established under the prompt corrective action provisions of federal law. See "--Prompt Corrective Action and Other Enforcement Mechanisms" herein.

  Under Federal Reserve regulations, a bank holding company is required to serve as a source of financial and managerial strength to its subsidiary banks and may not conduct its operations in an unsafe or unsound manner. In addition, it is the Federal Reserve's policy that in serving as a source of strength to its subsidiary banks, a bank holding company should stand ready to use available resources to provide adequate capital funds to its subsidiary banks during periods of financial stress or adversity and should maintain the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks. A bank holding company's failure to meet its obligations to serve as a source of strength to its subsidiary banks will generally be considered by the Federal Reserve to be an unsafe and unsound banking practice or a violation of the Federal Reserve's regulations or both.

  Greater Bay is also a bank holding company within the meaning of Section 3700 of the California Financial Code. As such, Greater Bay and its subsidiaries are subject to examination by, and may be required to file reports with, the California State Banking Department.

  Finally, Greater Bay is subject to the periodic reporting requirements of the Exchange Act, including, but not limited to, filing annual, quarterly and other current reports with the Securities and Exchange Commission (the "Commission").

THE BANKS

  CNB, as a national banking association, is subject to primary supervision, examination and regulation by the Comptroller. MPB, as a California state chartered bank and member of the Federal Reserve System, is subject to primary supervision, periodic examination and regulation by the California Superintendent of Banks ("Superintendent") and the Federal Reserve. If, as a result of an examination of a bank, the bank regulatory agencies should determine that the financial condition, capital resources, asset quality, earnings prospects, management, liquidity or other aspects of the bank's operations are unsatisfactory or that the bank or its management is violating or has violated any law or regulation, various remedies are available to the bank regulatory agencies. Such remedies include the power to enjoin "unsafe or unsound" practices, to require affirmative action to correct any conditions resulting from any violation or practice, to issue an administrative order that can be judicially enforced, to direct an increase in capital, to restrict the growth of the bank, to assess civil monetary penalties, to remove officers and directors and ultimately to terminate a bank's deposit insurance, which would result in a revocation of the bank's charter. Neither CNB nor MPB has been the subject of any such actions by their respective regulatory agencies.

  The deposits of the Banks are insured by the FDIC in the manner and to the extent provided by law. For this protection, the Banks pay a semiannual statutory assessment. See "--Premiums for Deposit Insurance" herein.

  Various requirements and restrictions under the laws of the State of California and the United States affect the operations of the Banks. State and federal statutes and regulations relate to many aspects of the Banks' operations, including levels of capital, reserves against deposits, interest rates payable on deposits, loans, investments, mergers and acquisitions, borrowings, dividends, locations of branch offices and capital requirements.

RESTRICTIONS ON TRANSFERS OF FUNDS TO GREATER BAY BY THE BANKS

  Greater Bay is a legal entity separate and distinct from the Banks. Greater Bay's ability to pay cash dividends is limited by state law.

  There are statutory and regulatory limitations on the amount of dividends which may be paid to Greater Bay by the Banks. California law restricts the amount available for cash dividends by state chartered banks, such as MPB, to the lesser of retained earnings or the bank's net income for its last three fiscal years (less any distributions made to shareholders by the bank or by any majority-owned subsidiary of the bank during such period). Notwithstanding this restriction, a bank may, with the prior approval of the Superintendent, make a distribution to its shareholders in an amount not exceeding the greater of the retained earnings of the bank, net income for such bank's last fiscal year or the net income of the bank for its current year. The prior approval of the Comptroller is required if the total of all dividends declared by a national bank, such as CNB, in any calendar year exceeds the bank's net profits (as defined) for that year combined with its retained net profits (as defined) for the preceding two years, less any required transfers to surplus or a fund for the retirement of any preferred stock.

  The bank regulatory agencies also have authority to prohibit banks from engaging in activities that, in their respective opinions, constitute unsafe or unsound practices in conducting its business. It is possible, depending upon the financial condition of the bank in question and other factors, that the bank regulatory agencies could assert that the payment of dividends or other payments might, under some circumstances, be such an unsafe or unsound practice. Further, the bank regulatory agencies have established guidelines with respect to the maintenance of appropriate levels of capital by banks or bank holding companies under their jurisdiction. Compliance with the standards set forth in such guidelines and the restrictions that are or may be imposed under the prompt corrective action provisions of federal law could limit the amount of dividends which the Banks or Greater Bay may pay. See "--Prompt Corrective Action and Other Enforcement Mechanisms" herein and "--Capital Standards" herein for a discussion of these additional restrictions on capital distributions.

  Substantially all of Greater Bay's revenues, including funds available for the payment of dividends and other operating expenses, are, and will continue to be, dividends paid by the Banks. At December 31, 1996, the Banks had $6.3 million in the aggregate available for the payment of cash dividends.

  The Banks are subject to certain restrictions imposed by federal law on any extensions of credit to, or the issuance of a guarantee or letter of credit on behalf of, Greater Bay or other affiliates, the purchase of or investments in stock or other securities thereof, the taking of such securities as collateral for loans and the purchase of assets of Greater Bay or other affiliates. Such restrictions prevent Greater Bay and such other affiliates from borrowing from the Banks unless the loans are secured by marketable obligations or other acceptable collateral of designated amounts. Further, such secured loans and investments by the Banks to or in Greater Bay or to or in any other affiliate is limited to 10% of the respective bank's capital stock and surplus (as defined by federal regulations) and such secured loans and investments are limited, in the aggregate, to 20% of the respective banks' capital stock and surplus (as defined by federal regulations). California law also imposes certain restrictions with respect to transactions involving Greater Bay and other controlling persons of the Banks. Additional restrictions on transactions with affiliates may be imposed on the Banks under the prompt corrective action provisions of federal law. See "--Prompt Corrective Action and Other Enforcement Mechanisms."

COMMON LIABILITY

  Under federal law, a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with the default of a commonly controlled FDIC-insured depository institution or any assistance provided by the FDIC to a commonly controlled FDIC-insured institution in danger of default. These provisions can have the effect of making one subsidiary bank of Greater Bay responsible for FDIC-insured losses at another subsidiary bank.

EFFECT OF GOVERNMENTAL POLICIES AND LEGISLATION

  Banking is a business that depends on rate differentials. In general, the difference between the interest rate paid by the Banks on their deposits and their other borrowings and the interest rate received by the Banks on loans extended to their customers and securities held in the Banks' portfolios comprises the major portion of the Banks' earnings. These rates are highly sensitive to many factors that are beyond the control of the Banks. Accordingly, the earnings and growth of the Banks are subject to the influence of domestic and foreign economic conditions, including inflation, recession and unemployment.

  The commercial banking business is not only affected by general economic conditions but is also influenced by the monetary and fiscal policies of the federal government and the policies of regulatory agencies, particularly the Federal Reserve. The Federal Reserve implements national monetary policies (with objectives such as curbing inflation and combating recession) by its open-market operations in United States Government securities, by adjusting the required level of reserves for financial institutions subject to its reserve requirements and by varying the discount rates applicable to borrowings by depository institutions. The actions of the Federal Reserve in these areas influence the growth of bank loans, investments and deposits and also affect interest rates charged on loans and paid on deposits. The nature and impact of any future changes in monetary policies cannot be predicted.

  From time to time, legislation is enacted which has the effect of increasing the cost of doing business, limiting or expanding permissible activities or affecting the competitive balance between banks and other financial services providers. Proposals to change the laws and regulations governing the operations and taxation of banks, bank holding companies and other financial services provider are frequently made in Congress, in the California legislature and before various bank regulatory and other professional agencies. The likelihood of any major legislative changes and the impact such changes might have on Greater Bay or the Banks are impossible to predict.

CAPITAL STANDARDS

  The Federal Reserve, the Comptroller and the FDIC have adopted risk-based minimum capital guidelines intended to provide a measure of capital that reflects the degree of risk associated with a banking organization's operations for both transactions reported on the balance sheet as assets and transactions, such as letters of credit and recourse arrangements, which are recorded as off balance sheet items. Under these guidelines, nominal dollar amounts of assets and credit equivalent amounts of off balance sheet items are multiplied by one of several risk adjustment percentages, which range from 0% for assets with low credit risk, such as certain U.S. Treasury securities, to 100% for assets with high credit risk, such as commercial loans.

  A banking organization's risk-based capital ratios are obtained by dividing its qualifying capital by its total risk adjusted assets. The regulators measure risk-adjusted assets, which includes off balance sheet items, against both total qualifying capital (the sum of Tier 1 capital and limited amounts of Tier 2 capital) and Tier 1 capital. Tier 1 capital consists of, among other things, (i) common shareholders' equity capital (includes common stock and related surplus, and undivided profits); (ii) noncumulative perpetual preferred stock (cumulative perpetual preferred stock for bank holding companies), including any related surplus; and (iii) minority interests in certain subsidiaries, less most intangible assets. Tier 2 capital may consist of: (i) a limited amount of the allowance for loan and lease losses ("ALLL");
(ii) cumulative perpetual preferred stock; (iii) perpetual preferred stock (and any related surplus); (iv) term subordinated debt and certain other instruments with some characteristics of equity. The inclusion of elements of Tier 2 capital is subject to certain other requirements and limitations of the federal banking agencies. The federal banking agencies require a minimum ratio of qualifying total capital to risk-adjusted assets of 8% and a minimum ratio of Tier 1 capital to risk-adjusted assets of 4%.

  In addition to the risked-based guidelines, federal banking regulators require banking organizations to maintain a minimum amount of Tier 1 capital to total assets, referred to as the leverage ratio. For a banking organization rated in the highest of the five categories used by regulators to rate banking organizations, the minimum leverage ratio of Tier 1 capital to total assets must be 3%. For all banking organizations not rated in the highest category, the minimum leverage ratio must be at least 100 to 200 basis points above the 3% minimum, or 4% to 5%. In addition to these uniform risk-based capital guidelines and leverage ratios that apply across the industry, the regulators have the discretion to set individual minimum capital requirements for specific institutions at rates significantly above the minimum guidelines and ratios.

  In June 1996, the federal banking agencies adopted a joint agency policy statement to provide guidance on managing interest rate risk. These agencies indicated that the adequacy and effectiveness of a bank's interest rate risk management process and the level of its interest rate exposures are critical factors in the agencies' evaluation of the bank's capital adequacy. A bank with material weaknesses in its risk management process or high levels of exposure relative to its capital will be directed by the agencies to take corrective action. Such actions will include recommendations or directions to raise additional capital, strengthen management expertise, improve management information and measurement systems, reduce levels of exposure, or some combination thereof depending upon the individual institution's circumstances. This policy statement augments the August 1995 regulations adopted by the federal banking agencies which addressed risk-based capital standards for interest rate risk.

  In December 1993, the federal banking agencies issued an interagency policy statement on the ALLL which, among other things, establishes certain benchmark ratios of loan loss reserves to classified assets. The benchmark set forth by such policy statement is the sum of (a) assets classified loss; (b) 50 percent of assets classified doubtful; (c) 15 percent of assets classified substandard; and (d) estimated credit losses on other assets over the upcoming 12 months. This amount is neither a "floor" nor a "safe harbor" level for an institution's ALLL.

  Federally supervised banks and savings associations are currently required to report deferred tax assets in accordance with SFAS No. 109. The federal banking agencies issued final rules governing banks and bank holding companies, which became effective April 1, 1995 and limit the amount of deferred tax assets that are allowable in computing an institution's regulatory capital. Deferred tax assets that can be realized for taxes paid in prior carryback years and from future reversals of existing taxable temporary differences are generally not limited. Deferred tax assets that can only be realized through future taxable earnings are limited for regulatory capital purposes to the lesser of (i) the amount that can be realized within one year of the quarter-end report date, based on projected taxable income for that year or (ii) 10% of Tier 1 Capital. The amount of any deferred tax in excess of this limit would be excluded from Tier 1 Capital and total assets and regulatory capital calculations.

  Future changes in regulations or practices could further reduce the amount of capital recognized for purposes of capital adequacy. Such a change could affect the ability of the Banks to grow and could restrict the amount of profits, if any, available for the payment of dividends. For information concerning the capital ratios of Greater Bay and the Banks, see "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Capital Resources."

PROMPT CORRECTIVE ACTION AND OTHER ENFORCEMENT MECHANISMS

  Federal law requires each federal banking agency to take prompt corrective action to resolve the problems of insured depository institutions, including but not limited to those that fall below one or more prescribed minimum capital ratios. In accordance with federal law, each federal banking agency has promulgated regulations defining the following five categories in which an insured depository institution will be placed, based on the level of its capital ratios: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. An insured depository institution will be classified in the following categories based, in part, on the capital measures indicated below:

  "Well capitalized"                                        "Adequately capitalized"
  Total risk-based capital of at least 10%;                 Total risk-based capital of at least 8%;
  Tier 1 risk-based capital of 6%; and                      Tier 1 risk-based capital of 4%; and
  Leverage ratio of 5%.                                     Leverage ratio of 4%.

  "Undercapitalized"                                        "Significantly undercapitalized"
  Total risk-based capital less than 8%;                    Total risk-based capital less than 6%;
  Tier 1 risk-based capital less than 4%; or                Tier 1 risk-based capital less than 3%; or
  Leverage ratio less than 4%.                              Leverage ratio less than 3%.

  "Critically undercapitalized"
  Tangible equity to total assets less than 2%.

  An institution that, based upon its capital levels, is classified as "well capitalized," "adequately capitalized" or "undercapitalized" may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, determines that an unsafe or unsound condition or an unsafe or unsound practice warrants such treatment. At each successive lower capital category, an insured depository institution is subject to more restrictions. The federal banking agencies, however, may not treat a significantly undercapitalized institution as "critically undercapitalized" unless its capital ratio actually warrants such treatment.

  The law prohibits insured depository institutions from paying management fees to any controlling persons or, with certain limited exceptions, making capital distributions if after such transaction the institution would be undercapitalized. If an insured depository institution is undercapitalized, it will be closely monitored by the appropriate federal banking agency, subject to asset growth restrictions and required to obtain prior regulatory approval for acquisitions, branching and engaging in new lines of business. Any undercapitalized depository institution must submit an acceptable capital restoration plan to the appropriate federal banking agency 45 days after receiving notice, or is deemed to have notice, that the institution is undercapitalized. The appropriate federal banking agency cannot accept a capital plan unless, among other things, it determines that the plan: (i) specifies: (a) the steps the institution will take to become adequately capitalized; (b) the levels of capital to be attained during each year in which the plan will be in effect; (c) how the institution will comply with the applicable restrictions or requirements then in effect of the Federal Deposit Insurance Act; and (d) the types and levels of activities in which the institution will engage; (ii) is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital; and (iii) would not appreciably increase the risk (including credit risk, interest-rate risk, and other types of risk) to which the institution is exposed. In addition, each company controlling an undercapitalized depository institution must guarantee that the institution will comply with the capital plan until the depository institution has been adequately capitalized on average during each of four consecutive calendar quarters and must otherwise provide appropriate assurances of performance. The aggregate liability of such guarantee is limited to the lesser of (a) an amount equal to 5% of the depository institution's total assets at the time the institution became undercapitalized or (b) the amount which is necessary to bring the institution into compliance with all capital standards applicable to such institution as of the time the institution fails to comply with its capital restoration plan. Finally, the appropriate federal banking agency may impose any of the additional restrictions or sanctions that it may impose on significantly undercapitalized institutions if it determines that such action will further the purpose of the prompt correction action provisions.

  An insured depository institution that is significantly undercapitalized, or is undercapitalized and fails to submit, or in a material respect to implement, an acceptable capital restoration plan, is subject to additional restrictions and sanctions. These include, among other things: (i) a forced sale of voting shares to raise capital or, if grounds exist for appointment of a receiver or conservator, a forced merger; (ii) restrictions on transactions with affiliates; (iii) further limitations on interest rates paid on deposits;
(iv) further restrictions on growth or required shrinkage; (v) modification or termination of specified activities; (vi) replacement of directors or senior executive officers; (vii) prohibitions on the receipt of deposits from correspondent institutions; (viii) restrictions on capital distributions by the holding companies of such institutions; (ix) required divestiture of subsidiaries by the institution; or (x) other restrictions as determined by the appropriate federal banking agency. Although the appropriate federal banking agency has discretion to determine which of the foregoing restrictions or sanctions it will seek to impose, it is required to: (i) force a sale of shares or obligations of the bank, or require the bank to be acquired by or combine with another institution; (ii) impose restrictions on affiliate transactions and (iii) impose restrictions on rates paid on deposits, unless it determines that such actions would not further the purpose of the prompt corrective action provisions. In addition, without the prior written approval of the appropriate federal banking agency, a significantly undercapitalized institution may not pay any bonus to its senior executive officers or provide compensation to any of them at a rate that exceeds such officer's average rate of base compensation during the 12 calendar months preceding the month in which the institution became undercapitalized.

  Further restrictions and sanctions are required to be imposed on insured depository institutions that are critically undercapitalized. For example, a critically undercapitalized institution generally would be prohibited from engaging in any material transaction other than in the ordinary course of business without prior regulatory approval and could not, with certain exceptions, make any payment of principal or interest on its subordinated debt beginning 60 days after becoming critically undercapitalized. Most importantly, however, except under limited circumstances, the appropriate federal banking agency, not later than 90 days after an insured depository institution becomes critically undercapitalized, is required to appoint a conservator or receiver for the institution. The board of directors of an insured depository institution would not be liable to the institution's shareholders or creditors for consenting in good faith to the appointment of a receiver or conservator or to an acquisition or merger as required by the regulator.

  In addition to measures taken under the prompt corrective action provisions, commercial banking organizations may be subject to potential enforcement actions by the federal regulators for unsafe or unsound practices in conducting their businesses or for violations of any law, rule, regulation or any condition imposed in writing by the agency or any written agreement with the agency. See "--Potential Enforcement Actions" herein.

SAFETY AND SOUNDNESS STANDARDS

  Effective July 1995, the federal banking agencies adopted final guidelines establishing standards for safety and soundness, as required by Federal Deposit Insurance Corporation Improvement Act of 1991. These standards are designed to identify potential safety and soundness concerns and ensure that action is taken to address those concerns before they pose a risk to the deposit insurance funds. The standards relate to (i) internal controls, information systems and internal audit systems; (ii) loan documentation; (iii) credit underwriting; (iv) asset growth; (v) earnings; and (vi) compensation, fee and benefits. If a federal banking agency determines that an institution fails to meet any of these standards, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. In the event the institution fails to submit an acceptable plan within the time allowed by the agency or fails in any material respect to implement an accepted plan, the agency must, by order, require the institution to correct the deficiency. Effective October 1, 1996, the federal banking agencies promulgated safety and soundness regulations and accompanying interagency compliance guidelines on asset quality and earnings standards. These new guidelines provide six standards for establishing and maintaining a system to identify problem assets and prevent those assets from deteriorating. The institution should: (i) conduct periodic asset quality reviews to identify problem assets; (ii) estimate the inherent losses in those assets and establish reserves that are sufficient to absorb estimated losses; (iii) compare problem asset totals to capital; (iv) take appropriate corrective action to resolve problem assets; (v) consider the size and potential risks of material asset concentrations; and (vi) provide periodic asset reports with adequate information for management and the board of directors to assess the level of asset risk. These new guidelines also set forth standards for evaluating and monitoring earnings and for ensuring that earnings are sufficient for the maintenance of adequate capital and reserves. If an institution fails to comply with a safety and soundness standard, the appropriate federal banking agency may require the institution to submit a compliance plan. Failure to submit a compliance plan or to implement an accepted plan may result in enforcement action.

PREMIUMS FOR DEPOSIT INSURANCE

  The FDIC has adopted final regulations implementing a risk-based premium system required by federal law, which establishes an assessment rate schedule ranging from 0 cents per $100 of deposits to 27 cents per $100 of deposits applicable to members of BIF. To determine the risk-based assessment for each institution, the FDIC will categorize an institution as well capitalized, adequately capitalized or undercapitalized based on its capital ratios using the same standards used by the FDIC for its prompt corrective action regulations. A well-capitalized institution is generally one that has at least a 10% total risk-based capital ratio, a 6% Tier 1 risk-based capital ratio and a 5% Tier 1 leverage capital ratio. An adequately capitalized institution will generally have at least an 8% total risk-based capital ratio, a 4% Tier 1 risk-based capital ratio and a 4% Tier 1 leverage capital ratio. An undercapitalized institution will generally be one that does not meet either of the above definitions. The FDIC will also assign each institution to one of three subgroups based upon reviews by the institution's primary federal or state regulator, statistical analyses of financial statements and other information relevant to evaluating the risk posed by the institution. The three supervisory categories are: financially sound with only a few minor weaknesses (Group A), demonstrates weaknesses that could result in significant deterioration (Group B), and poses a substantial probability of loss (Group C).

  The BIF assessment rates are set forth below for institutions based on their risk-based assessment categorization.

                  ASSESSMENT RATES EFFECTIVE JANUARY 1, 1996*

                                                         GROUP A GROUP B GROUP C
                                                         ------- ------- -------
      Well Capitalized..................................     0       3      17
      Adequately Capitalized............................     3      10      24
      Undercapitalized..................................    10      24      27

--------
* Assessment figures are expressed in terms of cents per $100 per deposits.

  On September 30, 1996, Congress passed the Budget Act which capitalized the Savings Association Insurance Fund ("SAIF") through a special assessment on SAIF-insured deposits and required banks to share in part of the interest payments on the Financing Corporation ("FICO") bonds which were issued to help fund the federal government costs associated with the savings and loan crisis of the late 1980's. The special thrift SAIF assessment has been set at 65.7 cents per $100 of deposits insured by SAIF as of March 31, 1995. Effective January 1, 1997, for the FICO payments, SAIF-insured institutions will pay 3.2 cents per $100 in domestic deposits, and BIF-insured institutions, like the Banks, will pay 0.64 cents per $100 in domestic deposits. Full pro rata sharing of the FICO interest payments takes effect on January 1, 2000.

  The federal banking regulators are also authorized to prohibit depository institutions and their holding companies from facilitating or encouraging the shifting of deposits from SAIF to BIF for the purpose of evading thrift assessment rates. The Budget Act also prohibits the FDIC from setting premiums under the risk-based schedule above the amount needed to meet the designated reserve ratio (currently 1.25%).

INTERSTATE BANKING AND BRANCHING

  On September 29, 1994, the President signed into law the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Act"). Under the Interstate Act, beginning one year after the date of enactment, a bank holding company that is adequately capitalized and managed may obtain approval under the BHCA to acquire an existing bank located in another state without regard to state law. A bank holding company is not permitted to make such an acquisition if, upon consummation, it would control
(a) more than 10% of the total amount of deposits of insured depository institutions in the United States or (b) 30% or more of the deposits in the state in which the bank is located. A state may limit the percentage of total deposits that may be held in that state by any one bank or bank holding company if application of such limitation does not discriminate against out-of-state banks or bank holding companies. An out-of-state bank holding company may not acquire a state bank in existence for less than a minimum length of time that may be prescribed by state law, except that a state may not impose more than a five-year age requirement.

  The Interstate Act also permits, beginning June 1, 1997, mergers of insured banks located in different states and conversion of the branches of the acquired bank into branches of the resulting bank. Each state may permit such combinations earlier than June 1, 1997, and may adopt legislation to prohibit interstate mergers after that date in that state or in other states by that state's banks. The same concentration limits discussed in the preceding paragraph apply. The Interstate Act also permits a national or state bank to establish branches in a state other than its home state if permitted by the laws of that state, subject to the same requirements and conditions as for a merger transaction.

  The Interstate Act is likely to increase competition in the Company's market areas especially from larger financial institutions and their holding companies. It is difficult to assess the impact such likely increased competition will have on the Company's operations.

  Under the Interstate Act, the extent of a commercial bank's ability to branch into a new state will depend on the law of the state. In October 1995, California adopted an early "opt in" statute under the Interstate Act that permits out-of-state banks to acquire California banks that satisfy a five-year minimum age requirement (subject to exceptions for supervisory transactions) by means of merger or purchases of assets, although entry through acquisition of individual branches of California institutions and de novo branching into California are not permitted. The Interstate Act and the California branching statute will likely increase competition from out-of-state banks in the markets in which the Company operates, although it is difficult to assess the impact that such increased competition may have on the Company's operations.

COMMUNITY REINVESTMENT ACT AND FAIR LENDING DEVELOPMENTS

  The Banks are subject to certain fair lending requirements and reporting obligations involving home mortgage lending operations and Community Reinvestment Act ("CRA") activities. The CRA generally requires the federal banking agencies to evaluate the record of a financial institution in meeting the credit needs of its local communities, including low and moderate income neighborhoods. In addition to substantial penalties and corrective measures that may be required for a violation of certain fair lending laws, the federal banking agencies may take compliance with such laws and CRA into account when regulating and supervising other activities.

  In May 1995, the federal banking agencies issued final regulations which change the manner in which they measure a bank's compliance with its CRA obligations. The final regulations adopt a performance-based evaluation system which bases CRA ratings on an institution's actual lending, service and investment performance, rather than the extent to which the institution conducts needs assessments, documents community outreach activities or complies with other procedural requirements.

  In March 1994, the federal Interagency Task Force on Fair Lending issued a policy statement on discrimination in lending. The policy statement describes the three methods that federal agencies will use to prove discrimination: overt evidence of discrimination, evidence of disparate treatment and evidence of disparate impact.

  In connection with its assessment of CRA performance, the appropriate bank regulatory agency assigns a rating of "outstanding," "satisfactory," "needs to improve" or "substantial noncompliance." Based on an examination conducted during the first quarter of 1996, MPB was rated outstanding. CNB, which was rated satisfactory in 1995, is currently undergoing a CRA exam.

POTENTIAL ENFORCEMENT ACTIONS

  Commercial banking organizations, such as the Banks, and their institution-affiliated parties, which include Greater Bay, may be subject to potential enforcement actions by the Federal Reserve, the FDIC, the Superintendent and/or the Comptroller for unsafe or unsound practices in conducting their businesses or for violations of any law, rule, regulation or any condition imposed in writing by the agency or any written agreement with the agency. Enforcement actions may include the imposition of a conservator or receiver, the issuance of a cease-and-desist order that can be judicially enforced, the termination of insurance of deposits (in the case of the Banks), the imposition of civil money penalties, the issuance of directives to increase capital, the issuance of formal and informal agreements, the issuance of removal and prohibition orders against institution affiliated parties and the imposition of restrictions and sanctions under the prompt corrective action provisions of the FDIC Improvement Act. Additionally, a holding company's inability to serve as a source of strength to its subsidiary banking organizations could serve as an additional basis for a regulatory action against the holding company. Neither Greater Bay nor the Banks has been subject to any such enforcement actions.

                                  MANAGEMENT

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

  The table below sets forth certain information for the directors and certain executive officers of Greater Bay and where indicated, CNB or MPB, as of December 31, 1996.

   NAME                                       POSITION(S)                    AGE
   ----                                       -----------                    ---
   DIRECTORS:

   John M. Gatto            Co-Chairman of the Board                          59

   Duncan L. Matteson       Co-Chairman of the Board of Greater Bay;
                             Chairman of the Board of MPB                     62

   Rex D. Lindsay           Vice-Chairman of the Board                        71

   Edwin E. van Bronkhorst  Vice-Chairman of the Board                        73

   David L. Kalkbrenner     Director; Chief Executive Officer and President
                             of Greater Bay and MPB                           57

   James E. Jackson         Director                                          62

   Glen McLaughlin          Director                                          62

   Dick J. Randall          Director                                          65

   Donald H. Seiler         Director                                          68

   Warren R. Thoits         Director                                          74

   EXECUTIVE OFFICERS:

   C. Donald Allen          Chairman of the Board and Chief Executive
                             Officer of CNB                                   62

   Murray B. Dey            Executive Vice President and Chief Credit
                             Officer of MPB                                   54

   David R. Hood            Executive Vice President and Chief Lending
                             Officer of Greater Bay and CNB                   52

   Hall Palmer              Executive Vice President and Senior Trust
                             Officer of Greater Bay Trust Company and CNB     56

   Steven C. Smith          Executive Vice President, Chief Operating
                             Officer and Chief Financial Officer of Greater
                             Bay; Executive Vice President and Chief
                             Operating Officer of CNB                         45

  JOHN M. GATTO, Co-Chairman of Greater Bay since November 1996. He was a director of Cupertino from 1984 to the date of the Merger and has served as Chairman of the Board of CNB since 1984. Mr. Gatto has been the sole proprietor of Maria Enterprises, a development consultant company, since December 1993. From 1984 to 1993, Mr. Gatto was an architect for Cypress Properties, a real estate development company.

  DUNCAN L. MATTESON, Co-Chairman of the Board of Directors of Greater Bay since November 1996. He served as Chairman of the Board of Greater Bay (formerly Mid-Peninsula) from 1994 until the date of the Merger and has served as Chairman of the Board of MPB since 1987. He is President of the Matteson Companies, a diversified group of real estate investment and property management corporations located in Menlo Park. He has been actively involved in the real estate investment and securities industries in the Palo Alto/Menlo Park Area since 1959. He is a member of the Executive Committee of the Stanford Heart Council, and serves as a trustee of the Palo Alto Medical Foundation. As an appointee of the Governor, Mr. Matteson is Vice President of the board of directors of the Cow Palace. He is the Immediate Past-Chairman of the National Multi-Housing Council, a group of the leading apartment owners and managers throughout the United States.

  REX D. LINDSAY, Vice-Chairman of the Board of Directors of Greater Bay since November 1996. He served as a director of Cupertino from 1984 to the date of the Merger and has served as a director of CNB since 1984. For approximately the past five years, Mr. Lindsay has been a rancher and a private investor.

  EDWIN E. VAN BRONKHORST, Vice-Chairman of the Board of Directors of Greater Bay (formerly Mid-Peninsula) since 1994 and a director of MPB since 1987. Mr. van Bronkhorst retired from the Hewlett-Packard Company in 1984 and was, prior to his retirement, Senior Vice President, Chief Financial Officer and Treasurer of that company and served on its board of directors from 1962 to 1984. He currently serves as a member of the board of directors of the California Water Service Company and Nellcor Puritan Bennett, a manufacturer of medical equipment, and is a Trustee and Treasurer of the David & Lucille Packard Foundation.

  DAVID L. KALKBRENNER, President, Chief Executive Officer and a director of Greater Bay and MPB. He has held such positions with Greater Bay (formerly Mid-Peninsula) since 1994 and with MPB since 1987. He was employed by Crocker National Bank from 1963 to 1986. From 1981 to 1986, he served as First Vice President and Regional Manager of the Mid-Peninsula region, with administrative offices located in Palo Alto. He was responsible for the administration of 14 full-service branches from San Carlos to Sunnyvale, a business banking center in Palo Alto and the private banking office, also located in Palo Alto. From 1977 to 1981, he was Vice President and Manager of the main office of Crocker National Bank in Palo Alto. He is a member of the board of directors of the College of Notre Dame and is a former director of the Palo Alto Chamber of Commerce and the Community Association for the Retarded.

  JAMES E. JACKSON, director of Greater Bay since November 1996. He served as a director of Cupertino from 1984 to the date of the Merger and has served as a director of CNB since 1984. Mr. Jackson has been an attorney-at-law at the law firm Jackson & Abdalah, a Professional Corporation, since 1976.

  GLEN MCLAUGHLIN, director of Greater Bay since November 1996. He served as a director of Cupertino from 1984 to the date of the Merger and has served as a director of CNB since 1984. Mr. McLaughlin has also served as the Chairman of Venture Leasing Associates, an equipment leasing company, since December 1986.

  DICK J. RANDALL, director of Greater Bay since November 1996. He served as a director of Cupertino from 1984 to the date of the Merger and has served as a director of CNB since 1984. Mr. Randall has been a private investor and rancher since 1993. From 1962 until his retirement in 1993, Mr. Randall served as the President of The William Lyon Co., a real estate developer and construction company.

  DONALD H. SEILER, director of Greater Bay (formerly Mid-Peninsula) since 1994 and of MPB since 1987. He is the founder and managing partner of Seiler & Company, Certified Public Accountants, in Redwood City and San Francisco. He has been a certified public accountant in San Francisco and the Peninsula area since 1952. He is presently a director of Ross Stores, Inc., serves on the audit committee of Stanford Health Services, is a past-president of the Jewish Community Federation of San Francisco, the Peninsula and Marin and Sonoma Counties. He is on the board of directors of the Peninsula Community Foundation.

  WARREN R. THOITS, director of Greater Bay (formerly Mid-Peninsula) since 1994 and of MPB since 1987. He is a partner with the Palo Alto law firm of Thoits, Love, Hershberger & McLean. He is a native of Palo Alto and a graduate of Stanford University and its School of Law. Mr. Thoits has been very active in community and charitable organizations, having served as President of the Palo Alto Chamber of Commerce, the Palo Alto Rotary Club and as Chairman of the Palo Alto Area Chapter of the American Red Cross. He was formerly a member of the board of directors of Northern California Savings and Loan Association (now Great Western Bank).

  C. DONALD ALLEN, Chairman of the Board and Chief Executive Officer of CNB since 1990. He served as President and Chief Executive Officer of Cupertino from 1985 to the date of the Merger. Mr. Allen was a founding Director and President of CNB.

  MURRAY B. DEY, Executive Vice President and Chief Credit Officer of MPB since 1987. From 1964 to 1986 he worked for Crocker National Bank. From 1975 to 1982, he was the Vice President and Assistant Manager of the main office of Crocker National Bank in Palo Alto. He became the Manager of that office in 1982 and held that position until 1984. From 1984 to 1986 he was the Area Market Manager in the Palo Alto/Menlo Park area. He currently serves as President and Treasurer of the Home Equity Loan Program for Seniors, Inc., and is a member of the Community Cabinet of the Lucille Packard Children's Hospital at Stanford.

  DAVID R. HOOD, Executive Vice President and Chief Lending Officer of Greater Bay since November 1996. Since April 1995, he has served as Executive Vice President and Senior Lending Officer of CNB. From April 1985 to March 1995, he held positions of Vice President, Senior Vice President and Senior Loan Officer, Executive Vice President and Senior Lending Officer, and President of University Bank & Trust. From 1967 to 1985 Mr. Hood held various positions, the most recent of which was Vice President and Manager of the San Mateo Business Loan Center for Wells Fargo Bank, N.A.

  HALL PALMER, Executive Vice President and Senior Trust Officer of the Greater Bay Trust Company since November 1996. Mr. Palmer joined CNB in May 1995 as Executive Vice President and Senior Trust Officer. Prior to that time, from May 1987 to May 1995, Mr. Palmer served as Executive Vice President and Senior Trust Officer for University Bank & Trust. From 1984 to 1987, Mr. Palmer was Senior Vice President and Executive Trust Officer for Key Bank of Oregon. From 1968 to 1984, Mr. Palmer was Manager and Trust Officer for Wells Fargo Bank, N.A.

  STEVEN C. SMITH, Executive Vice President, Chief Operating Officer and Chief Financial Officer of Greater Bay since November 1996 and Executive Vice President and Chief Operating Officer of CNB since 1995. He is a certified public accountant who joined Cupertino and CNB in December 1993 as Senior Vice President and Chief Financial Officer, and in 1995 was named Executive Vice President and Chief Operating Officer of Cupertino and CNB. From July 1993 to December 1993, Mr. Smith served as Executive Vice President and Chief Financial Officer of Commercial Pacific Bank. From 1992 to July 1993, Mr. Smith served as Executive Vice President and Chief Financial Officer of First Charter Bank. From 1984 to 1991, Mr. Smith served as Senior Vice President of Finance and Treasurer of Fidelity Federal Bank, a federal savings bank.

EXECUTIVE COMPENSATION AND OTHER MATTERS

  The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company and five other executive officers of Greater Bay or the Banks as of December 31, 1996 whose total salary and bonus for the year ended December 31, 1996 exceeded $100,000. In all cases, payment was for services in all capacities to Greater Bay (and its predecessors, Mid-Peninsula and Cupertino) and the Banks during the fiscal years ended December 31, 1996, 1995 and 1994:

                          SUMMARY COMPENSATION TABLE

                                                        ANNUAL COMPENSATION        LONG TERM AWARDS
                                                      ----------------------- --------------------------
                                                                                              SECURITIES
                                                                                   OTHER      UNDERLYING
                                                                                  ANNUAL       OPTIONS      ALL OTHER
NAME AND PRINCIPAL                                         SALARY(1) BONUS(2) COMPENSATION(3)  SARS(4)   COMPENSATION(5)
POSITION                                              YEAR    ($)      ($)          ($)          (#)           ($)
------------------                                    ---- --------- -------- --------------- ---------- ---------------
David L. Kalkbrenner..........................        1996  182,083  124,000       8,400        20,000       71,054
 President and CEO of                                 1995  150,000   97,000       8,400        15,000       45,033
 Greater Bay and MPB                                  1994  142,110   74,000       8,400         1,062       13,142

C. Donald Allen...............................        1996  185,858    7,500         --          3,816       69,129
 Chairman and CEO                                     1995  161,177    7,500         --            --        14,730
 of CNB                                               1994  150,000      --          --            --        13,020

Steven C. Smith...............................        1996  139,020   70,860       6,000         9,131       28,501
 Executive Vice President,                            1995  127,250   48,000       6,000         8,968        7,133
 COO and CFO of Greater Bay;                          1994  103,416   30,000       6,000         8,968          830
 EVP and COO of CNB

David R. Hood.................................        1996  124,120   62,490       6,000         7,131       40,222
 Executive Vice President and                         1995   85,462   48,000       6,000        13,453        2,153
 Chief Lending Officer of                             1994      --       --          --            --           --
 Greater Bay and CNB

Murray B. Dey.................................        1996  124,425   80,000       6,000         6,000       34,959
 Executive Vice President and                         1995  120,000   67,000       6,000           --        23,891
 Chief Credit Officer of MPB                          1994  115,000   42,000       6,000         1,062       10,089

Hall Palmer...................................        1996  122,600   62,490       6,000         4,631       33,343
 Executive Vice President and                         1995   80,000   48,000       6,000        13,453        2,580
 Senior Trust Officer of Greater Bay                  1994      --       --          --            --           --
 Trust Company and CNB

--------
(1) Annual salary includes cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers under the 401(k) Plan.
(2) Amounts indicated as bonus payments were earned for performance during 1996, 1995, and 1994 but paid in the first quarters of 1997, 1996, and 1995, respectively.
(3) No executive officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of each such officer's total annual salary and bonus during 1996, 1995, or 1994.
(4) Under the Greater Bay Bancorp 1996 Stock Option Plan (the "1996 Option Plan"), options may be granted to directors and key, full-time salaried officers and employees of Greater Bay, MPB and CNB. Options granted under the 1996 Option Plan are either incentive options or non-statutory options. Options granted under the 1996 Option Plan become exercisable in accordance with a vesting schedule established at the time of grant. Vesting may not extend beyond ten years from the date of grant. Options granted under the 1996 Option Plan are adjusted to protect against dilution in the event of certain changes in Greater Bay's capitalization, including stock splits and stock dividends. All options granted to the named executive officers were incentive stock options and have an exercise price equal to the fair market value of Greater Bay's Common Stock on the date of grant. For David L. Kalkbrenner and Murray B. Dey, the amounts shown have been adjusted to give effect to a five percent stock dividend in December 1993, and the conversion ratio pertaining to the merger transaction whereby WestCal merged with and into MPB and MPB became a wholly owned subsidiary of the Company, which transaction was consummated on October 7, 1994. For C. Donald Allen, Steven C. Smith, David R. Hood and Hall Palmer, the amounts shown give effect to the conversion ratio pertaining to the Merger between Greater Bay and Cupertino which became effective on November 27, 1996.

(5) Amounts shown for David L. Kalkbrenner include $2,600 in directors' fees, $3,612 in term life insurance premiums and $6,930 in 401(k) plan matching contributions in 1994; $2,400 in directors' fees, $3,903 in term life insurance premiums, $31,800 accrued under his Salary Continuation Agreement and $6,930 in 401(k) plan matching contributions in 1995; and $2,400 in directors' fees, $11,000 in term life insurance premiums, $50,529 accrued under his Salary Continuation Agreement and $7,125 in 401(k) plan matching contributions in 1996.

    Amounts shown for C. Donald Allen include $8,400 in directors' fees and $4,620 in 401(k) plan matching contributions in 1994; $8,150 in directors' fees, $4,650 in 401(k) plan matching contributions and $1,930 to fund retirement benefits in 1995; and $9,734 in directors' fees, $4,750 in 401(k) plan matching contributions and $54,639 to fund retirement benefits in 1996.

    Amounts shown for Steven C. Smith include $830 in 401(k) plan matching contributions in 1994; $4,620 in 401(k) plan matching contributions and $2,513 to fund retirement benefits in 1995; and $4,750 in 401(k) plan matching contributions and $23,751 to fund retirement benefits in 1996.

    Amounts shown for David R. Hood, who joined the Company in April 1995, include $2,153 in payments to fund his retirement benefits in 1995; $4,750 in 401(k) plan matching contributions and $33,472 to fund his retirement benefits in 1996.

    Amounts shown for Murray B. Dey include $3,159 in term life insurance premiums and $6,930 in 401(k) plan matching contributions in 1994; $2,060 in term life insurance premiums, $14,901 accrued under his Salary Continuation Agreement and $6,930 in 401(k) plan matching contributions in 1995; and $4,155 in term life insurance premiums, $23,679 accrued under his Salary Continuation Agreement and $7,125 in 401(k) plan matching contributions in 1996.

    Amounts shown for Hall Palmer, who joined the Company in May 1995, include $2,580 to fund his retirement benefits in 1995; $4,750 in 401(k) plan matching contributions and $28,593 to fund his retirement benefits in 1996.

  OPTION/SAR GRANTS TABLE

  The following table provides the specified information concerning grants of options to purchase Greater Bay's Common Stock made during the year ended December 31, 1996 to the persons named in the Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR



                  INDIVIDUAL GRANTS IN FISCAL 1996                    POTENTIAL REALIZABLE VALUE AT
--------------------------------------------------------------------    ASSUMED ANNUAL RATES OF
                         NUMBER OF   % OF TOTAL                        STOCK PRICE APPRECIATION
                         SECURITIES   OPTIONS    EXERCISE                  FOR OPTION TERM(1)
                         UNDERLYING  GRANTED TO  OR BASE             -----------------------------
                          OPTIONS   EMPLOYEES IN PRICE(3) EXPIRATION       5%            10%
NAME                     GRANTED(2) FISCAL YEAR   ($/SH)     DATE         ($)            ($)
----                     ---------- ------------ -------- ---------- -------------- --------------
David L. Kalkbrenner....   10,000                 16.75    01/11/06         105,340        266,952
                           10,000                 21.75    12/17/06         136,785        346,639
                           ------
                           20,000      16.12

C. Donald Allen.........      816                 15.94    05/16/02           8,180         20,730
                            3,000                 21.75    12/17/06          41,035        103,992
                           ------
                            3,816       3.08

Steven C. Smith.........    1,631                 15.94    05/16/02          16,350         41,434
                            7,500                 21.75    12/17/06         102,588        259,979
                           ------
                            9,131       7.36

David R. Hood...........    1,631                 15.94    05/16/02          16,350         41,434
                            5,500                 21.75    12/17/06          75,232        190,651
                           ------
                            7,131       5.75

Murray B. Dey...........    3,000                 16.75    01/17/06          31,602         80,086
                            3,000                 21.75    12/17/06          41,035        103,992
                           ------
                            6,000       4.84

Hall Palmer.............    1,631                 15.94    05/16/02          16,350         41,434
                            3,000                 21.25    12/17/06          41,036        103,992
                           ------
                            4,631       3.74

--------

(1) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the optionholders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved. One share of stock purchased in 1996 at $15.94 would yield profits of $10.02 per share at 5% appreciation over ten years, or $25.40 per share at 10% appreciation over the same period. One share of stock purchased in 1996 at $21.75 would yield profits of $13.68 per share at 5% appreciation over ten years, or $34.66 per share at 10% appreciation over the same period. One share of stock purchased in 1996 at $16.75 would yield profits of $10.53 per share at 5% appreciation over ten years, or $26.70 per share at 10% appreciation over the same period.

(2) Generally, options granted under the 1996 Option Plan vest at the rate of 25% of the options granted for each full year of the optionee's continuous employment with the Company and are exercisable to the extent vested. See also "--Employment Contracts and Termination of Employment and Change in Control Arrangements" herein.

(3) All options listed were granted at the estimated fair market value on the date of grant.

  The following table provides the specified information concerning exercises of options to purchase Greater Bay's Common Stock in the fiscal year ended December 31, 1996, and unexercised options held as of December 31, 1996, by the persons named in the Summary Compensation Table:

             AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUE

                                                   NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                  UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS AT
                           SHARES                 OPTIONS AT 12/31/96(#)        12/31/96($)(1)
                         ACQUIRED ON    VALUE    ------------------------- -------------------------
NAME                     EXERCISE(#) REALIZED($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     ----------- ----------- ----------- ------------- ----------- -------------
David L. Kalkbrenner....    4,917      27,068      12,307       32,894       161,550      255,302

C. Donald Allen.........      --          --       22,291        3,000       375,135        7,875

Steven C. Smith.........      --          --       20,282       10,489       274,109       61,728

David R. Hood...........      --          --       15,083        5,500       210,358       14,438

Murray B. Dey...........    1,203       6,514       6,550        7,366        89,916       47,554

Hall Palmer.............      --          --       15,083        3,000       210,358        7,875

--------
(1) Based on the closing price of Greater Bay's Common Stock on December 31, 1996, the last trading day in 1996, which was $24.375.

  EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

  Effective March 3, 1992, the Company entered into a two-year employment agreement with David L. Kalkbrenner which provides for automatic one-year extensions until the agreement is terminated as described below. The agreement, as amended, provides for, among other things: (a) a base salary of $135,000 per year, as adjusted at the discretion of the board of directors;
(b) a discretionary annual bonus based upon the pre-tax net profits of the Company, (c) payment to Mr. Kalkbrenner of his base salary (reduced by the amount received by him from state disability insurance or workers' compensation or other similar insurance through policies provided by the Company) for a period of six months if he becomes disabled so that he is unable to perform his duties; (d) four weeks annual vacation leave; (e) a $500,000 life insurance policy; (f) an automobile allowance; and (g) reimbursement for ordinary and necessary expenses incurred by Mr. Kalkbrenner in connection with his employment. The agreement may be terminated with or without cause, but if the agreement is terminated due to the occurrence of circumstances that make it impossible or impractical for the Company to conduct or continue its business, the loss by the Company of its legal capacity to contract, the Company's breach of the terms of the agreement, or in the Company's discretion by giving not less than 30 days' prior written notice of termination, Mr. Kalkbrenner will be entitled to receive severance compensation equal to 24 months of Mr. Kalkbrenner's then existing base salary. The agreement further provides that in the event of a "change in control" as defined therein and within a period of two years following consummation of such change in control: (a) Mr. Kalkbrenner's employment is terminated; or (b) any adverse change occurs in the nature and scope of Mr. Kalkbrenner's position, responsibilities, duties, salary, benefits or location of employment; or (c) any event occurs which reasonably constitutes a demotion, significant diminution or constructive termination of Mr. Kalkbrenner's employment, Mr. Kalkbrenner will be entitled to receive severance compensation in an amount equal to two and one-half times his average annual compensation for the five years immediately preceding the change in control (or for such shorter time as Mr. Kalkbrenner was employed by the Company).

  The Company has entered into an Executive Salary Continuation Agreement with
C. Donald Allen effective as of August 1, 1993. The agreement provides for an annual benefit of up to $100,000 to be paid to Mr. Allen or his designated beneficiary over a period of one hundred and eighty (180) months. The benefit is effective upon: (i) Mr. Allen's attainment of sixty-five (65) years of age or his death or disability prior to such time if he were actively employed by the Company at the time; (ii) termination of his employment by the Company without "cause" (as defined in the agreement); (iii) termination or constructive termination of his employment by the Company, after the occurrence of a "change of control" in the Company or the Bank as defined in the agreement. Although this agreement is intended to provide Mr. Allen with an additional incentive to remain in the employ of the Company the agreement states it shall not be deemed to constitute a contract of employment between Mr. Allen and the Bank nor shall any provision of this agreement restrict the right of Mr. Allen to terminate his employment. The agreement shall have no impact or effect upon any separate written employment agreement which Mr. Allen may have with the Company.

  The Company has entered into an Employment Severance and Retirement Benefits Agreements with Steven C. Smith effective as of September 1, 1994, David R. Hood, effective as of April 14, 1994 and Hall Palmer effective as of May 1, 1995. Each employment agreement sets the officer's beginning annual salary, subject to annual cost of living adjustments, with the initial salary payable to Mr. Smith being set at $135,000 and the initial salary payable to Mr. Hood and Mr. Palmer being set at $120,000. Each of these employment agreements entitles the officer to severance benefits equal to 12 months' salary in the event that such officer's employment is terminated for any reasons other than death, disability, retirement or certain acts of misconduct, or in the event that such officer resigns within one year after a change in control of the Company upon a reduction in responsibilities or compensation or certain other events deemed to be unfavorable to the officer. In addition, the agreements entitle each officer to certain retirement benefits. See "--Retirement Benefits" herein.

  1996 STOCK OPTION PLAN

  Greater Bay's Board of Directors has adopted the 1996 Option Plan for the purpose of offering selected employees, directors and consultants an opportunity to acquire a proprietary interest in the success of Greater Bay, or to increase such interest, by purchasing shares of Common Stock. The 1996 Option Plan provides both for the grant of nonstatutory options as well as incentive stock options intended to qualify under Section 422 of the Code.

  Options granted under the 1996 Option Plan contain provision pursuant to which, in the event of a Change in Control (as defined herein) of Greater Bay, all unexercised options will become exercisable in full prior to such event, unless the surviving corporation substitutes a substantially equivalent option. The 1996 Option Plan provides that a "Change of Control" will occur in the event of (i) a change in the composition of the Board of Directors, as a result of which fewer than half of the incumbent directors are directors who either (a) had been directors of Greater Bay (including prior service as a director of either CNB or MPB) 24 months prior to such change or (b) were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the directors who had been directors of Greater Bay at the effective time of the Merger or 24 months prior to such change (whichever is later) and who were still in office at the time of the election or nomination or (ii) any "person" (as such term is defined in Sections 13(d) and 14(d) of the Exchange Act) who is or become the beneficial owner, directly or indirectly, of securities of Greater Bay representing 50% or more of the combined voting power of Greater Bay's then outstanding securities.

  RETIREMENT BENEFITS

  Pursuant to the employment agreements between the Company and Messrs. Smith, Hood and Palmer, each such officer or his spouse (should she survive him) is entitled to retirement benefits based upon the proceeds of a split-dollar life insurance policy maintained by the Company for each officer's benefit. Each officer may begin receiving benefits upon reaching "retirement age" (as defined in each agreement) or upon termination of employment, whichever occurs later. Benefits are payable in the form of draws against the annual increase in the cash surrender value of the officer's insurance policy from the time benefits commence, up to a maximum annual draw of $55,000 for Mr. Hood, $44,000 for Mr. Palmer and $60,000 for Mr. Smith (or such lesser amount as shall have vested, as described below) with the increase in value in excess of such amount becoming the property of the Company. The right to make such draws continues during the lifetime of the officer and his surviving spouse, but in no case longer than 40 years. The right to this retirement benefit vests at 1/84 of such amount monthly following the effective date of such employment agreement, provided that vesting is subject to acceleration upon the occurrence of certain events following a Change in Control, as such term is defined in each employment agreement. See "--Employment Contracts and Termination of Employment and Change in Control Arrangements" herein.

COMPENSATION OF DIRECTORS

  Directors of MPB received $200 for each board meeting attended during 1996. Non-employee directors of MPB received $150 for each committee meeting attended in 1996. Non-employee directors of MPB's Loan Committee received $500 per month retainer as well as $150 for each meeting attended during 1996. Total compensation for MPB directors in 1996 was $63,590.

  For 1996, the Chairman and Vice Chairman of the Board of CNB received annual retainers of $15,000 and $12,500, respectively. All other directors received an annual retainer of $10,000. In addition, the Chairman and Vice Chairman of the Directors' Loan Committee received annual retainers of $4,500, and other members received annual retainers of $4,000. The Chairman of the Audit Committee received an annual retainer of $2,000, and Audit Committee members each received an annual retainer of $1,500. The Trust Committee Chairman received an annual retainer of $2,000 and Trust Committee members each received $1,500. The Compensation Committee members each received an annual retainer of $1,000. Total compensation for CNB directors in 1996 was $158,374.

  For 1997, the Co-Chairmen of the Board will receive annual retainers of $14,000. All other non-officer directors will receive annual retainers of $9,000. Loan committee members will receive retainers of $6,000, Trust Oversight Committee members will receive retainers of $3,000, and Audit Committee and Investment / ALCO Committee members will receive retainers of $1,000. Members of the Boards of Directors of CNB and MPB will receive retainers of $1,800 each. The estimated total compensation for the Boards of Directors in 1997 is $189,500.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Executive Committee acts as the Executive Compensation Committee of Greater Bay. The members of the Executive Committee are Messrs. Gatto, Matteson, Lindsay and van Bronkhorst. None of these persons serves or has served as an officer or employee of the Company or the Banks. Mr. Matteson has an interest in a building leased by MPB. See "--Certain Relationships and Related Transactions" herein.

  During 1996, the Executive Committee of Mid-Peninsula served as the Compensation Committee for Mid-Peninsula and MNB. The members of the Committee are Messrs. Kalkbrenner, Matteson, Seiler, Thoits and van Bronkhorst. No person who served as a member of the Executive Committee during 1996 has ever been an officer or employee of Mid-Peninsula or MPB, except Mr. Kalkbrenner.

  During 1996, the Executive Committee of Cupertino served as the Compensation Committee of Cupertino and CNB. The members of the Committee were Messrs. Gatto, Lindsay, McLaughlin and Randall. No person who served as a member of the Executive Committee of Cupertino during 1996 has ever been an officer or employee of Cupertino or CNB.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a request class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission. Executive offices, directors and greater than ten-percent shareholders are required by Commission regulation to furnish to the Company with copies of all Section 16(a) forms they file.

  Based solely on review of the copies of such forms furnished to the Company, or written representation that no Form 5 was required, the Company believes that during the fiscal year ended December 31, 1996 all executive officers, directors and greater than ten-percent beneficial owners complied with all
Section 16(a) filing requirements applicable to them, except as follows:
Following the consummation of the Merger, a Form 4 reporting the change in ownership as a result of the consummation of the Merger was filed late for each of the former directors of Cupertino and executive officers of Cupertino who became directors and executive officers of Greater Bay after the Merger. These individuals included Messrs. Allen, Gatto, Hood, Jackson, Lindsay, McLaughlin, Palmer, Randall and Smith.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company, through the Banks, has had, and expects in the future to have, banking transactions in the ordinary course of its business with the Company's directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling shareholders, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with others. Management believes that such transactions comprising loans did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to executive officers of the Company are subject to limitations as to amount and purposes prescribed in part by the Federal Reserve Act, as amended.

  MPB leases its offices at 420 Cowper Street, Palo Alto, California 94301 from MPB Associates, a tenant-in-common arrangement in which three directors of Greater Bay, Messrs. Matteson, Seiler and Thoits, and four other directors of MPB hold an approximate 51% interest. The acquisition of MPB's leased premises by MPB Associates in 1990 did not result in a change in the terms of MPB's lease.

  The lease, which originally expired in May 1993, has been extended through January 2000. MPB pays an annual rental of $560,000 for the entire leased space. Additionally, MPB pays real property taxes, utilities, and building insurance, to the extent they exceed, on an annual basis, $1.40 per rentable square foot, $1.60 per rentable square foot, and $0.17 per rentable square foot, respectively. The rent will be adjusted every twelve months beginning June 1, 1997 in accordance with the change in the immediately preceding year over 1992 in the Consumer Price Index for All Urban Consumers, San Francisco/Oakland metropolitan Area, All-Items (1967 = 100) as published by the U.S. Department of Labor, Bureau of Labor Statistics. The lease also contains a provision granting MPB a right of first refusal to purchase the building during the term of the lease upon the same terms and conditions that the landlord is willing to accept from a third party.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

  The following table sets forth information as of December 31, 1996 concerning beneficial ownership of Greater Bay common stock, no par value (the "Common Stock"), for the directors and the executive officers named in the Summary Compensation Table and as a group. Unless otherwise indicated, each director and executive officer listed below possesses sole voting power and sole investment power. All of the shares shown in the following table are owned both of record and beneficially except as indicated in the notes to the table. Greater Bay has only one class of stock outstanding, Greater Bay Common Stock. There are no current arrangements known to Greater Bay that may result in a change in control of Greater Bay. As of December 31, 1996, no person known to Greater Bay owned more than five percent (5%) of the outstanding shares.

                                                            SHARES BENEFICIALLY
                                                                  OWNED(2)
                                                           ---------------------
                                                           NUMBER OF  PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                      SHARES   OF CLASS
--------------------------------------                     ---------- ----------
C. Donald Allen(3)........................................   55,482      1.70
Murray B. Dey(4)..........................................   21,575      0.67
John M. Gatto(5)..........................................   29,354      0.90
David R. Hood(6)..........................................   21,272      0.65
James E. Jackson(7).......................................   49,104      1.51
David L. Kalkbrenner(8)...................................   34,264      1.05
Rex D. Lindsay(9).........................................   51,141      1.57
Duncan L. Matteson(10)....................................   41,750      1.28
Glen McLaughlin(11).......................................   45,365      1.39
Hall Palmer(12)...........................................   22,179      0.68
Dick J. Randall(13).......................................  107,194      3.30
Donald H. Seiler(14)......................................   26,580      0.82
Steven C. Smith(15).......................................   30,886      0.95
Warren R. Thoits(16)......................................   29,065      0.90
Edwin E. van Bronkhorst(17)...............................   25,330      0.78
All Directors and Executive Officers as a Group
 (15 Persons)(18).........................................  590,541     17.37

--------
(1) The address for beneficial owners, all of whom are directors or executive officers of Greater Bay, is the address of Greater Bay, 2860 West Bayshore Road, Palo Alto, California 94303.
(2) Includes shares subject to stock options exercisable within 60 days of December 31, 1996.
(3) Includes 414 shares held by Mr. Allen's wife, 3,579 shares held in an IRA for Mr. Allen, 598 shares held in a 401(k) plan for Mr. Allen and 22,291 shares issuable upon the exercise of options which are exercisable within 60 days of December 31, 1996.
(4) Includes 14,563 shares held jointly with Mr. Dey's spouse as trustees of the Murray B. Dey and Wendy H. Dey Trust dated April 23, 1982 and 4,889 shares subject to stock options exercisable within 60 days of December 31, 1996.
(5) Includes 12,662 shares issuable upon the exercise of options which are exercisable within 60 days of December 31, 1996.
(6) Includes 5,526 shares held in Mr. Hood's IRA, 276 shares held jointly by Mr. Hood and his spouse, 387 shares in his 401(k) plan and 15,083 shares issuable upon the exercise of options which are exercisable within 60 days of December 31, 1996.

(7) Includes 32,109 shares held jointly by James E. Jackson and his spouse, 1,466 shares held in an IRA for the benefit of Mr. Jackson's spouse, 7,015 shares held in an IRA for Mr. Jackson, 1,385 shares held in a 401(k) plan for Mr. Jackson, and 7,131 shares issuable upon the exercise of options which are exercisable within 60 days of December 31, 1996.

 (8) Includes 9,047 shares held in Mr. Kalkbrenner's IRA account and 15,254 shares subject to stock options exercisable within 60 days of December 31, 1996.
 (9) Includes 36,927 shares held by the Rex D. and Leanor L. Lindsay Family Trust, 1,906 shares held by Mr. Lindsay as custodian for his minor grandchildren and 12,123 shares issuable upon the exercise of options which are exercisable within 60 days of December 31, 1996.
(10) Includes 30,000 shares jointly with Mr. Matteson's spouse as trustees of the Matteson Family Trust, 9,000 shares held by the Matteson Realty Services, Inc. Defined Benefit Employees' Retirement Trust and 2,750 shares subject to stock options exercisable within 60 days of December 31, 1996.
(11) Includes 4,861 shares in Mr. McLaughlin's Keogh account, and 16,418 shares issuable upon the exercise of options which are exercisable within 60 days of December 31, 1996.

(12) Includes 1,548 shares held in Mr. Palmer's IRA and 15,083 shares subject to stock options exercisable within 60 days of December 31, 1996.
(13) Includes 98,334 shares held by the Dick J. and Carolyn L. Randall Trust and 8,675 shares issuable upon the exercise of options which are exercisable within 60 days of December 31, 1996.
(14) Includes 24,580 shares held jointly with Mr. Seiler's spouse as trustees of the Seiler Family Trust and 2,000 shares subject to stock options exercisable within 60 days of December 31, 1996.
(15) Includes 2,121 shares held in Mr. Smith's 401(k) plan, 8,743 shares held jointly by Mr. Smith and his spouse and 20,022 shares issuable upon the exercise of options which are exercisable within 60 days of December 31, 1996.
(16) Includes 9,832 shares held by Mr. Thoits as Trustee of the Warren R. Thoits Trust dated December 30, 1983, 5,836 shares held by Thoits Brothers, Inc., 10,647 shares for which Mr. Thoits is the record holding trustee and 2,750 shares subject to stock options exercisable within 60 days of December 31, 1996.
(17) Includes 22,580 shares held jointly with Mr. van Bronkhorst's spouse as Trustees of the E. E. van Bronkhorst Trust dated July 12, 1977 and 2,750 shares subject to stock options exercisable within 60 days of December 31, 1996.
(18) Includes 159,881 options exercisable within 60 days of December 31, 1996.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

  The Trust Preferred Securities and the Common Securities will be issued pursuant to the terms of the Trust Agreement. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act. Initially, Wilmington Trust Company will be the Delaware Trustee and the Property Trustee and will act as trustee for the purpose of complying with the Trust Indenture Act. The terms of the Trust Preferred Securities will include those stated in the Trust Agreement and those made part of the Trust Agreement by the Trust Indenture Act. This summary of certain terms and provisions of the Trust Preferred Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of the Trust Agreement (as amended or supplemented from time to time) are referred to herein, such defined terms are incorporated herein. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL

  Pursuant to the terms of the Trust Agreement, the Administrative Trustees on behalf of GBB Capital will issue the Trust Preferred Securities and the Common Securities (collectively, the "Trust Securities"). The Trust Preferred Securities will represent preferred undivided beneficial interests in the assets of GBB Capital and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of GBB Capital (which will be held by Greater Bay), as well as other benefits as described in the Trust Agreement.

  The Trust Preferred Securities will represent undivided beneficial ownership interests in GBB Capital and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over Common Securities, as well as other benefits enumerated in the Guarantee Agreement. The Trust Preferred Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of GBB Capital except as described under "Subordination of Common Securities of GBB Capital Held by Greater Bay" below.

  Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The Guarantee executed by Greater Bay for the benefit of the holders of the Trust Preferred Securities (the "Guarantee") will be a guarantee on a subordinated basis and will not guarantee payment of Distributions or amounts payable on redemption of the Trust Preferred Securities or on liquidation of the Trust Preferred Securities if GBB Capital does not have funds on hand available to make such payments. See "Description of Guarantee."

DISTRIBUTIONS

  Payment of Distributions. Distributions on the Trust Preferred Securities
will be payable at the annual rate of   % of the stated Liquidation Amount of
$25, payable quarterly in arrears on the 15th day of March, June, September and December in each year, commencing June 15, 1997 to the holders of the Trust Preferred Securities on the relevant record dates (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). The amount of each Distribution due with respect to the Trust Preferred Securities will include amounts accrued through the date the Distribution payment is due. Distributions on the Trust Preferred Securities will be payable to the holders thereof as they appear on the register of GBB Capital on the relevant record date which, for so long as the Trust Preferred Securities remain in book-entry form, will be one Business Day (as defined below) prior to the relevant Distribution Date and, in the event the Trust Preferred Securities are not in book-entry form, will be the first day of the month in which the relevant Distribution Date occurs. Distributions will accumulate from the date of original issuance. The first Distribution Date for the Trust Preferred Securities will be June 15, 1997.

  The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Trust Preferred Securities is not a Business Day, payment of the Distribution payable on such date will be made on the next Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. As used in this Prospectus, a "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the State of California are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Indenture Trustee is closed for business.

  The funds of GBB Capital available for distribution to holders of its Trust Preferred Securities will be limited to payments by Greater Bay under the Junior Subordinated Debentures in which GBB Capital will invest the proceeds from the issuance and sale of its Trust Preferred Securities. See "Description of Junior Subordinated Debentures." If Greater Bay does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Trust Preferred Securities. The payment of Distributions (if and to the extent GBB Capital has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by Greater Bay. See "Description of Guarantee."

  Extension Period. So long as no Debenture Event of Default has occurred and is continuing, Greater Bay has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each such period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the

Junior Subordinated Debentures. As a consequence of any such election, quarterly Distributions on the Trust Preferred Securities will be deferred by GBB Capital during any such Extension Period. Distributions to which holders of Trust Preferred Securities are entitled will accumulate additional amounts
thereon at the rate per annum of   % thereof, compounded quarterly from the
relevant Distribution Date, to the extent permitted under applicable law. The term "Distributions" as used herein shall include any such additional accumulated amounts. During any such Extension Period, Greater Bay may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Greater Bay's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Greater Bay that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by Greater Bay of the debt securities of any subsidiary of Greater Bay if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of Greater Bay, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee and (d) purchases of common stock for issuance of common stock or rights under any of Greater Bay's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, Greater Bay may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive quarters or extend beyond the Stated Maturity. Upon the termination of any such Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, Greater Bay may elect to begin a new Extension Period. Subject to the foregoing, there is no limitation on the number of times that Greater Bay may elect to begin an Extension Period. Greater Bay has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures.

REDEMPTION

  Mandatory Redemption. Upon the repayment or redemption at any time, in whole or in part, of any Junior Subordinated Debentures, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the Redemption Price (as defined below). See "Description of Junior Subordinated Debentures--Redemption." If less than all of the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption of the Trust Securities pro rata. The amount of premium, if any, paid by Greater Bay upon the redemption of all or any part of the Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Trust Securities.

  Optional Redemption. Greater Bay will have the right to redeem the Junior
Subordinated Debentures (i) on or after        , 2002, in whole at any time or
in part from time to time at a redemption price equal to the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof, or (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event at a redemption price equal to the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof, in each case subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. See "Description of Junior Subordinated Debentures--Redemption."

  Tax Event Redemption, Investment Company Event Redemption, Capital Treatment Event Redemption or Distribution of Junior Subordinated Debentures. If a Tax Event, an Investment Company Event or a Capital Treatment Event shall occur and be continuing, Greater Bay has the right to redeem the Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of the Trust Securities in whole

(but not in part) at the Redemption Price (as defined below) within 90 days following the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event, in each case subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. In the event a Tax Event, an Investment Company Event or Capital Treatment Event has occurred and is continuing and Greater Bay does not elect to redeem the Junior Subordinated Debentures and thereby cause a mandatory redemption of the Trust Securities or to liquidate GBB Capital and cause the Junior Subordinated Debentures to be distributed to holders of the Trust Securities in liquidation of GBB Capital as described below, such Trust Securities will remain outstanding and Additional Sums (as defined below) may be payable on the Junior Subordinated Debentures.

  DEFINITIONS

  "Additional Sums" means the additional amounts as may be necessary to be paid by Greater Bay with respect to the Junior Subordinated Debentures in order that the amount of Distributions then due and payable by GBB Capital on the outstanding Trust Securities of GBB Capital shall not be reduced as a result of any additional taxes, duties and other governmental charges to which GBB Capital has become subject as a result of a Tax Event.

  "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Trust Preferred Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of GBB Capital, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

  "Liquidation Amount" means the stated amount of $25 per Trust Security.

  "Redemption Price" means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Securities.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

  Subject to Greater Bay and GBB Capital having received an opinion of counsel to the effect that such distribution will not be a taxable event to the holders of the Trust Preferred Securities and prior approval of the Federal Reserve if so required under applicable capital guidelines or policies of the Federal Reserve, Greater Bay will have the right at any time to liquidate GBB Capital and, after satisfaction of the liabilities of creditors of GBB Capital as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of Trust Securities in liquidation of GBB Capital. After the liquidation date fixed for any distribution of Junior Subordinated Debentures for Trust Preferred Securities (i) such Trust Preferred Securities will no longer be deemed to be outstanding, (ii) the Depositary or its nominee, as the record holder of the Trust Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Trust Preferred Securities not held by the Depositary or its nominee will be deemed to represent the Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on the Trust Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

  There can be no assurance as to the market prices for the Trust Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Trust Preferred Securities if a dissolution and liquidation of GBB Capital were to occur. Accordingly, the Trust Preferred Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of GBB Capital, may trade at a discount to the price that the investor paid to purchase the Trust Preferred Securities offered hereby.

REDEMPTION PROCEDURES

  Trust Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Junior Subordinated Debentures. Redemptions of the Trust Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that GBB Capital has funds on hand available for the payment of such Redemption Price. See "-- Subordination of Common Securities of GBB Capital Held by Greater Bay" herein and "Description of Guarantee."

  If GBB Capital gives a notice of redemption in respect of the Trust Preferred Securities, then, by 12:00 noon, California time on the Redemption Date, to the extent funds are available, the Property Trustee will deposit with the Depositary funds sufficient to pay the aggregate Redemption Price and will give the Depositary irrevocable instructions and authority to pay the Redemption Price to the holders of such Trust Preferred Securities. See "Book-Entry Issuance." If such Trust Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will deposit with the paying agent for such Trust Preferred Securities funds sufficient to pay the aggregate Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Trust Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Trust Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Trust Preferred Securities will cease, except the right of the holders of the Trust Preferred Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and such Trust Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of such Trust Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Trust Preferred Securities called for redemption is improperly withheld or refused and not paid either by GBB Capital or by Greater Bay pursuant to the Guarantee, Distributions on such Trust Preferred Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by GBB Capital for such Trust Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price. See "Description of Guarantee."

  Subject to applicable law (including, without limitation, United States federal securities law), Greater Bay may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement.

  Payment of the Redemption Price on the Trust Preferred Securities and any distribution of Junior Subordinated Debentures to holders of Trust Preferred Securities shall be made to the applicable recordholders thereof as they appear on the register of such Trust Preferred Securities on the relevant record date, which date shall be one Business Day prior to the relevant Redemption Date or Liquidation Date, as applicable; provided, however, that in the event that any Trust Preferred Securities are not in book-entry form, the relevant record date for such Trust Preferred Securities shall be a date at least 15 days prior to the Redemption Date or Liquidation Date, as applicable. In the case of a liquidation, the record date shall be no more than 45 days before the Liquidation Date.

  If less than all of the Trust Securities issued by GBB Capital are to be redeemed on a Redemption Date, then the aggregate Redemption Price for such Trust Securities to be redeemed shall be allocated pro rata to the

Trust Preferred Securities and Common Securities based upon the relative Liquidation Amounts of such classes. The particular Trust Preferred Securities to be redeemed shall be selected by the Property Trustee from the outstanding Trust Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple thereof) of the Liquidation Amount of Trust Preferred Securities. The Property Trustee shall promptly notify the security registrar in writing of the Trust Preferred Securities selected for redemption and, in the case of any Trust Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Trust Preferred Securities shall relate to the portion of the aggregate Liquidation Amount of Trust Preferred Securities which has been or is to be redeemed.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities at such holder's registered address. Unless GBB Capital defaults in payment of the applicable Redemption Price, on and after the Redemption Date, Distributions will cease to accrue on such Trust Preferred Securities called for redemption.

SUBORDINATION OF COMMON SECURITIES OF GBB CAPITAL HELD BY GREATER BAY

  Payment of Distributions on, and the Redemption Price of, the Trust Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amounts of the Trust Preferred Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Trust Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price on all of the outstanding Trust Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Trust Preferred Securities then due and payable.

  In the case of any Event of Default under the Trust Agreement resulting from a Debenture Event of Default, Greater Bay as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default until the effect of all such Events of Default have been cured, waived or otherwise eliminated. Until any such Events of Default have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Trust Preferred Securities and not on behalf of Greater Bay as holder of the Common Securities, and only the holders of the Trust Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

  Greater Bay will have the right at any time to terminate GBB Capital and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Preferred Securities. Such right is subject to Greater Bay having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. See "-- Distribution of Junior Subordinated Debentures" below.

  In addition, pursuant to the Trust Agreement, GBB Capital shall automatically terminate upon expiration of its term and shall earlier terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of Greater Bay; (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holder of its Trust Securities, if Greater Bay, as Depositor, has delivered written direction to the Property Trustee to terminate GBB Capital (which direction is optional and, except as described above, wholly within the discretion of Greater Bay, as Depositor); (iii) redemption of all of the Trust Preferred Securities as described under "--Redemption--Mandatory Redemption;" (iv) expiration of the term of GBB Capital; and (v) the entry of an order for the dissolution of GBB Capital by a court of competent jurisdiction.

  If an early termination occurs as described in clause (i), (ii), (iv) or (v) above, GBB Capital shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of GBB Capital as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of GBB Capital available for distribution to holders, after satisfaction of liabilities to creditors of GBB Capital as provided by applicable law, an amount equal to, in the case of holders of Trust Preferred Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because GBB Capital has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by GBB Capital on the Trust Preferred Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Trust Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a priority over the Common Securities.

  Under current United States federal income tax law and interpretations and assuming, as expected, GBB Capital is treated as a grantor trust, a distribution of the Junior Subordinated Debentures should not be a taxable event to holders of the Trust Preferred Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to holders of the Trust Preferred Securities. See "Certain Federal Income Tax Consequences." If Greater Bay elects neither to redeem the Junior Subordinated Debentures prior to maturity nor to liquidate GBB Capital and distribute the Junior Subordinated Debentures to holders of the Trust Preferred Securities, the Trust Preferred Securities will remain outstanding until the repayment of the Junior Subordinated Debentures.

  If Greater Bay elects to liquidate GBB Capital and thereby causes the Junior Subordinated Debentures to be distributed to holders of the Trust Preferred Securities in liquidation of GBB Capital, Greater Bay shall continue to have the right to shorten the maturity of such Junior Subordinated Debentures, subject to certain conditions. See "Description of Junior Subordinated Debentures--General."

EVENTS OF DEFAULT; NOTICE

  Any one of the following events that has occurred and is continuing constitutes an "Event of Default" under the Trust Agreement (an "Event of Default") with respect to the Trust Preferred Securities (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) the occurrence of a Debenture Event of Default (see "Description of Junior Subordinated Debentures--Debenture Events of Default"); or

    (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

    (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

    (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in the Trust Agreement (other than a default or breach in the performance of a covenant or warranty which is addressed in clause (ii) or (iii) above), and continuation of such default or breach, for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Trust Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

    (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by Greater Bay to appoint a successor Property Trustee within 60 days thereof.

  Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Trust Preferred Securities, the Administrative Trustees and Greater Bay, as Depositor, unless such Event of Default shall have been cured or waived. Greater Bay as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

  If a Debenture Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a preference over the Common Securities upon termination of GBB Capital as described above. See "--Liquidation Distribution upon Termination" herein. Upon a Debenture Event of Default, unless the principal of all the Junior Subordinated Debentures has already become due and payable, either the Property Trustee or the holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debentures then outstanding may declare all of the Junior Subordinated Debentures to be due and payable immediately by giving notice in writing to Greater Bay (and to the Property Trustee, if notice is given by holders of the Junior Subordinated Debentures). If the Property Trustee or the holders of the Junior Subordinated Debentures fail to declare the principal of all of the Junior Subordinated Debentures due and payable upon a Debenture Event of Default, the holders of at least 25% in Liquidation Amount of the Trust Preferred Securities then outstanding shall have the right to declare the Junior Subordinated Debentures immediately due and payable. In either event, payment of principal and interest on the Junior Subordinated Debentures shall remain subordinated to the extent provided in the Indenture. In addition, holders of the Trust Preferred Securities have the right in certain circumstances to bring a Direct Action (as hereinafter defined). See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Trust Preferred Securities."

REMOVAL OF TRUSTEES

  Unless a Debenture Event of Default shall have occurred and be continuing, any of the Property Trustee, the Depositary Trustee or the Administrative Trustees may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Trust Preferred Securities. In no event will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in Greater Bay as the holder of the Common Securities. No resignation or removal of a Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

  Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of Trust Property may at the time be located, Greater Bay, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF TRUSTEES

  Any Person (as defined in the Trust Agreement) into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Trust Agreement, provided such corporation shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF GBB CAPITAL

  GBB Capital may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below. GBB Capital may, at the request of Greater Bay, with the consent of the Administrative Trustees and without the consent of the holders of the Trust Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of GBB Capital with respect to the Trust Preferred Securities or (b) substitutes for the Trust Preferred Securities other securities having substantially the same terms as the Trust Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) Greater Bay expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Trust Preferred Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, conveyance, transfer or lease does not cause the Trust Preferred Securities to be downgraded by any nationally recognized statistical rating organization which gives ratings to the Trust Preferred Securities; (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of GBB Capital, (vii) the Successor Securities will be listed or traded on any national securities exchange or other organization on which the Trust Preferred Securities may then be listed, (viii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, Greater Bay has received an opinion from independent counsel to GBB Capital experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither GBB Capital nor such successor entity will be required to register as an investment company under the Investment Company Act and (ix) Greater Bay or any permitted successor or designee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, GBB Capital shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause GBB Capital or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

  Except as provided below and under "Description of Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Trust Preferred Securities will have no voting rights.

  The Trust Agreement may be amended from time to time by Greater Bay, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities, (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that GBB Capital will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that GBB Capital will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Issuer Trustees and the Company with (i) the consent of holders representing not less than a majority of the aggregate Liquidation Amount of the outstanding Trust Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect GBB Capital's status as a grantor trust for United States federal income tax purposes or GBB Capital's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

  So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding the Trust Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Trust Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Trust Preferred Securities except by subsequent vote of the holders of the Trust Preferred Securities. The Property Trustee shall notify each holder of the Trust Preferred Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Trust Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that GBB Capital will not be classified as other than a grantor trust for United States federal income tax purposes.

  Any required approval of holders of the Trust Preferred Securities may be given at a meeting of holders of Trust Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of the Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of the Trust Preferred Securities in the manner set forth in the Trust Agreement.

  No vote or consent of the holders of the Trust Preferred Securities will be required for GBB Capital to redeem and cancel the Trust Preferred Securities in accordance with the Trust Agreement.

  Notwithstanding that holders of the Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Preferred Securities that are owned by Greater Bay, the Trustees or any affiliate of Greater Bay or any Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL TRUST PREFERRED SECURITIES

  The Trust Preferred Securities will be represented by one or more global certificates registered in the name of the Depositary or its nominee ("Global Trust Preferred Security"). Beneficial interests in the Trust Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in the Depositary. Except as described below, Trust Preferred Securities in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance."

  A global security shall be exchangeable for Trust Preferred Securities registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies Greater Bay that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered to act as such depositary, (ii) Greater Bay in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing an Event of Default under the Indenture. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary with respect to ownership of beneficial interests in such global security. In the event that Trust Preferred Securities are issued in definitive form, such Trust Preferred Securities will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

  Unless and until it is exchanged in whole or in part for the individual Trust Preferred Securities represented thereby, a Global Trust Preferred Security may not be transferred except as a whole by the Depositary to a nominee of such the Depositary or by a nominee of such the Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

  Payments on Trust Preferred Securities represented by a global security will be made to the Depositary, as the depositary for the Trust Preferred Securities. In the event the Trust Preferred Securities are issued in definitive form, Distributions will be payable, the transfer of the Trust Preferred Securities will be registrable, and Trust Preferred Securities will be exchangeable for Trust Preferred Securities of other denominations of a like aggregate Liquidation Amount, at the corporate office of the Property Trustee, or at the offices of any paying agent or transfer agent appointed by the Administrative Trustees, provided that payment of any Distribution may be made at the option of the Administrative Trustees by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Trust Preferred Securities are issued in certificated form, the record dates for payment of Distributions will be the first day of the month in which the relevant Distribution Date occurs. For a description of the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance."

  Upon the issuance of a Global Trust Preferred Security, and the deposit of such Global Trust Preferred Security with or on behalf of the Depositary, the Depositary for such Global Trust Preferred Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Trust Preferred Securities represented by such Global Trust Preferred Securities to the accounts of Participants. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Trust Preferred Securities. Ownership of beneficial interests in a Global Trust Preferred Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Trust Preferred Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Trust Preferred Security.

  So long as the Depositary for a Global Trust Preferred Security, or its nominee, is the registered owners of such Global Trust Preferred Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Trust Preferred Securities represented by such Global Trust Preferred Security for all purposes under the Trust Agreement governing such Trust Preferred Securities. Except as provided below, owners of beneficial interests in a Global Trust Preferred Security will not be entitled to have any of the

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individual Trust Preferred Securities represented by such Global Trust
Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any such Trust Preferred Securities in definitive form and will not be considered the owners or holders thereof under the Trust Agreement.

  None of Greater Bay, the Property Trustee, any Paying Agent, or the Securities Registrar (defined below) for such Trust Preferred Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Trust Preferred Security representing such Trust Preferred Securities or for maintaining supervising or reviewing any records relating to such beneficial ownership interests.

  Greater Bay expects that the Depositary for Trust Preferred Securities or its nominee, upon receipt of any payment of the Liquidation Amount or Distributions in respect of a permanent Global Trust Preferred Security immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Trust Preferred Security as shown on the records of such Depositary or its nominee. Greater Bay also expects that payments by Participants to owners of beneficial interests in such Global Trust Preferred Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

  If the Depositary for the Trust Preferred Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by Greater Bay within 90 days, GBB Capital will issue individual Trust Preferred Securities in exchange for the Global Trust Preferred Security. In addition, GBB Capital may at any time and in its sole discretion, subject to any limitations described herein relating to such Trust Preferred Securities, determine not to have any Trust Preferred Securities represented by one or more Global Trust Preferred Securities and, in such event, will issue individual Trust Preferred Securities in exchange for the Global Trust Preferred Security or Securities representing the Trust Preferred Securities. Further, if GBB Capital so specifies with respect to the Trust Preferred Securities, an owner of a beneficial interest in a Global Trust Preferred Security representing Trust Preferred Securities may, on terms acceptable to Greater Bay, the Property Trustee and the Depositary for such Global Trust Preferred Security, receive individual Trust Preferred Securities in exchange for such beneficial interests, subject to any limitations described herein. In any such instance, an owner of a beneficial interest in a Global Trust Preferred Security will be entitled to physical delivery of individual Trust Preferred Securities represented by such Global Trust Preferred Security equal in Liquidation Amount to such beneficial interest and to have such Trust Preferred Securities registered in its name. Individual Trust Preferred Securities so issued will be issued in denominations, unless otherwise specified by GBB Capital, of $25 and integral multiples thereof.

PAYMENT AND PAYING AGENCY

  Payments in respect of the Trust Preferred Securities shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or, if any of the Trust Preferred Securities are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and Greater Bay. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and Trust Preferred. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and Greater Bay) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

  The Property Trustee will act as registrar and transfer agent for the Trust Preferred Securities. Registration of transfers of the Trust Preferred Securities will be effected without charge by or on behalf of GBB Capital, but

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

upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. GBB Capital will not be required to register or cause to be registered the transfer of the Trust Preferred Securities after such Trust Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

  The Property Trustee, other than upon the occurrence and during the continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Trust Preferred Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by Greater Bay and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

  The Administrative Trustees are authorized and directed to conduct the affairs of and to operate GBB Capital in such a way that GBB Capital will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of Greater Bay for United States federal income tax purposes. In this connection, Greater Bay and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of GBB Capital or the Trust Agreement, that Greater Bay and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Preferred Securities. Holders of the Trust Preferred Securities have no preemptive or similar rights.

  GBB Capital may not borrow money or issue debt or mortgage or pledge any of its assets.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

  The Junior Subordinated Debentures will be issued under the Junior
Subordinated Indenture, dated as of           , 1997 (the "Indenture"),
between Greater Bay and the Indenture Trustee. The following summary of the terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. The Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Indenture are referred to herein, such defined terms are incorporated herein or therein by reference.

  Concurrently with the issuance of the Trust Preferred Securities, GBB Capital will invest the proceeds thereof, together with the consideration paid by Greater Bay for the Common Securities, in Junior Subordinated Debentures issued by Greater Bay. The Junior Subordinated Debentures will be issued as unsecured debt under the Indenture.


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

GENERAL

  The Junior Subordinated Debentures will bear interest at the annual rate of % of the principal amount thereof, payable quarterly in arrears on the 15th day of March, June, September and December of each year (each, an "Interest Payment Date"), commencing June 15, 1997, to the person in whose name each Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. Notwithstanding the above, in the event that either the (i) Junior Subordinated Debentures are held by the Property Trustee and the Trust Preferred Securities are no longer in book-entry only form or (ii) the Junior Subordinated Debentures are not represented by a Global Subordinated Debenture (as defined herein), the record date for such payment shall be the first day of the month in which such payment is made. The amount of each interest payment due with respect to the Junior Subordinated Debentures will include amounts accrued through the date the interest payment is due. It is anticipated that, until the liquidation, if any, of GBB Capital, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Preferred Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the
amount thereof (to the extent permitted by law) at the rate per annum of    %
thereof, compounded quarterly. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

  The Junior Subordinated Debentures will mature on                 , 2027
(such date, as it may be shortened as hereinafter described, the "Stated Maturity"). Such date may be shortened once at any time by Greater Bay to any
date not earlier than                  , 2002 subject to Greater Bay having
received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. In the event that Greater Bay elects to shorten the Stated Maturity of the Junior Subordinated Debentures, it shall give notice to the Indenture Trustee, and the Indenture Trustee shall give notice of such shortening to the holders of the Junior Subordinated Debentures no less than 90 days prior to the effectiveness thereof.

  The Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior and Subordinated Debt of Greater Bay. Because Greater Bay is a holding company, the right of Greater Bay to participate in any distribution of assets of any subsidiaries, including Greater Bay's Banks, upon any such subsidiaries' liquidation or reorganization or otherwise (and thus the ability of holders of the Trust Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that Greater Bay may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Banks, and holders of Junior Subordinated Debentures should look only to the assets of Greater Bay for payments on the Junior Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of Greater Bay, including Senior and Subordinated Debt, whether under the Indenture or any existing or other indenture that Greater Bay may enter into in the future or otherwise. See "--Subordination" below.

OPTION TO DEFER INTEREST PAYMENT PERIOD

  So long as no Debenture Event of Default has occurred and is continuing, Greater Bay has the right under the Indenture at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarters (each such period an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity. At the end of such Extension Period, Greater Bay must pay all interest then accrued and unpaid (together with interest thereon

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

at the annual rate of   %, compounded quarterly, to the extent permitted by
applicable law). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

  During any such Extension Period, Greater Bay may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Greater Bay's capital stock or
(ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Greater Bay (including other Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by Greater Bay of the debt securities of any subsidiary of Greater Bay if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of Greater Bay, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, and (d) purchases of common stock related to the issuance of common stock or rights under any of Greater Bay's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, Greater Bay may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive quarters or extend beyond the Stated Maturity. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, Greater Bay may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. Greater Bay must give the Property Trustee, the Administrative Trustees and the Indenture Trustee notice of its election of any Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Trust Preferred Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to the New York Exchange, the Nasdaq National Market or any applicable stock exchange or automated quotation system on which the Trust Preferred Securities are then listed or quoted or to the holders of the Trust Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Indenture Trustee shall give notice of Greater Bay's election to begin or extend a new Extension Period the holders of the Trust Preferred Securities. There is no limitation on the number of times that Greater Bay may elect to begin an Extension Period.

  Distributions on the Trust Preferred Securities will be deferred by GBB Capital during any such Extension Period. See "Description of the Trust Preferred Securities--Distributions." For a description of certain federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures, see "Certain Federal Income Tax Consequences."

ADDITIONAL SUMS

  If GBB Capital is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, Greater Bay will pay as additional amounts on the Junior Subordinated Debentures such amounts ("Additional Sums") as shall be required so that the Distributions payable by GBB Capital shall not be reduced as a result of any such additional taxes, duties or other governmental charges.

REDEMPTION

  Subject to Greater Bay having received prior approval of the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve, the Junior Subordinated Debentures are redeemable prior
to maturity at the option of Greater Bay (i) on or after        , 2002, in
whole at any time or in part from time to time, or (ii) at any time in whole (but not in part), upon the occurrence and during the continuance of a Tax Event, an Investment Company Event or a Capital Treatment Event, in each case at a

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

redemption price equal to the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be redeemed at such holder's registered address. Unless Greater Bay defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

  If GBB Capital is required to pay additional taxes, duties or other governmental charges as a result of a Tax Event, Greater Bay will pay as additional amounts on the Junior Subordinated Debentures the Additional Sums (as defined herein).

  The Junior Subordinated Debentures will not be subject to any sinking fund.

DISTRIBUTION UPON LIQUIDATION

  As described under "Description of the Trust Preferred Securities-- Liquidation Distribution Upon Termination," under certain circumstances involving the termination of GBB Capital, the Junior Subordinated Debentures may be distributed to the holders of the Trust Preferred Securities in liquidation of GBB Capital after satisfaction of liabilities to creditors of GBB Capital as provided by applicable law. If distributed to holders of the Trust Preferred Securities in liquidation, the Junior Subordinated Debentures will initially be issued in the form of one or more global securities and the Depositary, or any successor depositary for the Trust Preferred Securities, will act as depositary for the Junior Subordinated Debentures. It is anticipated that the depositary arrangements for the Junior Subordinated Debentures would be substantially identical to those in effect for the Trust Preferred Securities. If the Junior Subordinated Debentures are distributed to the holders of Trust Preferred Securities upon the liquidation of GBB Capital. Greater Bay will use its best efforts to list the Junior Subordinated Debentures on the Nasdaq National Market or such other stock exchanges or automated quotation system, if any, on which the Trust Preferred Securities are then listed or quoted. There can be no assurance as to the market price of any Junior Subordinated Debentures that may be distributed to the holders of Trust Preferred Securities.

RESTRICTIONS ON CERTAIN PAYMENTS

  If at any time (i) there shall have occurred any event of which Greater Bay has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and (b) in respect of which Greater Bay shall not have taken reasonable steps to cure, or (ii) Greater Bay shall have given notice of its election of an Extension Period as provided in the Indenture with respect to the Junior Subordinated Debentures and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing, or (iii) while the Junior Subordinated Debentures are held by GBB Capital, Greater Bay shall be in default with respect to its payment of any obligation under the Guarantee, then Greater Bay will not (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Greater Bay's capital stock or (2) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Greater Bay (including other Junior Subordinated Debt) that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by Greater Bay of the debt securities of any subsidiary of Greater Bay if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock, (b) any declaration of a dividend in connection with the implementation of a shareholder's rights plan, or the issuance of stock under any such plan in the future or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee and (d) purchases of Common Stock related to issuance of Common Stock or rights under any of Greater Bay's benefit plans for its directors, officers or employees).


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

SUBORDINATION

  In the Indenture, Greater Bay has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior and Subordinated Debt to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Greater Bay, the holders of Senior and Subordinated Debt will first be entitled to receive payment in full of principal of all Allocable Amounts (as defined below) on such Senior and Subordinated Debt before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

  In the event of the acceleration of the maturity of any Junior Subordinated Debentures, the holders of all Senior and Subordinated Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

  No payments on account of principal or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior and Subordinated Debt or an event of default with respect to any Senior and Subordinated Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

  "Allocable Amounts," when used with respect to any Senior and Subordinated Debt, means all amounts due or to become due on such Senior and Subordinated Debt less, if applicable, any amount which would have been paid to, and retained by, the holders of such Senior and Subordinated Debt (whether as a result of the receipt of payments by the holders of such Senior and Subordinated Debt from Greater Bay or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such Senior and Subordinated Debt pursuant to any provision of such indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such Senior and Subordinated Debt or otherwise) but for the fact that such Senior and Subordinated Debt is subordinated or junior in right of payment to (or subject to a requirement that amounts received on such Senior and Subordinated Debt be paid over to obligees on) trade accounts payable or accrued liabilities arising in the ordinary course of business.

  "Debt" means with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent: (i) every obligation of such person for money borrowed; (ii) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person; (iv) every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such person; (vi) all indebtedness of such person whether incurred on or prior to the date of the Indenture or thereafter incurred, for claims in respect of derivative products including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and
(vii) every obligation of the type referred to in clauses (i) through (vi) of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

  "Senior and Subordinated Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Greater Bay whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of Greater Bay whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the

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

instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debentures or to other Debt which is pari passu with, or subordinated to, the Junior Subordinated Debentures; provided, however, that Senior and Subordinated Debt shall not be deemed to include (i) any Debt of Greater Bay which when incurred and without respect to any election under section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to Greater Bay, (ii) any Debt of Greater Bay to any of its subsidiaries, (iii) Debt to any employee of Greater Bay, and
(iv) any other debt securities issued pursuant to the Indenture.

  The Indenture places no limitation on the amount of additional Senior and Subordinated Debt that may be incurred by Greater Bay. Greater Bay expects from time to time to incur additional indebtedness constituting Senior and Subordinated Debt.

DENOMINATIONS, REGISTRATION AND TRANSFER

  The Junior Subordinated Debentures will be represented by global certificates registered in the name of the Depositary or its nominee ("Global Subordinated Debenture"). Beneficial interests in the Junior Subordinated Debentures will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary. Except as described below, Junior Subordinated Debentures in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance."

  Unless and until a Global Subordinated Debenture is exchanged in whole or in part for the individual Junior Subordinated Debentures represented thereby, it may not be transferred except as a whole by the Depositary for such Global Subordinated Debenture to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

  A global security shall be exchangeable for Junior Subordinated Debentures registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies Greater Bay that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act, at a time when the Depositary is required to be so registered to act as such depositary, (ii) Greater Bay in its sole discretion determines that such global security shall be so exchangeable or (iii) there shall have occurred and be continuing a Debenture Event of Default with respect to such global security. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such global security. In the event that Junior Subordinated Debentures are issued in definitive form, such Junior Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

  Payments on Junior Subordinated Debentures represented by a global security will be made to the Depositary, as the depositary for the Junior Subordinated Debentures. In the event Junior Subordinated Debentures are issued in definitive form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate office of the Indenture Trustee, or at the offices of any paying agent or transfer agent appointed by Greater Bay, provided that payment of interest may be made at the option of Greater Bay by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Junior Subordinated Debentures are issued in certificated form, the record dates for payment of interest will be the first day of the month in which such payment is to be made. For a description of the Depositary and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance."


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

  Greater Bay will appoint the Indenture Trustee as securities registrar under the Indenture (the "Securities Registrar"). Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the Securities Registrar. Greater Bay may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that Greater Bay maintains a transfer agent in the place of payment. Greater Bay may at any time designate additional transfer agents with respect to the Junior Subordinated Debentures.

  In the event of any redemption, neither Greater Bay nor the Indenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

GLOBAL SUBORDINATED DEBENTURES

  Upon the issuance of the Global Subordinated Debenture, and the deposit of such Global Subordinated Debenture with or on behalf of the Depositary, the Depositary for such Global Subordinated Debenture or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debentures represented by such Global Subordinated Debenture to the accounts of persons that have accounts with such Depositary ("Participants"). Ownership of beneficial interests in a Global Subordinated Debenture will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Subordinated Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Subordinated Debenture.

  So long as the Depositary for a Global Subordinated Debenture, or its nominee, is the registered owner of such Global Subordinated Debenture, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures represented by such Global Subordinated Debenture for all purposes under the Indenture governing such Junior Subordinated Debentures. Except as provided below, owners of beneficial interests in a Global Subordinated Debenture will not be entitled to have any of the individual Junior Subordinated Debentures represented by such Global Subordinated Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debentures in definitive form and will not be considered the owners or holders thereof under the Indenture.

  Payments of principal of and interest on individual Junior Subordinated Debentures represented by a Global Subordinated Debenture registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Subordinated Debenture representing such Junior Subordinated Debentures. None of Greater Bay, the Indenture Trustee, any Paying Agent, or the Securities Registrar for such Junior Subordinated Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Subordinated Debenture representing such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  Greater Bay expects that the Depositary or its nominee, upon receipt of any payment of principal or interest in respect of a permanent Global Subordinated Debenture representing the Junior Subordinated Debentures, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the Global Subordinated Debenture as shown on the records of such

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

Depositary or its nominee. Greater Bay also expects that payments by Participants to owners of beneficial interests in such Global Subordinated Debenture held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

  If the Depositary is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by Greater Bay within 90 days, Greater Bay will issue individual Junior Subordinated Debentures in exchange for the Global Subordinated Debenture. In addition, Greater Bay may at any time and in its sole discretion, determine not to have the Junior Subordinated Debentures represented by one or more Global Junior Subordinated Debentures and, in such event, will issue individual Junior Subordinated Debentures in exchange for the Global Subordinated Debenture. Further, if Greater Bay so specifies with respect to the Junior Subordinated Debentures, an owner of a beneficial interest in a Global Subordinated Debenture representing Junior Subordinated Debentures may, on terms acceptable to Greater Bay, the Indenture Trustee and the Depositary for such Global Subordinated Debenture, receive individual Junior Subordinated Debentures in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a Global Subordinated Debenture will be entitled to physical delivery of individual Junior Subordinated Debentures equal in principal amount to such beneficial interest and to have such Junior Subordinated Debentures registered in its name. Individual Junior Subordinated Debentures so issued will be issued in denominations, unless otherwise specified by Greater Bay, of $25 and integral multiples thereof.

PAYMENT AND PAYING AGENTS

  Payment of principal of and any interest on the Junior Subordinated Debentures will be made at the office of the Indenture Trustee, except that at the option of Greater Bay payment of any interest may be made (i) except in the case of Global Junior Subordinated Debentures, by check mailed to the address of the person entitled thereto as such address shall appear in the securities register or (ii) by transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the regular record date. Payment of any interest on Junior Subordinated Debentures will be made to the person in whose name such Junior Subordinated Debenture is registered at the close of business on the regular record date for such interest. Greater Bay may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however Greater Bay will at all times be required to maintain a Paying Agent in each place of payment for the Junior Subordinated Debentures. Any moneys deposited with the Indenture Trustee or any Paying Agent, or then held by Greater Bay in trust, for the payment of the principal of or interest on the Junior Subordinated Debentures and remaining unclaimed for two years after such principal or interest has become due and payable shall, at the request of Greater Bay, be repaid to Greater Bay and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to Greater Bay for payment thereof.

MODIFICATION OF INDENTURE

  From time to time Greater Bay and the Indenture Trustee may, without the consent of the holders of the Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interests of the holders of the Junior Subordinated Debentures or the Trust Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting Greater Bay and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of the Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holder of each outstanding Subordinated Debenture, (i) change the Stated Maturity of the Junior Subordinated Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which

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

are required to consent to any such modification of the Indenture, provided that so long as any of the Trust Preferred Securities remain outstanding, no such modification may be made that adversely affects the holders of such Trust Preferred Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the Trust Preferred Securities unless and until the principal of the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied. Where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures, no such consent shall be given by the Property Trustee without the prior consent of each holder of Trust Preferred Securities. In addition, Greater Bay and the Indenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental Indenture for the purpose of creating any new series of Junior Subordinated Debentures.

DEBENTURE EVENTS OF DEFAULT

  The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to the Junior Subordinated Debentures:

    (i) failure for 30 days to pay any interest on the Junior Subordinated Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or

    (ii) failure to pay any principal on the Junior Subordinated Debentures when due whether at maturity, upon redemption by declaration or otherwise; or

    (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to Greater Bay from the Indenture Trustee or to Greater Bay and the Indenture Trustee by the holders of at least 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures; or

    (iv) certain events in bankruptcy, insolvency or reorganization of Greater Bay.

  The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. If the Indenture Trustee or such holders of such Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Trust Preferred Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee. Should the holders of the Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Trust Preferred Securities shall have such right.

  The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

  In case a Debenture Event of Default shall occur and be continuing as to the Junior Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Junior

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

Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Junior Subordinated Debentures.

  Greater Bay is required to file annually with the Indenture Trustee a certificate as to whether or not Greater Bay is in compliance with all the conditions and covenants applicable to it under the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

  If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of Greater Bay to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable, a holder of Trust Preferred Securities may institute a legal proceeding directly against Greater Bay for enforcement of payment to such holder of the principal of or interest on such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Trust Preferred Securities of such holder ("Direct Action"). Greater Bay may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Trust Preferred Securities outstanding. If the right to bring a Direct Action is removed, GBB Capital may become subject to the reporting obligations under the Exchange Act. Greater Bay shall have the right under the Indenture to set-off any payment made to such holder of Trust Preferred Securities by Greater Bay in connection with a Direct Action.

  The holders of the Trust Preferred Securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "Description of the Trust Preferred Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

  The Indenture provides that Greater Bay shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into Greater Bay or convey, transfer or lease its properties and assets substantially as an entirety to Greater Bay, unless (i) in case Greater Bay consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes Greater Bay's obligations on the Junior Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; (iii) such transaction is permitted under the Trust Agreement and the Guarantee Agreement; and does not give rise to any breach or violation of the Trust Agreement or Guarantee Agreement; and (iv) certain other conditions as prescribed in the Indenture are met.

  The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving Greater Bay that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

  The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Indenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and Greater Bay deposits or causes to be deposited with the Indenture Trustee trust funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Indenture Trustee for cancellation, for the principal and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to Greater Bay's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and Greater Bay will be deemed to have satisfied and discharged the Indenture.


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

COVENANTS OF GREATER BAY

  Greater Bay will covenant in the Indenture, as to the Junior Subordinated Debentures, that if and so long as (i) GBB Capital is the holder of all such Junior Subordinated Debentures, (ii) a Tax Event in respect of GBB Capital has occurred and is continuing and (iii) Greater Bay has elected, and has not revoked such election, to pay Additional Sums (as defined under "Description of the Trust Preferred Securities--Redemption") in respect of the Trust Preferred Securities, Greater Bay will pay to GBB Capital such Additional Sums. Greater Bay will also covenant, as to the Junior Subordinated Debentures, (i) to maintain directly or indirectly 100% ownership of the Common Securities of GBB Capital to which Junior Subordinated Debentures have been issued, provided that certain successors which are permitted pursuant to the Indenture may succeed to Greater Bay's ownership of the Common Securities,
(ii) not to voluntarily terminate, wind up or liquidate GBB Capital, except upon prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies of the Federal Reserve, and except
(a) in connection with a distribution of Junior Subordinated Debentures to the holders of the Trust Preferred Securities in liquidation of GBB Capital or (b) in connection with certain mergers, consolidations, or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause GBB Capital to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

GOVERNING LAW

  The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of California.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

  The Indenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                              BOOK-ENTRY ISSUANCE

  The Depositary will act as securities depositary for all of the Trust Preferred Securities and the Junior Subordinated Debentures. The Trust Preferred Securities and the Junior Subordinated Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (the Depositary's nominee). One or more fully-registered global certificates will be issued for the Trust Preferred Securities and the Junior Subordinated Debentures and will be deposited with the Depositary.

  The Depositary is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its Participants deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the

National Association of Securities Dealers, Inc. Access to the Depositary system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Commission.

  Purchases of Trust Preferred Securities or Junior Subordinated Debentures within the Depositary system must be made by or through Direct Participants, which will receive a credit for the Trust Preferred Securities or Junior Subordinated Debentures on the Depositary's records. The ownership interest of each actual purchaser of each Trust Preferred Securities and each Subordinated Debenture ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Trust Preferred Securities or Junior Subordinated Debentures. Transfers of ownership interests in the Trust Preferred Securities or Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Trust Preferred Securities or Junior Subordinated Debentures, except in the event that use of the book-entry system for the or Junior Subordinated Debentures is discontinued.

  The Depositary has no knowledge of the actual Beneficial Owners of the Trust Preferred Securities or Junior Subordinated Debentures; the Depositary's records reflect only the identity of the Direct Participants to whose accounts such Trust Preferred Securities or Junior Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices will be sent to Cede & Co. as the registered holder of the Trust Preferred Securities or Junior Subordinated Debentures. If less than all of the Trust Preferred Securities or the Junior Subordinated Debentures are being redeemed, the Depositary will determine by lot or pro rata the amount of the Trust Preferred Securities of each Direct Participant to be redeemed.

  Although voting with respect to the Trust Preferred Securities or the Junior Subordinated Debentures is limited to the holders of record of the Trust Preferred Securities or Junior Subordinated Debentures, as applicable, in those instances in which a vote is required, neither the Depositary nor Cede & Co. will itself consent or vote with respect to Trust Preferred Securities or Junior Subordinated Debentures. Under its usual procedures, the Depositary would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Trust Preferred Securities or Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Distribution payments on the Trust Preferred Securities or the Junior Subordinated Debentures will be made by the relevant Trustee to the Depositary. The Depositary's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of the Depositary, the relevant Trustee, GBB Capital or Greater Bay, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to the Depositary is the responsibility of the relevant Trustee, disbursement of such payments to

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

Direct Participants is the responsibility of the Depositary, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  The Depositary may discontinue providing its services as securities depositary with respect to any of the Trust Preferred Securities or the Junior Subordinated Debentures at any time by giving reasonable notice to the relevant Trustee and Greater Bay. In the event that a successor securities depositary is not obtained, definitive Trust Preferred Securities or Subordinated Debenture certificates representing such Trust Preferred Securities or Junior Subordinated Debentures are required to be printed and delivered. Greater Bay, at its option, may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Trust Preferred Securities or aggregate principal amount of Junior Subordinated Debentures may determine to discontinue the system of book-entry transfers through the Depositary. In any such event, definitive certificates for such Trust Preferred Securities or Junior Subordinated Debentures will be printed and delivered.

  The information in this section concerning the Depositary and the Depositary's book-entry system has been obtained from sources that GBB Capital and Greater Bay believe to be accurate, but GBB Capital and Greater Bay assume no responsibility for the accuracy thereof. Neither GBB Capital nor Greater Bay has any responsibility for the performance by the Depositary or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                           DESCRIPTION OF GUARANTEE

  The Guarantee Agreement will be executed and delivered by Greater Bay concurrently with the issuance of the Trust Preferred Securities for the benefit of the holders of the Trust Preferred Securities. Wilmington Trust Company will act as Guarantee Trustee under the Guarantee Agreement for the purposes of compliance with the Trust Indenture Act, and the Guarantee will be qualified as an Indenture under the Trust Indenture Act. The following summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Trust Preferred Securities.

GENERAL

  The Guarantee will be an irrevocable guarantee on a subordinated basis of GBB Capital's obligations under the Trust Preferred Securities, but will apply only to the extent that GBB Capital has funds sufficient to make such payments, and is not a guarantee of collection.

  Greater Bay will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Trust Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that GBB Capital may have or assert other than the defense of payment. The following payments with respect to the Trust Preferred Securities, to the extent not paid by or on behalf of GBB Capital (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Trust Preferred Securities, to the extent that GBB Capital has funds on hand available therefor at such time, (ii) the redemption price with respect to any Trust Preferred Securities called for redemption, to the extent that GBB Capital has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of GBB Capital (unless the Junior Subordinated Debentures are distributed to holders of the Trust Preferred Securities), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of GBB Capital remaining available for distribution to holders of Trust Preferred Securities after satisfaction of liabilities to creditors of GBB Capital as required by law. Greater Bay's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Greater Bay to the holders of the Trust Preferred Securities or by causing GBB Capital to pay such amounts to such holders.

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

  If Greater Bay does not make interest payments on the Junior Subordinated Debentures held by GBB Capital, GBB Capital will not be able to pay Distributions on the Trust Preferred Securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior and Subordinated Debt of Greater Bay. See "Status of the Guarantee" below. Because Greater Bay is a holding company, the right of Greater Bay to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent Greater Bay may itself be recognized as a creditor of that subsidiary. Accordingly, Greater Bay's obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of Greater Bay's subsidiaries, and claimants should look only to the assets of Greater Bay for payments thereunder. Except as otherwise described herein, the Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of Greater Bay, including Senior and Subordinated Debt whether under the Indenture, any other indenture that Greater Bay may enter into in the future, or otherwise.

  Greater Bay has, through the Guarantee, the Guarantee Agreement, the Trust Agreement, the Junior Subordinated Debentures, the Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of GBB Capital's obligations under the Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of GBB Capital's obligations under the Trust Preferred Securities. See "Relationship Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee."

STATUS OF THE GUARANTEE

  The Guarantee will constitute an unsecured obligation of Greater Bay and will rank subordinate and junior in right of payment to all Senior and Subordinated Debt in the same manner as the Junior Subordinated Debentures.

  The Guarantee will constitute a guarantee of payment and not of collection. For example, the guaranteed party may institute a legal proceeding directly against Greater Bay to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity. The Guarantee will be held for the benefit of the holders of the Trust Preferred Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by GBB Capital or upon distribution to the holders of the Trust Preferred Securities of the Junior Subordinated Debentures to the holders of the Trust Preferred Securities. The Guarantee does not place a limitation on the amount of additional Senior and Subordinated Debt that may be incurred by Greater Bay. Greater Bay expects from time to time to incur additional indebtedness constituting Senior and Subordinated Debt.

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes which do not materially adversely affect the rights of holders of the Trust Preferred Securities (in which case no vote will be required), the Guarantee Agreement may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Trust Preferred Securities. See "Description of the Trust Preferred Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of Greater Bay and shall inure to the benefit of the holders of the Trust Preferred Securities then outstanding.

EVENTS OF DEFAULT

  An event of default under the Guarantee Agreement will occur upon the failure of Greater Bay to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee Agreement. Any holder of the Trust Preferred Securities may institute a legal proceeding directly against Greater Bay to enforce its rights under the Guarantee without first instituting a legal proceeding against GBB Capital, the Guarantee Trustee or any other person or entity.

  Greater Bay, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not Greater Bay is in compliance with all the conditions and covenants applicable to it under the Guarantee Agreement.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, other than during the occurrence and continuance of a default by Greater Bay in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee Agreement and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee Agreement at the request of any holder of the Trust Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

  The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Trust Preferred Securities, upon full payment of the amounts payable upon liquidation of GBB Capital or upon distribution of Junior Subordinated Debentures to the holders of the Trust Preferred Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Trust Preferred Securities must restore payment of any sums paid under the Trust Preferred Securities or the Guarantee.

GOVERNING LAW

  The Guarantee Agreement will be governed by and construed in accordance with the laws of the State of California.

THE EXPENSE AGREEMENT

  Pursuant to the Expense Agreement entered into by Greater Bay under the Trust Agreement, Greater Bay will irrevocably and unconditionally guarantee to each person or entity to whom GBB Capital becomes indebted or liable, the full payment of any costs, expenses or liabilities of GBB Capital, other than obligations of GBB Capital to pay to the holders of the Trust Preferred Securities or other similar interests in GBB Capital of the amounts due such holders pursuant to the terms of the Trust Preferred Securities or such other similar interests, as the case may be.

            RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE
               JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

  Payments of Distributions and other amounts due on the Trust Preferred Securities (to the extent GBB Capital has funds available for the payment of such Distributions) are irrevocably guaranteed by Greater Bay as and to the extent set forth under "Description of Guarantee." Taken together, Greater Bay's obligations under the Junior Subordinated Debentures, the Indenture, the Trust Agreement, the Expense Agreement, the Guarantee Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of those documents that has the effect of providing a full, irrevocable and unconditional guarantee of GBB Capital's obligations under the Trust Preferred Securities. If and to the extent that Greater Bay does not make payments on the Junior Subordinated Debentures, GBB Capital will not pay Distributions or other amounts due on the Trust Preferred Securities. The Guarantee does not cover payment of Distributions when GBB Capital does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of the Trust Preferred Securities is to institute a legal proceeding directly against Greater Bay for enforcement of payment of such Distributions to such holder. The obligations of Greater Bay under the Guarantee are subordinate and junior in right of payment to all Senior and Subordinated Debt.

SUFFICIENCY OF PAYMENTS

  As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Trust Preferred Securities, primarily because: (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate Liquidation Amount of the Trust Preferred Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Preferred Securities; (iii) Greater Bay shall pay for all and any costs, expenses and liabilities of GBB Capital except GBB Capital's obligations to holders of Trust Preferred Securities; and (iv) the Trust Agreement further provides that GBB Capital will not engage in any activity that is not consistent with its limited purposes.

  Notwithstanding anything to the contrary in the Indenture, Greater Bay has the right to set-off any payment it is otherwise required to make thereunder with and to the extent Greater Bay has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF THE TRUST PREFERRED SECURITIES UNDER THE GUARANTEE

  A holder of any the Trust Preferred Securities may institute a legal proceeding directly against Greater Bay to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, GBB Capital or any other person or entity.

  A default or event of default under any Senior and Subordinated Debt would not constitute a default or Event of Default. However, in the event of payment defaults under, or acceleration of, Senior and Subordinated Debt, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior and Subordinated Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debentures would constitute an Event of Default.

LIMITED PURPOSE OF GBB CAPITAL

  The Trust Preferred Securities evidence a beneficial interest in GBB Capital, and GBB Capital exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of the Trust Preferred Securities and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture is entitled to receive from Greater Bay the principal amount of and interest accrued on Junior Subordinated Debentures held, while a holder of the Trust Preferred Securities is entitled to receive Distributions from GBB Capital (or from Greater Bay under the Guarantee) if and to the extent GBB Capital has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

  Upon any voluntary or involuntary termination, winding-up or liquidation of GBB Capital involving the liquidation of the Junior Subordinated Debentures, the holders of Trust Preferred Securities will be entitled to receive, out of assets held by GBB Capital, the Liquidation Distribution in cash. See "Description of the Trust Preferred Securities--Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of Greater Bay, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of Greater Bay, subordinated in right of payment to all Senior and Subordinated Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of Greater Bay receive payments or distributions. Since Greater Bay is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of GBB Capital (other than GBB Capital's obligations to the holders of its Trust Preferred Securities), the positions of a holder of the Trust Preferred Securities and a holder of Junior Subordinated Debentures relative to other creditors and to stockholders of Greater Bay in the event of liquidation or bankruptcy of Greater Bay are expected to be substantially the same.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  In the opinion of Manatt, Phelps & Phillips, LLP, counsel to the Company ("Counsel"), the following summary accurately describes the material United States federal income tax consequences that may be relevant to the purchase, ownership and disposition of Trust Preferred Securities. Unless otherwise stated, this summary deals only with Trust Preferred Securities held as capital assets by United States Persons (defined below) who purchase the Trust Preferred Securities upon original issuance at their original offering price. As used herein, a "United States Person" means a person that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust the income of which is subject to United States federal income taxation regardless of its source; provided, however, that for taxable years beginning after December 31, 1996 (or, if a trustee so elects, for taxable years ending after August 20, 1996), a "United States Person" shall include any trust if a court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of such trust. The tax treatment of holders may vary depending on their particular situation. This summary does not address all the tax consequences that may be relevant to a particular holder or to holders who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or foreign investors. In addition, this summary does not include any description of any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to a holder of Trust Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

  The following discussion does not discuss the tax consequences that might be relevant to persons that are not United States Persons ("non-United States Persons"). Non-United States Persons should consult their own tax advisors as to the specific United States federal income tax consequences of the purchase, ownership and disposition of Trust Preferred Securities.

  The authorities on which this summary is based are subject to various interpretations and the opinions of Counsel are not binding on the Internal Revenue Service ("Service") or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the Service with respect to the transactions described herein. Accordingly, there can be no assurance that the Service will not challenge the opinions expressed herein or that a court would not sustain such a challenge. Nevertheless, Counsel has advised that it is of the view that, if challenged, the opinions expressed herein would be sustained by a court with jurisdiction in a properly presented case.

  Holders should consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the Trust Preferred Securities, including the tax consequences under state, local, foreign, and other tax laws and the possible effects of changes in united states federal or other tax laws. For a discussion of the possible redemption of the Trust Preferred Securities upon the occurrence of certain tax events, see "Description of the Trust Preferred Securities--Redemption."

CLASSIFICATION OF GBB CAPITAL

  In connection with the issuance of the Trust Preferred Securities, Counsel is of the opinion that, under current law and assuming compliance with the terms of the Trust Agreement, and based on certain facts and assumptions contained in such opinion, GBB Capital will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of the Trust Preferred Securities (a "Securityholder") will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures. Accordingly, each Securityholder will be required to include in its gross income its pro rata share of the interest income or original issue discount that is paid or accrued on the Junior Subordinated Debentures. See "--Interest Income and Original Issue Discount" herein. No amount included in income with respect to the Trust Preferred Securities will be eligible for the dividends received deduction.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

  The Company intends to take the position that the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company under current law, and, by acceptance of a Trust Preferred Security, each holder covenants to treat the Junior Subordinated Debentures as indebtedness and the Trust Preferred Securities as evidence of an indirect beneficial ownership interest in the Junior Subordinated Debentures. No assurance can be given, however, that such position of the Company will not be challenged by the Internal Revenue Service or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company. See "Risk Factors--Uncertainty of Deductibility of Interest on the Junior Subordinated Debentures."

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

  Except as set forth below, stated interest on the Junior Subordinated Debentures generally will be included in income by a Securityholder at the time such interest income is paid or accrued in accordance with such Securityholder's regular method of tax accounting.

  Greater Bay believes that, under the applicable Treasury regulations, the Junior Subordinated Debentures will not be considered to have been issued with "original issue discount" ("OID") within the meaning of Section 1273(a) of the Code. If, however, Greater Bay exercises its right to defer Payments of interest on the Junior Subordinated Debentures, the Junior Subordinated Debentures will become OID instruments at such time and all Securityholders will be required to accrue the stated interest on the Junior Subordinated Debentures on a daily basis during the Extension Period, even though Greater Bay will not pay such interest until the end of the Extension Period, and even though some Securityholders may use the cash method of tax accounting. Moreover, thereafter the Junior Subordinated Debentures will be taxed as OID instruments for as long as they remain outstanding. Thus, even after the end of the Extension Period, all Securityholders would be required to continue to include the stated interest on the Junior Subordinated Debentures in income on a daily economic accrual basis, regardless of their method of tax accounting and in advance of receipt of the cash attributable to such interest income. Under the OID economic accrual rules, a Securityholder would accrue an amount of interest income each year that approximates the stated interest payments called for under the Junior Subordinated Debentures, and actual cash payments of interest on the Junior Subordinated Debentures would not be reported separately as taxable income.

  The Treasury regulations described above have not yet been addressed in any rulings or other interpretations by the Service, and it is possible that the Service could take a contrary position. If the Service were to assert successfully that the stated interest on the Junior Subordinated Debentures was OID regardless of whether Greater Bay exercises its right to defer payments of interest on such debentures, all Securityholders would be required to include such stated interest in income on a daily economic accrual basis as described above.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF TRUST PREFERRED SECURITIES

  Under current law, a distribution by GBB Capital of the Junior Subordinated Debentures as described under the caption "Description of the Trust Preferred Securities--Liquidation Distribution Upon Termination" will be non-taxable and will result in the Securityholder receiving directly its pro rata share of the Junior Subordinated Debentures previously held indirectly through GBB Capital, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Trust Preferred Securities before such distribution. If, however, the liquidation of GBB Capital were to occur because GBB Capital is subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures as a result of a Tax Event or otherwise, the distribution of Junior Subordinated Debentures to Securityholders by GBB Capital could be a taxable event to GBB Capital and each Securityholder, and a Securityholder would recognize gain or loss as if the Securityholder had exchanged its Trust Preferred Securities for the Junior Subordinated Debentures it received upon the liquidation of GBB Capital. A Securityholder would recognize interest income in respect of Junior Subordinated Debentures received from GBB Capital in the manner described above under "--Interest Income and Original Issue Discount" herein.

SALES OR REDEMPTION OF TRUST PREFERRED SECURITIES

  Gain or loss will be recognized by a Securityholder on a sale of Trust Preferred Securities (including a redemption for cash) in an amount equal to the difference between the amount realized (which for this purpose, will exclude amounts attributable to accrued interest or OID not previously included in income) and the Securityholder's adjusted tax basis in the Trust Preferred Securities sold or so redeemed. Gain or loss recognized by a Securityholder on Trust Preferred Securities held for more than one year will generally be taxable as long-term capital gain or loss. Amounts attributable to accrued interest with respect to a Securityholder's pro rata share of the Junior Subordinated Debentures not previously included in income will be taxable as ordinary income.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

  The amount of OID accrued on the Trust Preferred Securities held of record by United States Persons (other than corporations and other exempt Securityholders), if any, will be reported to the Service. "Backup" withholding at a rate of 31% will apply to payments of interest to non-exempt United States Persons unless the Securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions. Any amounts withheld from a Securityholder under the backup withholding rules will be allowed as a refund or a credit against such Securityholder's United States federal income tax liability, provided the required information is furnished to the Service.

POSSIBLE TAX LAW CHANGES AFFECTING THE TRUST PREFERRED SECURITIES

  Recently the Clinton Administration announced its budget proposals for the fiscal year 1998. That announcement included a proposal that could affect the tax characteristics of the Junior Subordinated Debentures. Under the Administration's proposal, no deduction would be allowed for interest or original issue discount on an instrument issued by a corporation that has a maximum term of more than 40 years, or is payable in stock of the issuer or a related party. The budget announcement also states that no such deduction would be allowed for certain indebtedness that is reflected as equity on the issuer's balance sheet. The budget announcement states that the effective date of the first proposal is for instruments issued "after the date of first committee action," which is not a legally precise term. The budget announcement is less clear about the proposed effective date of the second proposal mentioned above.

  Similar proposals were made by the Administration last year. The Revenue Reconciliation Bill of 1996 (the "1996 Bill") would, among other things, have denied interest deductions for interest on an instrument, issued by a corporation, that had a maximum term of more than 20 years and that was not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument was issued to a related party (other than a corporation), where the holder or some other related party issued a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. The 1996 Bill was never enacted, but it is likely that the second proposal in the budget announcement mentioned above will be similar in some respects to the proposal in the 1996 Bill. Enactment of this proposal could affect deduction of interest expenses and original issue discount with respect to the Junior Subordinated Debentures. This, in turn, could create a Tax Event affecting the Trust Preferred Securities.

  In connection with the 1996 Bill, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement that it was their intention that the effective date of the Administration's legislative proposals, if adopted, would be no earlier than the date of appropriate Congressional action. Senate Finance Committee Chairman William Roth has been quoted in the news media recently as stating that the 1997 tax changes generally should be effective on a prospective basis.

  It is intended that the Trust Preferred Securities and the Junior Subordinated Debentures will be issued prior to any type of Congressional committee action with respect to the aforementioned budget proposal. However, due to business considerations, the unpredictability of when Congress will begin action with respect to the Administration's proposals, and the imprecision in the public statements concerning the anticipated effective date of the legislative proposals, there can be no guarantee that these instruments will not be affected by the aforementioned legislative proposals, if they are enacted.

  There also can be no assurance that other future legislative proposals or final legislation will not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit Greater Bay, upon approval of the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve, to cause a redemption of the Trust Preferred Securities. See "Description of the Trust Preferred Securities--Redemption--Tax Event Redemption" and "Description of Junior Subordinated Debentures--Redemption."

               DESCRIPTION OF GREATER BAY BANCORP CAPITAL STOCK

  The authorized capital stock of Greater Bay consists of 6,000,000 shares of common stock, no par value ("Common Stock"), and 4,000,000 shares of preferred stock, no par value ("Preferred Stock"). As of December 31, 1996, 3,238,887 shares of Common Stock were outstanding. No shares of Preferred Stock are outstanding.

COMMON STOCK

  Each share of Common Stock is entitled to participate pro rata in distributions upon liquidation. Holders of Common Stock may receive dividends as declared by the Board of Directors out of funds legally available therefor. Holders of Common Stock have no preemptive, subscription, conversion, redemption or similar rights. All outstanding shares of Common Stock have voting power to approve mergers, sales of substantially all of Greater Bay's assets and similar material corporate transactions. Holders of Common Stock are entitled to one vote for each share of Common Stock they hold on all matters submitted to a vote of shareholders, except that for the election of directors each shareholder has cumulative voting rights and is entitled to as many votes as shall equal the number of shares held by such shareholder multiplied by the number of directors to be elected, and such shareholder may cast all his or her votes for a single candidate or distribute such votes among any or all of the candidates (that is, to cast for any candidate a number of votes greater than the number of shares of stock held by such shareholder) unless such candidate's name has been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate votes. The rights, privileges and preferences of the holders of Common Stock are subject to the rights of the holders of any Preferred Stock that may be designated and issued by Greater Bay in the future.

PREFERRED STOCK

  The Greater Bay Board of Directors has the authority, without further shareholder action, to issue from time to time a maximum of 4,000,000 shares of Preferred Stock in one or more series and with such terms and at such times and for such consideration as the Board of Directors may determine. The authority of the Board of Directors includes the determination or fixing of the following with respect to shares of such class or any series thereof: (i) the number of shares and designation or title thereof; (ii) rights as to dividends; (iii) whether and upon what terms, including sinking funds, the shares are to be redeemable; (iv) whether and upon what terms, the shares are convertible; (v) the voting rights, if any, which shall apply; provided, however, that in no event shall any holder of any series of the Preferred Stock be entitled to more than one vote for each share of Preferred Stock held by such holder; and (vi) the rights of the holders upon the dissolution, or upon the distribution of assets, of Greater Bay. Any shares of Preferred Stock which may be issued may rank prior to the Common Stock as to payment of dividends and upon liquidation. No Preferred Stock is currently outstanding.

                                 UNDERWRITING

  Piper Jaffray Inc. (the "Underwriter"), has agreed, subject to the terms and conditions of a Purchase Agreement to be entered into by the Underwriter, Greater Bay and GBB Capital to purchase from GBB Capital 800,000 Trust Preferred Securities. The Underwriter is committed to purchase and pay for all such Trust Preferred Securities if any are purchased.

  The Underwriter has advised Greater Bay and GBB Capital that it proposes to offer the Trust Preferred Securities directly to the public initially at the public offering price set forth on the cover page of this Prospectus and to
certain dealers at such price less a concession not in excess of $       per
Trust Preferred Security. The Underwriters may allow and such dealers may
reallow a concession not in excess of $       per Trust Preferred Security to
certain other brokers and dealers. After the public offering, the public offering price, concession and reallowance, and other selling terms may be changed by the Underwriter.

  In view of the fact that the proceeds from the sale of the Trust Preferred Securities will be used to purchase the Junior Subordinated Debentures issued by Greater Bay, the Purchase Agreement provides that Greater Bay will pay as compensation for the Underwriter's arranging the investment therein of such
proceeds an amount of $       per Trust Preferred Security.

  Each of Greater Bay and GBB Capital has agreed to indemnify the Underwriter and its controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter may be required to make in respect thereof.

  The Underwriter has advised GBB that it does not intend to confirm sales to any account over which it exercises discretionary authority in excess of 5% of the number of Trust Preferred Securities offered hereby.

  In connection with this offering, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Trust Preferred Securities. Specifically, the Underwriter may overallot the offering, creating a syndicate short position. The Underwriter may bid for and purchase Trust Preferred Securities in the open market to cover syndicate short positions. In addition, the Underwriter may bid for and purchase Trust Preferred Securities in the open market to stabilize the price of the Trust Preferred Securities. These activities may stabilize or maintain the market price of the Trust Preferred Securities above independent market levels. The Underwriter is not required to engage in these activities, and may end these activities at any time.

                                 LEGAL MATTERS

  Certain matters of Delaware law relating to the validity of the Trust Preferred Securities, the enforceability of the Trust Agreement and the formation of GBB Capital will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, special counsel to Greater Bay and GBB Capital. The validity of the Guarantee and the Junior Subordinated Debentures will be passed upon for the Company by Manatt, Phelps & Phillips, LLP, Los Angeles, California, counsel to the Company. Certain legal matters in connection with this Offering will be passed upon for the Underwriters by Dorsey & Whitney LLP, Minneapolis, Minnesota. Manatt, Phelps & Phillips, LLP and Dorsey & Whitney LLP will rely on the opinions of Richards, Layton & Finger, P.A. as to matters of Delaware law. Certain matters relating to United States federal income tax considerations will be passed upon for the Company by Manatt, Phelps & Phillips, LLP.

                                    EXPERTS

  The consolidated balance sheets as of December 31, 1996 and 1995 and the consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996, included in this Prospectus and Registration Statement have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

  Greater Bay and GBB Capital have jointly filed with the Commission a Registration Statement on Form S-1 (together with all amendments and exhibits thereto the "Registration Statement") under the Securities Act, with respect to the offering of the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company, GBB Capital and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth below. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

  Greater Bay is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by Greater Bay (and its predecessors, Mid-Peninsula Bancorp and Cupertino National Bancorp) can be inspected and copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a Web site (http://www.sec.gov) at which reports, proxy and information statements and other information regarding Greater Bay (and its predecessors, Mid-Peninsula Bancorp and Cupertino National Bancorp) may be accessed. In addition, such reports, proxy statements and other information can also be inspected at the offices of The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

  No separate financial statements of GBB Capital have been included herein. Greater Bay and GBB Capital do not consider that such financial statements would be material to holders of the Trust Preferred Securities because GBB Capital is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures of Greater Bay and issuing the Trust Securities. See "Prospectus Summary--GBB Capital," "Description of the Trust Preferred Securities," "Description of Junior Subordinated Debentures" and "Description of Guarantee."


                              GREATER BAY BANCORP
                                AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


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                                                                           ----
REPORT OF INDEPENDENT ACCOUNTANTS......................................... F-2

CONSOLIDATED FINANCIAL STATEMENTS:
  Consolidated Balance Sheets at December 31, 1995 and 1996............... F-3
  Consolidated Statements of Operations for the Years Ended December 31,
   1996, 1995 and 1994.................................................... F-4
  Consolidated Statements of Shareholders' Equity for the Years Ended
   December 31, 1996, 1995 and 1994....................................... F-5
  Consolidated Statements of Cash Flows for the Years Ended December 31,
   1996, 1995 and 1994.................................................... F-6
  Notes to Consolidated Financial Statements.............................. F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Shareholders
Greater Bay Bancorp:

  We have audited the accompanying consolidated balance sheets of Greater Bay Bancorp (formerly Mid-Peninsula Bancorp) and subsidiaries (the Company) as of December 31, 1996 and 1995, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, based on our audits, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P

San Francisco, California
February 27, 1997

                     GREATER BAY BANCORP AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                               DECEMBER 31,
                                                             -----------------
                                                               1996    1995*
                                                             -------- --------
                                                                (DOLLARS IN
                                                                THOUSANDS)
                          ASSETS
Cash and due from banks....................................  $ 39,896 $ 29,511
Federal funds sold.........................................    14,000   28,600
                                                             -------- --------
  Cash and cash equivalents................................    53,896   58,111
Investment securities......................................   105,520  116,869
Total loans, net...........................................   441,560  284,579
Premises and equipment, net................................     4,688    2,912
Interest receivable and other assets.......................    16,380   15,363
                                                             -------- --------
    Total assets...........................................  $622,044 $477,834
                                                             ======== ========
           LIABILITIES AND SHAREHOLDERS' EQUITY
Total deposits.............................................  $559,283 $431,789
Other borrowings...........................................    12,000      --
Subordinated debt..........................................     3,000    3,000
Other liabilities..........................................     3,079    2,933
                                                             -------- --------
    Total liabilities......................................   577,362  437,722
Commitments (Note 13)
                   SHAREHOLDERS' EQUITY
Preferred stock, no par value: 4,000,000 shares authorized;
 none issued
Common stock, no par value: 6,000,000 shares authorized;
 shares outstanding: 3,238,887 in 1996 and 3,046,320 in
 1995......................................................    34,884   33,105
Unrealized gain (loss) on available-for-sale securities,
 net of taxes..............................................        71     (621)
Retained earnings..........................................     9,727    7,628
                                                             -------- --------
    Total shareholders' equity.............................    44,682   40,112
                                                             -------- --------
    Total liabilities and shareholders' equity.............  $622,044 $477,834
                                                             ======== ========

--------
* Restated on an historical basis to reflect the merger with Cupertino National Bancorp on a pooling of interests basis.

                See notes to consolidated financial statements.

                     GREATER BAY BANCORP AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                              YEARS ENDED DECEMBER 31,
                             -------------------------
                              1996     1995*    1994*
                             -------  -------  -------
                             (DOLLARS IN THOUSANDS,
                                EXCEPT PER SHARE
                                    AMOUNTS)
INTEREST INCOME:
Interest on loans........... $36,278  $28,397  $22,112
Interest on investment
 securities:
  Taxable...................   6,433    6,204    4,248
  Tax-exempt................     690      497      411
                             -------  -------  -------
    Total interest on
     investment securities..   7,123    6,701    4,659
Other interest income.......   1,636    2,135    1,030
                             -------  -------  -------
  Total interest income.....  45,037   37,233   27,801
                             -------  -------  -------
INTEREST EXPENSE:
Interest on deposits........  15,732   13,048    8,130
Interest on short-term
 borrowings.................     126      769      382
Interest on subordinated
 debt.......................     355       75      --
                             -------  -------  -------
  Total interest expense....  16,213   13,892    8,512
                             -------  -------  -------
    Net interest income.....  28,824   23,341   19,289
Provision for loan losses...   2,036      956    1,823
                             -------  -------  -------
Net interest income after
 provision for loan losses..  26,788   22,385   17,466
                             -------  -------  -------
OTHER INCOME:
Service charges and other
 fees.......................   1,848    1,206    1,290
Trust fees..................   1,426      710      593
Gain on sale of SBA loans...     519      366      685
Gain on sale of mortgage
 loans......................     --       137      993
Gains (losses) on
 investments, net...........    (263)    (113)    (266)
                             -------  -------  -------
  Total other income........   3,530    2,306    3,295
                             -------  -------  -------
OPERATING EXPENSES:
Compensation and benefits...  11,773   10,146    8,505
Occupancy and equipment.....   3,401    2,679    2,266
Merger and related non-
 recurring costs............   2,791      --       608
Other.......................   5,923    6,861    4,852
                             -------  -------  -------
  Total operating expenses..  23,888   19,686   16,231
                             -------  -------  -------
    Income before income tax
     expense................   6,430    5,005    4,530
  Income tax expense........   2,927    1,971    1,966
                             -------  -------  -------
Net Income.................. $ 3,503  $ 3,034  $ 2,564
                             =======  =======  =======
Net income per common and
 common equivalent share.... $  1.04  $  0.96  $  0.85
                             =======  =======  =======

--------
* Restated on an historical basis to reflect the merger with Cupertino National Bancorp on a pooling of interests basis.

                See notes to consolidated financial statements.

                     GREATER BAY BANCORP AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                             ----------------------------------------------------
                               COMMON STOCK         EARNINGS            TOTAL
                             ----------------- -------------------  SHAREHOLDERS'
                              SHARES   AMOUNT  UNREALIZED RETAINED     EQUITY
                             --------- ------- ---------- --------  -------------
                                  (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)
Balances as of December 31,
 1993:
  Mid-Peninsula Bancorp
   prior to pooling........  1,455,665 $14,216  $   (48)  $ 3,672      $17,840
  Shares issued to
   Cupertino National
   Bancorp shareholders....  1,142,797  13,582      --        --        13,582
  Cupertino National
   Bancorp retained
   earnings prior
   to pooling..............        --      --       --      2,637        2,637
                             --------- -------  -------   -------      -------
    Balance, December 31,
     1993, as restated to
     reflect pooling.......  2,598,462  27,798      (48)    6,309       34,059
  Stock options exercised..    128,614   1,114      --        --         1,114
  Stock issued in Employee
   Stock Purchase Plan.....      6,716      69      --        --            69
  Adoption of SFAS No.
   115--unrealized loss on
   available-for-sale
   securities..............        --      --    (1,272)      --        (1,272)
  Two 5% stock dividends--
   fractional shares paid
   in cash.................     58,914     705      --       (708)          (3)
  Cash dividend $0.18 per
   share...................                --       --       (491)        (491)
  Net Income...............        --      --       --      2,564        2,564
                             --------- -------  -------   -------      -------
    Balance, December 31,
     1994*.................  2,792,706  29,686   (1,320)    7,674       36,040
  Stock options exercised,
   including related tax
   benefit.................    104,454   1,109      --        --         1,109
  Stock issued in Employee
   Stock Purchase Plan.....      8,537      80      --        --            80
  401K Employee Stock
   Purchase................      6,731      95      --        --            95
  Cash dividends of $0.30
   per share...............        --      --       --       (942)        (942)
  10% stock dividend--
   fractional shares paid
   in cash.................    133,892   2,135      --     (2,138)          (3)
  SFAS No. 115 change in
   unrealized loss on
   available-for-sale
   securities..............                --       699       --           699
  Net Income...............        --      --       --      3,034        3,034
                             --------- -------  -------   -------      -------
    Balance, December 31,
     1995*.................  3,046,320  33,105     (621)    7,628      $40,112
  Stock options exercised,
   including related tax
   benefit.................    176,657   1,555      --        --         1,555
  Stock issued in Employee
   Stock Purchase Plan.....     10,632     137      --        --           137
  401K Employee Stock
   Purchase................      5,278      87      --        --            87
  Cash dividends of $0.44
   per share...............        --      --       --     (1,404)      (1,404)
  SFAS No. 115--change in
   unrealized loss on
   available-for-sale
   securities..............                --       692       --           692
  Net Income...............        --      --       --      3,503        3,503
                             --------- -------  -------   -------      -------
    Balance, December 31,
     1996..................  3,238,887 $34,884  $    71   $ 9,727      $44,682
                             ========= =======  =======   =======      =======

--------
* Restated on an historical basis to reflect the merger with Cupertino National Bancorp on a pooling of interests basis.

                See notes to consolidated financial statements.

                      GREATER BAY BANCORP AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                   YEARS ENDED DECEMBER 31,
                                                 ------------------------------
                                                   1996      1995*      1994*
                                                 ---------  --------  ---------
                                                    (DOLLARS IN THOUSANDS)
Cash Flows--Operating Activities:
  Net Income...................................  $   3,503  $  3,034  $   2,564
  Reconciliation of net income to net cash from
   operations:
    Provision for loan losses..................      2,036       956      1,823
    Depreciation and leasehold amortization....      1,125       899        777
    Deferred income taxes......................     (1,145)      181         75
    Accrued interest receivables and other
     assets....................................       (128)   (1,234)    (1,828)
    Accrued interest payable and other
     liabilities...............................        146       909        807
    Deferred loan fees and discounts, net......        653        27       (105)
    Proceeds from sale of loans held for sale..        --     16,364    125,342
    Origination of loans for resale............        --    (10,981)  (123,100)
                                                 ---------  --------  ---------
Operating cash flows, net......................      6,190    10,155      6,355
                                                 ---------  --------  ---------
Cash Flows--Investing Activities:
  Maturities of investment securities and other
   short-term investments:
    Held-to-maturity...........................     24,956    29,130     13,048
    Available-for-sale.........................     28,737    10,441      1,510
  Purchase of investment securities and other
   short-term investments
    Held-to-maturity...........................    (26,439)  (54,561)   (36,504)
    Available-for-sale.........................    (39,389)   (8,388)    (2,000)
  Proceeds from sale of available-for-sale
   securities..................................     26,635       --       6,734
  Loans, net...................................   (161,845)  (48,195)   (14,556)
  Investment in other real estate owned........         --      (476)      (485)
  Sale of other real estate owned..............        217     1,054      1,733
  Premises and equipment.......................     (2,906)   (1,388)    (1,000)
  Purchase of insurance policies...............       (240)   (6,004)       --
  Other, net...................................        --        --          84
                                                 ---------  --------  ---------
Cash flows, net................................   (150,274)  (78,387)   (31,436)
                                                 ---------  --------  ---------
Cash Flows--Financing Activities:
  Net change in deposits.......................    127,494    85,495     22,994
  Net change in short-term borrowings..........     12,000   (17,256)    17,256
  Subordinated debt issued.....................        --      3,000        --
  Proceeds from the sale of stock..............      1,779     1,127      1,028
  Fractional shares paid in cash...............        --         (3)        (3)
  Cash dividends...............................     (1,404)     (942)      (491)
                                                 ---------  --------  ---------
Financing cash flows, net......................    139,869    71,421     40,784
                                                 ---------  --------  ---------
Net increase in cash and cash equivalents......     (4,215)    3,189     15,703
Cash and cash equivalents at beginning of year.     58,111    54,922     39,219
                                                 ---------  --------  ---------
Cash and cash equivalents at end of year.......  $  53,896  $ 58,111  $  54,922
                                                 ---------  --------  ---------
Cash flows--supplemental disclosures:
  Cash paid during the period for:
    Interest on deposits and other borrowings..  $  16,228  $ 13,827  $   8,278
                                                 ---------  --------  ---------
    Income taxes...............................  $   3,970  $  2,105  $   1,878
                                                 ---------  --------  ---------
Non-cash transactions:
  Additions to other real estate owned.........  $     152  $    130  $   1,047
                                                 ---------  --------  ---------

--------
* Restated on an historical basis to reflect the merger with Cupertino National Bancorp on a pooling of interests basis.

                See notes to consolidated financial statements.

                     GREATER BAY BANCORP AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  ORGANIZATION AND NATURE OF OPERATIONS

  Greater Bay Bancorp ("GBB" or the "Company") is a California corporation and bank holding company that was incorporated on November 14, 1984 as San Mateo County Bancorp. The name was changed to Mid-Peninsula Bancorp on October 7, 1994 as a result of the merger between Mid-Peninsula Bank and San Mateo County Bancorp and its wholly owned subsidiary, WestCal National Bank. The name was further changed to Greater Bay Bancorp on November 27, 1996 as a result of the merger between Mid-Peninsula Bancorp and Cupertino National Bancorp (see Note
2). Upon consummation of the merger with Cupertino National Bancorp, GBB became a multi-bank holding company of two wholly owned bank subsidiaries, Mid-Peninsula Bank ("MPB") and Cupertino National Bank & Trust ("CNB"), collectively the "Banks". MPB commenced operations in October 1987 and is a state chartered bank regulated by the Federal Reserve Bank (FRB) and the California State Banking Department. CNB commenced operations in May 1985 and is a national banking association regulated by the Office of the Comptroller of Currency (OCC).

  The Company provides a wide range of commercial banking services to small and medium-sized businesses, real estate developers and property managers, business executives, professionals and other individuals. The Company operates through seven regional offices in Cupertino, Palo Alto, San Mateo, San Carlos and San Jose, California.

  CONSOLIDATION AND BASIS OF PRESENTATION

  The consolidated financial statements include the accounts of GBB and its wholly-owned subsidiaries, CNB and MPB. All significant intercompany transactions and balances have been eliminated. Certain reclassifications have been made to prior years' consolidated financial statements to conform to the 1996 presentation. The accounting and reporting policies of the Company conform to generally accepted accounting principles and to prevailing practices within the banking industry.

  USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of certain revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

  For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are sold for one-day periods. CNB and MPB are required by the Federal Reserve System to maintain non-interest earning cash reserves against certain of their deposit accounts. At December 31, 1996, the required combined reserves totaled approximately $2.9 million.

  INVESTMENT SECURITIES

  Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which was adopted by the Company in 1994, requires that investment securities be classified into three portfolios, and be accounted for as follows: 1) debt and equity securities for which the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity and reported at

                     GREATER BAY BANCORP AND SUBSIDIARIES
amortized cost; 2) debt and equity securities that are bought and held principally for the purpose of selling in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings; and 3) debt and equity securities not classified as either held-to-maturity or trading securities are classified as available-for-sale securities and reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of shareholders' equity.

  A decline in the market value of any available-for-sale or held-to-maturity security below cost that is deemed other than temporary, results in a charge to earnings and the corresponding establishment of a new cost basis for the security.

  Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned. Realized gains and losses for securities classified as available-for-sale and held-to-maturity are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

  The required investment of 3% of capital stock and surplus in Federal Reserve Bank stock, for both MPB and CNB, is recorded at cost.

  LOANS

  Loans held for investment are carried at amortized cost. The Company's loan portfolio consists primarily of commercial and real estate loans generally collateralized by first and second deeds of trust on real estate as well as business assets and personal property.

  Interest income is accrued on the outstanding loan balances using the simple interest method. Loans are generally placed on nonaccrual status when the borrowers are past due 90 days and when full payment of principal or interest is not expected. At the time a loan is placed on nonaccrual status, any interest income previously accrued but not collected is reversed. Interest accruals are resumed on such loans only when they are brought fully current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to both principal and interest.

  The Company charges loan origination and commitment fees. Net loan origination fees and costs are deferred and amortized to interest income over the life of the loan, using the effective interest method. Loan commitment fees are amortized to interest income over the commitment period.

  SALES AND SERVICING OF SMALL BUSINESS ADMINISTRATION ("SBA") LOANS

  The Company originates loans to customers under SBA programs that generally provide for SBA guarantees of 70% to 90% of each loan. The Company generally sells the guaranteed portion of each loan to an investor and retains the unguaranteed portion and servicing rights in its own portfolio. Funding for the SBA programs depend on annual appropriations by the U.S. Congress.

  Gains on these sales are earned through the sale of the guaranteed portion of the loan for an amount in excess of the adjusted carrying value of the portion of the loan sold. The Company allocates the carrying value of such loans between the portion sold, the portion retained and a value assigned to the right to service the loan. The difference between the adjusted carrying value of the portion retained and the face amount of the portion retained is amortized to interest income over the life of the related loan using a method which approximates the interest method. The value assigned to the right to service is also amortized over the estimated life of the loan.

  ALLOWANCE FOR LOAN LOSSES

  The Company adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118, on January 1, 1995. Under these standards, a loan is considered impaired, based on current

                     GREATER BAY BANCORP AND SUBSIDIARIES
information and events, if it is probable that the Company will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. Under these standards, any allowance on impaired loans is generally based on one of three methods. It requires that impaired loans be measured at either, (1) the present value of expected cash flows at the loan's effective interest rate, (2) the loan's observable market price, or (3) the fair market value of the collateral of the loan. In general, these statements are not applicable to large groups of smaller-balance loans that are collectively evaluated for impairment such as credit cards, residential mortgage and/or consumer installment loans. Adoption of SFAS No. 114 and No. 118 did not have a material effect on the financial statements of the Company in 1995. Income recognition on impaired loans conforms to the method the Company uses for income recognition on nonaccrual loans.

  The allowance for loan losses is maintained at a level deemed appropriate by management to adequately provide for known and unidentified losses in the loan portfolio. The allowance is based upon a number of factors, including prevailing and anticipated economic trends, industry experience, industry and geographic concentrations, estimated collateral values, management's assessment of credit risk inherent in the portfolio, delinquency trends, historical loss experience, specific problem loans and other relevant factors. Additions to the allowance, in the form of provisions, are reflected in current operating results, while charge-offs to the allowance are made when a loss is determined to have occurred. Because the allowance for loan losses is based on estimates, ultimate losses may vary from the current estimates.

  When a loan is sold, unamortized fees and capitalized direct costs are recognized in the consolidated statements of operations. Other loan fees and charges representing service costs for the repayment of loans, for delinquent payments or for miscellaneous loan services are recognized when earned.

  OTHER REAL ESTATE OWNED

  Other real estate owned (OREO) consists of properties acquired through foreclosure and is stated at the lower of cost or fair value less estimated costs to sell. Development and improvement costs relating to the property are capitalized. Estimated losses that result from the ongoing periodic valuation of these properties are charged to current earnings with a provision for losses on foreclosed property in the period in which they are identified. The resulting allowance for OREO losses is decreased when the property is sold. Operating expenses of such properties, net of related income, are included in other expenses. Gains and losses on disposition of OREO are included in other income.

  PREMISES AND EQUIPMENT

  Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed on a straight-line basis over the shorter of the lease terms or estimated useful lives of the assets, which are generally 3 to 10 years.

  INCOME TAXES

  Deferred income taxes reflect the estimated future tax effects of temporary differences between the amount of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations.

  PER SHARE DATA

  Net income per common and common equivalent share is based on the weighted average number of shares of common stock outstanding during the year plus the effect of dilutive stock options. All years presented include the effect of stock dividends declared in 1995 and 1994. The weighted average common and common equivalent shares outstanding for 1996, 1995 and 1994 were 3,359,700, 3,144,550 and 3,001,211, respectively.

                     GREATER BAY BANCORP AND SUBSIDIARIES

  Fully diluted earnings per share were approximately equal to primary earnings per share in each of the years in the three-year period ended December 31, 1996.

  Weighted average shares outstanding and all per share amounts included in the consolidated financial statements and notes thereto are based upon the increased number of shares giving retroactive effect to the 1994 merger with San Mateo County Bancorp at a 1.0617 conversion ratio, and the 1996 merger with Cupertino National Bancorp at a 0.81522 conversion ratio.

NOTE 2--MERGERS

  On November 27, 1996, the Company consummated a merger between Mid-Peninsula Bancorp and Cupertino National Bancorp. As discussed in Note 1, concurrently with the merger the name of the holding company was changed to Greater Bay Bancorp. Following the terms of the merger agreement, the Company issued approximately 1,586,000 shares of its common stock in exchange for the outstanding common stock of Cupertino National Bancorp at an exchange ratio of
0.81522 of the Company's common stock for each share of Cupertino National Bancorp's common stock. The merger has been accounted for as a pooling of interests business combination and, accordingly, the consolidated financial statements and the financial data for the periods prior to the merger have been restated to include the accounts and results of operations of Cupertino National Bancorp.

  On October 7, 1994, San Mateo County Bancorp's wholly owned subsidiary, WestCal National Bank, was merged with and into Mid-Peninsula Bank, and San Mateo County Bancorp concurrently changed its name to Mid-Peninsula Bancorp. The merger was accounted for as a pooling of interests. All periods have been restated to reflect the results of the combination. The accompanying consolidated financial statements reflect the issuance of the Company's common stock in exchange for all of MPB's common stock outstanding as of October 7, 1994, based upon the exchange ratio of 1.0617 shares of the Company's common stock for each share of MPB's common stock.

  In both mergers, certain reclassifications have been made to conform to the Company's presentation. The results of operations previously reported by the separate enterprises for the period before the merger was consummated and that are included in the current combined amounts presented in the accompanying consolidated financial statements are summarized below:

                                              NINE MONTHS ENDED
                                                SEPTEMBER 30,
                                              1996 (UNAUDITED)   1995    1994
                                              ----------------- ------- -------
                                                   (DOLLARS IN THOUSANDS)
   Net Interest Income:
     Mid-Peninsula Bancorp...................      $ 8,878      $10,402 $ 8,207
     Cupertino National Bancorp..............       11,487       12,939  11,082
                                                   -------      ------- -------
       Combined..............................      $20,365      $23,341 $19,289
                                                   -------      ------- -------
   Provision for Loan Losses:
     Mid-Peninsula Bancorp...................      $   427      $   275 $   203
     Cupertino National Bancorp..............          864          681   1,620
                                                   -------      ------- -------
       Combined..............................      $ 1,291      $   956 $ 1,823
                                                   -------      ------- -------
   Net Income:
     Mid-Peninsula Bancorp...................      $ 2,373      $ 2,721 $ 1,201
     Cupertino National Bancorp..............        1,548          313   1,363
                                                   -------      ------- -------
       Combined..............................      $ 3,921      $ 3,034 $ 2,564
                                                   -------      ------- -------

                     GREATER BAY BANCORP AND SUBSIDIARIES

  The following table sets forth the composition of the combined operations of San Mateo County Bancorp and its wholly-owned subsidiary, WestCal National Bank, and MPB for the nine months ended September 30, 1994 prior to the consummation of the merger on October 7, 1994.

                                              NET INTEREST PROVISION FOR  NET
                                                 INCOME     LOAN LOSSES  INCOME
                                              ------------ ------------- ------
                                              (DOLLARS IN THOUSANDS) UNAUDITED
   Mid-Peninsula Bank........................    $4,657        $235      $  867
   San Mateo County Bancorp..................     1,293         (32)        217
                                                 ------        ----      ------
                                                 $5,950        $203      $1,084
                                                 ------        ----      ------

  There were no significant transactions between Mid-Peninsula Bancorp and Cupertino National Bancorp, and between San Mateo County Bancorp and Mid-Peninsula Bank prior to the mergers. All intercompany transactions have been eliminated.

NOTE 3--INVESTMENT SECURITIES

  The amortized cost and estimated market value of investment securities is summarized below:

                                                  DECEMBER 31, 1996
                                       ----------------------------------------
                                                   GROSS      GROSS
                                       AMORTIZED UNREALIZED UNREALIZED  MARKET
                                         COST      GAINS      LOSSES    VALUE
                                       --------- ---------- ---------- --------
                                                (DOLLARS IN THOUSANDS)
Available-for-sale securities:
U.S. Treasury obligations............. $ 19,841     $ 52      $  (6)   $ 19,887
U.S. Agency obligations:
  Mortgage-backed obligations.........    3,604        5        (53)      3,556
  Fixed and variable rate notes.......   10,568       34        (13)     10,589
Mutual funds..........................    2,000                 (52)      1,948
Tax exempt securities.................    7,758      154        (11)      7,901
Corporate securities..................    3,216        7        --        3,223
                                       --------     ----      -----    --------
  Total securities available-for-sale.   46,987      252       (135)     47,104
                                       --------     ----      -----    --------
Held-to-maturity securities:
U.S. Treasury obligations.............    1,005        3                  1,008
U.S. Agency obligations:
  Mortgage-backed obligations.........    7,086       87         (9)      7,164
  Fixed and variable rate notes.......   38,390       78       (100)     38,368
Other mortgage-backed obligations.....    3,959       54        --        4,013
Tax exempt securities.................    6,525      219         (3)      6,741
Federal Reserve Bank stock............      673      --         --          673
Federal Home Loan Bank stock..........      778      --         --          778
                                       --------     ----      -----    --------
  Total securities held-to-maturity...   58,416      441       (112)     58,745
                                       --------     ----      -----    --------
  Total investment securities......... $105,403     $693      $(247)   $105,849
                                       ========     ====      =====    ========

  The tax effected net unrealized gain on available-for-sale securities was $71,000 for the year ended December 31, 1996.

                     GREATER BAY BANCORP AND SUBSIDIARIES

                                                  DECEMBER 31, 1995
                                       ----------------------------------------
                                                   GROSS      GROSS
                                       AMORTIZED UNREALIZED UNREALIZED  MARKET
                                         COST      GAINS      LOSSES    VALUE
                                       --------- ---------- ---------- --------
                                                (DOLLARS IN THOUSANDS)
Available-for-sale securities:
U.S. Treasury obligations............. $  7,778    $   62    $    (3)  $  7,837
U.S. Agency obligations:
  Mortgage-backed obligations.........    4,131        22        (58)     4,095
  Fixed and variable rate notes.......   19,431        54        (18)    19,467
Mutual funds..........................   16,458                 (929)    15,529
Tax exempt securities.................   11,662       462        (20)    12,104
Corporate securities..................    2,990        20                 3,010
                                       --------    ------    -------   --------
  Total securities available-for-sale.   62,450       620     (1,028)    62,042
                                       --------    ------    -------   --------
Held-to-maturity securities:
U.S. Treasury obligations.............    5,987        24        --       6,011
U.S. Agency obligations:
  Mortgage-backed obligations.........    8,190       159        --       8,349
  Fixed and variable rate notes.......   35,056       145        (19)    35,182
Other mortgage-backed obligations.....    4,195       102        --       4,297
Federal Reserve Bank stock............      660       --         --         660
Federal Home Loan Bank stock..........      739       --         --         739
                                       --------    ------    -------   --------
  Total securities held-to-maturity...   54,827       430        (19)    55,238
                                       --------    ------    -------   --------
  Total investment securities......... $117,277    $1,050    $(1,047)  $117,280
                                       ========    ======    =======   ========

  In November 1995, the FASB issued a special report, "A Guide to Implementation of Statement No. 115, on Accounting for Certain Investments in Debt and Equity Securities--Questions and Answers" (the "Special Report"). The Special Report allowed companies to reassess the appropriateness of the classifications of all securities held and account for any resulting reclassifications at fair value. Reclassifications from this one-time reassessment will not call into question the intent of an enterprise to hold other debt securities to maturity in the future, provided that reclassification was performed by December 31, 1995. The Company adopted the reclassification provision of the Special Report prior to December 31, 1995 and transferred $36.4 million of held-to-maturity securities into the available-for-sale category. The unrealized pretax gain upon transfer was $512,000 as of December 31, 1995.

                     GREATER BAY BANCORP AND SUBSIDIARIES

  The following table shows amortized cost and estimated market value of the Company's investment securities by year of maturity at December 31, 1996.

                                           1998     2002
                                          THROUGH  THROUGH   2007 AND
                                  1997     2001     2007    THEREAFTER  TOTAL
                                 -------  -------  -------  ---------- --------
                                           (DOLLARS IN THOUSANDS)
Available-for-sale securities:
U.S. Treasury obligations....... $15,003  $ 4,838     --         --    $ 19,841
U.S. Agency obligations:
  Mortgage-backed
   obligations(1)...............     599    3,005     --         --       3,604
  Fixed and variable rate
   notes(2).....................   1,500    9,068     --         --      10,568
Mutual funds(3).................   2,000      --      --         --       2,000
Tax exempt securities...........     453    1,567   3,623      2,115      7,758
Corporate securities............   1,178    2,038     --         --       3,216
                                 -------  -------  ------     ------   --------
  Total securities available-
   for-sale.....................  20,733   20,516   3,623      2,115     46,987
                                 -------  -------  ------     ------   --------
Market value....................  20,708   20,524   3,672      2,200     47,104
                                 -------  -------  ------     ------   --------
Held-to-maturity securities:
U.S. Treasury obligations.......     503      502     --         --       1,005
U.S. Agency obligations:
  Mortgage-backed
   obligations(1)...............     --        69   2,595      4,422      7,086
  Fixed and variable rate
   notes(2).....................   3,000   17,999  15,391      2,000     38,390
Other mortgage-backed
 obligations(1).................     --       --      --       3,959      3,959
Tax exempt securities...........     --     1,040     256      5,229      6,525
Federal Reserve Bank stock......     --       --      --         673        673
Federal Home Loan Bank stock....     --       --      --         778        778
                                 -------  -------  ------     ------   --------
  Total securities held-to-
   maturity.....................   3,503   19,610  18,242     17,061     58,416
                                 -------  -------  ------     ------   --------
Market value....................   3,493   19,549  18,369     17,334     58,745
                                 -------  -------  ------     ------   --------
Total investment securities.....  24,236   40,126  21,865     19,176    105,403
                                 -------  -------  ------     ------   --------
Total market value..............  24,201   40,073  22,041     19,534    105,849
                                 -------  -------  ------     ------   --------
Weighted average yield-total
 portfolio(4)...................    5.32%    6.19%   7.04%      6.77%      6.29%
                                 -------  -------  ------     ------   --------

--------
(1) Mortgage-backed securities are shown at contractual maturity; however, the average life of these mortgage-backed securities may differ due to principal prepayments.
(2) Certain U.S. Agency fixed and variable rate note obligations may be called, without penalty, at the discretion of the issuer. This may cause the actual maturities to differ significantly from the contractual maturity dates.
(3) Mutual funds with no stated maturity total $2.0 million ($1.9 million market value).
(4) Yields on tax exempt securities have been computed on a fully tax-equivalent basis.

  Investment securities with a carrying value of $23.5 million and $16.5 million as of December 31, 1996 and 1995, respectively, were pledged to secure deposits and for other purposes as required by law or contract.

  The Company does not hold any investments of any one issuer where the aggregate with that issuer exceeds 10% of stockholders' equity. Investments in the Federal Reserve Bank and the Federal Home Loan Bank are required in order to maintain membership and support activity levels.

                     GREATER BAY BANCORP AND SUBSIDIARIES

  Proceeds and realized losses and gains on sales of investment securities for the years ended December 31, 1996, 1995, and 1994 are presented below:

                                                        1996    1995    1994
                                                       -------  -----  ------
                                                           (DOLLARS IN
                                                            THOUSANDS)
   Proceeds from sale of available-for-sale
    securities........................................ $26,635    --   $6,734
   Available-for-sale securities--losses(1)........... $  (729) $(113) $ (266)

--------
(1) Includes $466,000 of charges in 1996 to conform accounting practices, which is included in merger and related non-recurring costs.

NOTE 4--LOANS

  The following is a summary of loans by category as of December 31, 1996 and 1995:

                                                               1996      1995
                                                             --------  --------
                                                                (DOLLARS IN
                                                                THOUSANDS)
   Commercial............................................... $257,042  $181,617
   Real estate construction and land........................   78,278    32,672
   Commercial real estate term and other....................   72,802    47,322
   Consumer and other.......................................   42,702    28,666
                                                             --------  --------
   Total loans, gross.......................................  450,824   290,277
     Deferred loan fees and discounts.......................   (1,952)   (1,299)
                                                             --------  --------
   Total loans, net of deferred fees........................  448,872   288,978
     Allowance for loan losses..............................   (7,312)   (4,399)
                                                             --------  --------
     Total loans, net....................................... $441,560  $284,579
                                                             ========  ========

  The following summarizes the activity in the allowance for loan losses for the years ended December 31:

                                                        1996    1995     1994
                                                       ------  -------  -------
                                                       (DOLLARS IN THOUSANDS)
   Balance, January 1................................  $4,399  $ 4,344  $ 3,657
     Provision for loan losses(1)....................   2,836      956    1,823
     Loans charged off...............................    (299)  (1,081)  (1,247)
     Recoveries......................................     376      180      111
                                                       ------  -------  -------
   Balance, December 31..............................  $7,312  $ 4,399  $ 4,344
                                                       ======  =======  =======

--------
(1) Includes $800,000 of charges in 1996 to conform accounting practices for the Banks' reserve methodologies which is included in merger and related costs.

                     GREATER BAY BANCORP AND SUBSIDIARIES

  The following table sets forth non-performing loans as of December 31, 1996, 1995 and 1994. Non-performing loans are defined as loans which are on non-accrual status, loans which have been restructured, and loans which are 90 days past due but are still accruing interest. Interest income foregone on non-performing loans outstanding at year-end totaled $215,000, $245,000 and $275,000 for the years ended December 31, 1996, 1995 and 1994, respectively. Interest income recognized on the non-performing loans approximated $95,000, $63,000 and $50,000 for the years ended December 31, 1996, 1995 and 1994, respectively. There were no restructured loans at December 31, 1996, 1995 and 1994.

                                                            1996   1995   1994
                                                           ------ ------ ------
                                                               (DOLLARS IN
                                                                THOUSANDS)
   Non-accrual loans...................................... $1,875 $2,513 $3,668
   Accruing loans past due 90 days or more................  1,237    830  1,371
                                                           ------ ------ ------
   Total non-performing loans............................. $3,112 $3,343 $5,039
                                                           ====== ====== ======

  At December 31, 1996 and 1995, the recorded investment in loans, for which impairment has been recognized in accordance with SFAS No. 114 and No. 118, was approximately $1.9 million and $2.5 million, respectively, with corresponding valuation allowances of $1.0 million and $0.5 million, respectively. For the years ended December 31, 1996 and 1995, the average recorded investment in impaired loans was approximately $2.2 million and $2.6 million, respectively. The Company did not recognize interest income on impaired loans during the twelve months ended December 31, 1996 and 1995.

NOTE 5--OTHER REAL ESTATE OWNED

  At December 31, 1996, other real estate owned consisted of one property acquired through foreclosure with a carrying value of $152,000 and is included in interest receivable and other assets in the accompanying consolidated balance sheets. There was no allowance for estimated losses. The Company had no other real estate owned at December 31, 1995.

  The following summarizes other real estate operations, which are included in operating expenses, for the years ended December 31, 1996, 1995 and 1994.

                                                             1996  1995  1994
                                                             ----  ----  -----
                                                               (DOLLARS IN
                                                               THOUSANDS)
   Income (loss) from:
   Real estate operations, net.............................. $(35) $(45) $ (70)
   Provision for estimated losses...........................   --   (17)   (42)
                                                             ----  ----  -----
   Net loss from other real estate operations............... $(35) $(62) $(112)
                                                             ====  ====  =====

NOTE 6--PREMISES AND EQUIPMENT

  Premises and equipment at December 31, 1996 and 1995 are comprised of the following:

                                                                1996     1995
                                                               -------  -------
                                                                 (DOLLARS IN
                                                                 THOUSANDS)
   Leasehold improvements..................................... $ 2,774  $ 1,613
   Furniture and equipment....................................   6,510    4,988
   Automobiles................................................     134      157
                                                               -------  -------
     Total....................................................   9,418    6,758
                                                               -------  -------
   Accumulated depreciation and amortization..................  (4,730)  (3,846)
                                                               -------  -------
     Premises and equipment, net.............................. $ 4,688  $ 2,912
                                                               =======  =======

                     GREATER BAY BANCORP AND SUBSIDIARIES

  Depreciation and amortization amounted to $1,125,000, $899,000 and $777,000 for the years ended December 31, 1996, 1995 and 1994, respectively, and have been included in occupancy and equipment expense in the accompanying consolidated statements of operations.

NOTE 7--DEPOSITS

  Deposits as of December 31, 1996 and 1995 are as follows:

                                                                1996     1995
                                                              -------- --------
                                                                 (DOLLARS IN
                                                                 THOUSANDS)
   Demand, noninterest-bearing............................... $139,940 $ 96,063
   NOW.......................................................   26,936   22,084
   Money market demand accounts..............................  271,749  211,654
   Savings...................................................   13,599   12,486
   Other time certificates...................................   38,889   25,716
   Time certificates, $100 and over..........................   68,170   63,786
                                                              -------- --------
     Total Deposits.......................................... $559,283 $431,789
                                                              ======== ========

NOTE 8--OTHER BORROWINGS

  Short-term borrowings are detailed as follows:

                                                       1996     1995     1994
                                                      -------  -------  -------
                                                      (DOLLARS IN THOUSANDS)
   Federal funds purchased
     Balance at December 31.......................... $12,000  $   --   $ 7,000
     Average balance.................................     669    1,120    1,800
     Maximum amount outstanding at any month-end.....  12,000    5,600   12,000
     Average interest rate:
       During the year...............................    5.42%    5.96%    4.18%
       At December 31................................    6.63%     --      6.50%
   Securities sold under agreements to repurchase
     Balance at December 31.......................... $   --   $   --   $10,256
     Average balance.................................   1,556   11,486    5,908
     Maximum amount outstanding at any month-end.....  14,994   26,994   24,153
     Average interest rate:
       During the year...............................    5.74%    6.12%    5.13%
       At December 31................................     --       --      6.29%

  Federal funds purchased generally mature the following day after the purchase while securities sold under agreements to repurchase generally mature within 30 days from the various dates of sale.

  In 1995, the Company consummated a private offering of $3.0 million of 11.5% subordinated notes. The notes, which will mature on September 15, 2005, were offered to members of the Board of Directors, bank officers and other accredited investors within the definition of Rule 501 under the Securities Act of 1933, as amended. The debentures are redeemable by the Company any time after September 30, 1998 at a premium ranging from 0% to 5%. The notes qualify as Tier 2 capital of the Company.

                     GREATER BAY BANCORP AND SUBSIDIARIES

NOTE 9--INCOME TAXES

  Income tax expense was comprised of the following for the years ended December 31, 1996, 1995 and 1994:

                                                         1996     1995    1994
                                                        -------  ------  ------
                                                             (DOLLARS IN
                                                             THOUSANDS)
   Current:
     Federal........................................... $ 3,308  $1,227  $1,425
     State.............................................     764     563     466
                                                        -------  ------  ------
     Total current expense (benefit)...................   4,072   1,790   1,891
                                                        -------  ------  ------
   Deferred:
     Federal...........................................    (966)    221      71
     State.............................................    (179)    (40)      4
                                                        -------  ------  ------
     Total deferred expense (benefit)..................  (1,145)    181      75
                                                        -------  ------  ------
   Total expense....................................... $ 2,927  $1,971  $1,966
                                                        -------  ------  ------

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amount used for income tax purposes. Significant components of the Company's deferred income tax assets (liabilities) are as follows:

                                                                  YEARS ENDED
                                                                 DECEMBER 31,
                                                                 --------------
                                                                  1996    1995
                                                                 ------  ------
                                                                  (DOLLARS IN
                                                                  THOUSANDS)
   Loan loss reserves........................................... $2,145  $1,278
   Deferred compensation........................................    102      92
   State income taxes...........................................    653     339
   Unrealized gains.............................................    (35)   (214)
   Other........................................................   (118)    (72)
                                                                 ------  ------
   Net deferred tax asset....................................... $2,747  $1,423
                                                                 ------  ------

  A reconciliation from the statutory income tax rate to the consolidated effective income tax rate follows, for the years ended December 31, 1996, 1995 and 1994:

                                                               YEARS ENDED
                                                               DECEMBER 31,
                                                              ----------------
                                                              1996  1995  1994
                                                              ----  ----  ----
                                                               (DOLLARS IN
                                                                THOUSANDS)
   Statutory federal tax rate................................ 35.0% 35.0% 35.0%
   California franchise tax expense, net of federal income
    tax benefit..............................................  7.6   6.9   5.7
   Tax exempt income......................................... (4.9) (3.2) (3.3)
   Non-deductible merger and restructuring costs.............  3.9   0.0   3.8
   Other, net................................................  3.9   0.7  (4.8)
                                                              ----  ----  ----
   Effective income tax rate................................. 45.5% 39.4% 36.4%
                                                              ----  ----  ----

                     GREATER BAY BANCORP AND SUBSIDIARIES

NOTE 10--OPERATING EXPENSES

  Other operating expenses were comprised of the following:

                                                               YEARS ENDED
                                                               DECEMBER 31,
                                                           --------------------
                                                            1996   1995   1994
                                                           ------ ------ ------
                                                               (DOLLARS IN
                                                                THOUSANDS)
   Professional and legal fees............................ $1,270 $2,968 $1,176
   FDIC insurance and regulatory assessments..............    102    551    858
   Other real estate, net.................................     35     62    112
   Supplies and postage...................................    592    356    269
   Telephone..............................................    232    213    198
   Director fees..........................................    227    207    236
   Insurance..............................................    105    205    194
   Correspondent bank charges.............................     43    158    118
   Marketing..............................................    859    289    118
   Client services........................................    411    337    376
   Other..................................................  2,047  1,515  1,197
                                                           ------ ------ ------
   Total.................................................. $5,923 $6,861 $4,852
                                                           ====== ====== ======

  Merger and other related non-recurring costs incurred in connection with the merger consummated in November 1996 (see Note 2) totaling $2.8 million include $1.1 million of professional fees related to the transaction, $1.2 million of charges to conform accounting practices of the two merged entities, with the balance related to severance and compensation costs.

NOTE 11--EMPLOYEE BENEFIT PLANS

  STOCK OPTION PLAN

  Effective November 27, 1996, the Company's shareholders approved the Greater Bay Bancorp 1996 Stock Option Plan (the "Bancorp Plan") and authorized an increase in the number of shares available for issuance from 457,037 to 967,890 shares. Under the terms of the merger, all stock option plans of Cupertino National Bancorp and Mid-Peninsula Bancorp were terminated at the time of the merger and all outstanding options from these plans were assumed by the Bancorp Plan. Outstanding options from the Mid-Peninsula Bancorp plan of 216,326 and outstanding options from the Cupertino National Bancorp plan of 251,073 (converted at a ratio of 0.81522) were assumed by the Bancorp Plan.

  Options issued under the Bancorp Plan may be granted to employees and nonemployee directors and may be either incentive stock options or nonqualified stock options as defined under current tax laws. The exercise price of each option must equal the market price of the Company's stock on the date of grant. The term of an option may not exceed 10 years.

  STOCK-BASED COMPENSATION

  In October 1995, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 "Accounting for Stock-Based Compensation." Under the provisions of SFAS No. 123, the Company is encouraged, but not required, to measure compensation costs related to its employee stock compensation plans under the fair market value method. If the Company elects not to recognize compensation expense under this method, it is required to disclose the pro forma net income and earnings per share effects based on the SFAS No. 123 fair value methodology. The Company implemented the requirements of SFAS No. 123 in 1996 and has elected to adopt the disclosure provisions of this statement.

                     GREATER BAY BANCORP AND SUBSIDIARIES

  At December 31, 1996, the Company had one stock option plan, which is described above. The Company applies Accounting Pronouncements Bulletin (APB) Opinion No. 25 and related interpretations in accounting for its Plan. Accordingly, no compensation cost has been recognized for its stock option plan. Had compensation for the Company's stock option plan been determined consistent with SFAS No. 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                             DECEMBER 31,
                                                        -----------------------
                                                           1996        1995
                                                        ----------- -----------
                                                        (DOLLARS IN THOUSANDS)
   Net Income:
     As reported.......................................      $3,503      $3,034
     Pro Forma.........................................      $3,351      $2,979
   Primary earnings per share
     As reported.......................................       $1.04       $0.96
     Pro Forma.........................................       $1.00       $0.94

  The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions for grants in 1996 and 1995, respectively; dividend yield of 2.0% for all years; expected volatility of 19.3% for both years; risk free rates of 6.0% and 6.9%. No adjustments have been made for forfeitures. The actual value, if any, that the option holder will realize from these options will depend solely on the increase in the stock price over the option price when the options are exercised.

  A summary of the Company's fixed stock option plan as of December 31, 1996, 1995, and 1994 and changes during the years ended on those dates is presented below:

                                  1996                  1995                  1994
                          --------------------- --------------------- ---------------------
                                   WEIGHTED-             WEIGHTED-             WEIGHTED-
                          SHARES    AVERAGE     SHARES    AVERAGE     SHARES    AVERAGE
                          (000)  EXERCISE PRICE  (000) EXERCISE PRICE  (000) EXERCISE PRICE
                          ------ -------------- ------ -------------- ------ --------------
Outstanding at beginning
 of year................    558      $10.78       542      $ 9.55       463      $ 8.04
Granted.................    183       19.27       175       12.65       252       13.03
Exercised...............   (184)       7.78      (124)       8.49      (133)       8.14
Forfeited...............     (8)       8.58       (35)      10.30       (40)       8.98
                           ----      ------      ----      ------      ----      ------
Outstanding at end of
 year...................    549      $13.14       558      $10.78       542      $ 9.55
                           ----      ------      ----      ------      ----      ------
Options exercisable at
 year-end...............    284      $12.90       365      $ 9.30       378      $ 9.94
                           ----      ------      ----      ------      ----      ------
Weighted average fair
 value of options
 granted during the
 year...................             $ 4.20                $ 2.48                    NA
                                     ------                ------                ------

All stock option information has been adjusted for stock dividends in 1995 and 1994.

  401(K) SAVINGS PLAN

  The Company has a 401(k) tax deferred savings plan under which eligible employees may elect to defer a portion of their salary (up to 15%) as a contribution to the plan. The Company matches the employee contributions at a rate set by the Board of Directors (currently 62.5% of the first 8% of deferral of an individual's total compensation). The matching contribution vests ratably over the first four years of employment. The Company contributed $282,000 to the plan in 1996, $212,000 in 1995, and $153,200 in 1994.

                     GREATER BAY BANCORP AND SUBSIDIARIES

  EMPLOYEE STOCK PURCHASE PLAN

  The Company has established an Employee Stock Purchase Plan, as amended, under section 423(b) of the Internal Revenue Code which allows eligible employees to set aside up to 15% of their compensation toward the purchase of the Company's stock for an aggregate total of 133,934 shares. Under the plan, the purchase price is 85% of the lower of the fair market value at the beginning or end of each three month offering period. During 1996, employees purchased 10,633 shares of common stock for an aggregate purchase price of $136,500 compared to the purchase of 8,536 shares of common stock for an aggregate purchase price of $80,400 in 1995. There are 82,318 shares remaining in the plan available for purchase by employees at December 31, 1996.

  SALARY COMPENSATION PLAN

  During 1993 and 1995, the Company entered into salary continuation agreements with certain executive officers. Under these agreements, the Company is generally obligated to provide for each such employee or their beneficiaries, during a period of up to 40 years after the employee's death, disability or retirement, annual benefits ranging from $36,000 to $85,000. The estimated present value of future benefits to be paid is being accrued over the vesting period of the participants. Expenses accrued for this plan for the years ended December 31, 1996, 1995 and 1994 totaled $310,000, $173,000, and
$72,000, respectively. Depending on the agreement, the Company and the employees are the beneficiaries of life insurance policies that have been purchased as a method of financing the benefits under the agreements. At December 31, 1996 and 1995, the Company's cash surrender value of these policies was $8.9 million and $8.3 million, respectively, and is included in other assets.

NOTE 12--RELATED PARTY TRANSACTIONS

  Loans made to executive officers, directors and their affiliates, are made subject to approval by the Directors' Loan Committee and the Board of Directors. An analysis of total loans to related parties for the years ended December 31, 1996 and 1995 is shown as follows:

                                                                1996     1995
                                                               -------  -------
                                                                 (DOLLARS IN
                                                                 THOUSANDS)
   Balance, January 1......................................... $ 9,873  $ 7,788
   Additions..................................................   1,346    4,694
   Repayments.................................................  (3,671)  (2,609)
                                                               -------  -------
   Balance, December 31....................................... $ 7,548  $ 9,873
                                                               =======  =======
   Undisbursed commitments, at year end....................... $ 1,866  $   432
                                                               =======  =======

NOTE 13--COMMITMENTS AND CONTINGENT LIABILITIES

  LEASE COMMITMENTS

  The Company leases the facilities from which it operates all of its activities. The main headquarters of MPB in Palo Alto is leased from a group of investors, which includes three of the Company's directors. Future minimum lease commitments under all non-cancelable operating leases as of December 31, 1996 are below:

   YEAR ENDING DECEMBER 31,
   ------------------------
                                                          (DOLLARS IN THOUSANDS)
     1997................................................        $ 2,146
     1998................................................          2,154
     1999................................................          2,068
     2000................................................          1,482
     2001................................................          1,457
     Thereafter..........................................          2,505
                                                                 -------
     Total...............................................        $11,812
                                                                 -------

                     GREATER BAY BANCORP AND SUBSIDIARIES

  The Company subleases that portion of the available space that is not utilized. Sublease rental income for the years ended December 31, 1996, 1995, and 1994 was $309,000, $398,000, and $447,000, respectively. Gross rental expense for the years ended December 31, 1996, 1995, and 1994 was $1.69 million, $1.43 million, and $1.26 million, respectively.

  OTHER COMMITMENTS AND CONTINGENT LIABILITIES

  In the normal course of business, various commitments and contingent liabilities are outstanding, such as guarantees and commitments to extend credit, that are not reflected in the accompanying consolidated financial statements. At December 31, 1996, commitments to fund loans and outstanding standby letters of credit were approximately $202.8 million and $16.9 million, respectively. The Company's exposure to credit loss is limited to amounts funded or drawn; however, at December 31, 1996, no losses are anticipated as a result of these commitments.

  Loan commitments which have fixed expiration dates and require the payment of a fee are typically contingent upon the borrower meeting certain financial and other covenants. Approximately $60.0 million of these commitments relate to real estate construction and land loans and are expected to fund within the next 12 months. However, the remainder relate primarily to revolving lines of credit or other commercial loans, and many of these commitments are expected to expire without being drawn upon, therefore the total commitments do not necessarily represent future cash requirements. Cupertino National Bank and Mid-Peninsula Bank evaluate each potential borrower and the necessary collateral on an individual basis. Collateral varies, but may include real property, bank deposits, debt or equity securities, or business assets.

  Stand-by letters of credit are conditional commitments written by the Banks to guarantee the performance of a client to a third party. These guarantees are issued primarily relating to purchases of inventory by the Banks' commercial clients, and are typically short-term in nature. Credit risk is similar to that involved in extending loan commitments to clients, and the Banks accordingly use evaluation and collateral requirements similar to those for loan commitments. Virtually all such commitments are collateralized.

  In the ordinary course of business there are various assertions, claims and legal proceedings pending against the Company. Management is of the opinion that the ultimate resolution of these proceedings will not have a material adverse effect on the consolidated financial position or results of operations of the Company.

  In July 1995, the Company settled a lawsuit for $1.1 million (net of tax) which alleged that the Company did not perform its fiduciary duties and, as a result, the plaintiff incurred losses on real estate investments that were purchased. The Company believes that insurance coverage for this settlement is available to the Company under various insurance policies and the Company is currently in the process of pursuing recovery under these policies. However, due to the uncertainty associated with the recovery, the Company reflected the settlement expense in 1995 earnings.

NOTE 14--REGULATORY MATTERS

  The Company and the Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's consolidated financial statements. Under capital adequacy guidelines and regulatory framework for prompt corrective action, the Banks must meet specific capital guidelines that involve quantitative measures of the Banks' assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Banks' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

                     GREATER BAY BANCORP AND SUBSIDIARIES

  Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum capital amounts and ratios (as defined in the regulations) and are set forth in the table below. At December 31, 1996, the Bank meets all capital adequacy requirements to which it is subject.

  As of December 31, 1996, the most recent notification from all of the Company's and the Banks' regulators categorized the Company and the Banks as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Company and the Banks must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since that determination that management believes have changed the institution's category. The Company and the Banks' actual 1996 and 1995 capital amounts and ratios are as follows:

                                         AS OF DECEMBER 31, 1996
                               ----------------------------------------------
                                                                TO BE WELL
                                                                CAPITALIZED
                                                               UNDER PROMPT
                                               FOR CAPITAL      CORRECTIVE
                                                 ADEQUACY         ACTION
                                  ACTUAL         PURPOSES       PROVISIONS
                               -------------  --------------  ---------------
                               AMOUNT  RATIO   AMOUNT  RATIO   AMOUNT  RATIO
                               ------- -----  -------- -----  -------- ------
                                          (DOLLARS IN THOUSANDS)
Total Capital (To Risk
 Weighted Assets):
 GREATER BAY BANCORP.......... $53,638 10.54% *$40,720 *8.00%       N/A
 Mid-Peninsula Bank...........  25,415 11.07  * 18,359 *8.00  *$22,949 *10.00%
 Cupertino National Bank and
  Trust.......................  28,022 10.03  * 22,346 *8.00  * 27,932 *10.00
Tier 1 Capital (To Risk
 Weighted Assets):
 GREATER BAY BANCORP.......... $44,530  8.75% *$20,360 *4.00%       N/A
 Mid-Peninsula Bank...........  22,810  9.94  *  9,179 *4.00  *$13,769 * 6.00%
 Cupertino National Bank and
  Trust.......................  21,515  7.70  * 11,173 *4.00  * 16,759 * 6.00
Tier 1 Capital (To Average
 Assets):
 GREATER BAY BANCORP.......... $44,530  7.27% *$24,496 *4.00%       N/A
 Mid-Peninsula Bank...........  22,810  8.23  *  8,312 *3.00  *$13,853 * 5.00%
 Cupertino National Bank and
  Trust.......................  21,515  6.42  * 13,412 *4.00  * 16,765 * 5.00

                                         AS OF DECEMBER 31, 1995
                               ----------------------------------------------
                                                                TO BE WELL
                                                                CAPITALIZED
                                                               UNDER PROMPT
                                               FOR CAPITAL      CORRECTIVE
                                                 ADEQUACY         ACTION
                                  ACTUAL         PURPOSES       PROVISIONS
                               -------------  --------------  ---------------
                               AMOUNT  RATIO   AMOUNT  RATIO   AMOUNT  RATIO
                               ------- -----  -------- -----  -------- ------
                                          (DOLLARS IN THOUSANDS)
Total Capital (To Risk
 Weighted Assets):
 GREATER BAY BANCORP.......... $47,369 13.43% *$28,208 *8.00%       N/A
 Mid-Peninsula Bank...........  22,280 14.90  * 11,959 *8.00  *$14,949 *10.00%
 Cupertino National Bank and
  Trust.......................  23,088 11.35  * 16,267 *8.00  * 20,334 *10.00
Tier 1 Capital (To Risk
 Weighted Assets):
 GREATER BAY BANCORP.......... $40,112 11.38% *$14,104 *4.00%       N/A
 Mid-Peninsula Bank...........  20,564 13.76  *  5,979 *4.00  *$ 8,969 * 6.00%
 Cupertino National Bank and
  Trust.......................  17,546  8.62  *  8,134 *4.00  * 12,201 * 6.00
Tier 1 Capital (To Average
 Assets):
 GREATER BAY BANCORP.......... $40,112  8.69% *$18,464 *4.00%       N/A
 Mid-Peninsula Bank...........  20,564  9.31  *  6,628 *3.00  *$11,046 * 5.00%
 Cupertino National Bank and
  Trust.......................  17,546  7.32  *  9,591 14.00  * 11,989 * 5.00

*=(greater than or equal to)

                     GREATER BAY BANCORP AND SUBSIDIARIES

NOTE 15--RESTRICTIONS ON SUBSIDIARY TRANSACTIONS

  One of the principal sources of cash for the Company is dividends from its subsidiary Banks. Total dividends which may be declared by the Banks without receiving prior approval from regulatory authorities are limited to the lesser of the Banks' retained earnings or the net income of the Banks for the latest three fiscal years, less dividends previously declared during that period. Under these restrictions and considering minimum regulatory capital requirements, the Banks are able to declare combined dividends of up to approximately $6.3 million as of December 31, 1996.

  The Banks are subject to certain restrictions under the Federal Reserve Act, including restrictions on the extension of credit to affiliates. In particular, the Banks are prohibited from lending to the Company unless the loans are secured by specified types of collateral. Such secured loans and other advances from the Banks are limited to 10% of the Banks' shareholders' equity, or a maximum of $4.4 million at December 31, 1996. No such advances were made during 1996 or exist as of December 31, 1996.

NOTE 16--PARENT COMPANY ONLY CONDENSED FINANCIAL STATEMENTS

  The financial statements of Greater Bay Bancorp (parent company only) follow:

                      PARENT COMPANY ONLY--BALANCE SHEETS

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                                ---------------
                                                                 1996    1995
                                                                ------- -------
                                                                  (DOLLARS IN
                                                                  THOUSANDS)
   Assets:
    Cash and cash equivalents.................................. $   567 $ 1,848
    Investment in subsidiaries.................................  44,475  38,214
    Subordinated debentures purchased by subsidiary............   3,000   3,000
    Other assets...............................................      69     209
                                                                ------- -------
   Total assets................................................ $48,111 $43,271
                                                                ======= =======
   Liabilities and shareholders' equity:
    Subordinated debt..........................................   3,000   3,000
    Other liabilities..........................................     429     159
                                                                ------- -------
   Total liabilities...........................................   3,429   3,159
   Shareholders' equity
    Common stock...............................................  34,884  33,105
    Unrealized gain (loss).....................................      71    (621)
    Retained earnings..........................................   9,727   7,628
                                                                ------- -------
   Total shareholders' equity..................................  44,682  40,112
                                                                ------- -------
   Total liabilities and shareholders' equity.................. $48,111 $43,271
                                                                ======= =======

                      GREATER BAY BANCORP AND SUBSIDIARIES

                 PARENT COMPANY ONLY--STATEMENTS OF OPERATIONS

                                                            YEARS ENDED
                                                            DECEMBER 31,
                                                        ----------------------
                                                         1996    1995    1994
                                                        ------  ------  ------
                                                            (DOLLARS IN
                                                             THOUSANDS)
   Income:
    Interest income.................................... $  531  $   61  $   24
    Other income.......................................    142     631     949
                                                        ------  ------  ------
   Total...............................................    673     692     973
                                                        ------  ------  ------
   Expenses:
    Occupancy and equipment............................    460     441     410
    Less rentals received from the Banks...............   (460)   (441)   (409)
   Other expenses......................................  1,436      75     689
                                                        ------  ------  ------
   Total...............................................  1,436      75     690
                                                        ------  ------  ------
   Income before taxes and equity in undistributed net
    income of subsidiaries.............................   (763)    617     283
   Income tax expense..................................     20     --      --
                                                        ------  ------  ------
   Income (loss) before equity in undistributed net
    income of subsidiaries.............................   (783)    617     283
   Equity in undistributed net income of subsidiaries..  4,286   2,417   2,281
                                                        ------  ------  ------
   Net income.......................................... $3,503  $3,034  $2,564
                                                        ======  ======  ======

                      GREATER BAY BANCORP AND SUBSIDIARIES

                 PARENT COMPANY ONLY--STATEMENTS OF CASH FLOWS

                                                           YEARS ENDED
                                                          DECEMBER 31,
                                                     -------------------------
                                                      1996     1995     1994
                                                     -------  -------  -------
                                                     (DOLLARS IN THOUSANDS)
Cash flows--operating activities:
  Net income........................................ $ 3,503  $ 3,034  $ 2,564
  Reconciliation of net income to net cash from
   operations:
    Equity in undistributed net income of
     subsidiaries...................................  (4,286)  (2,417)  (2,281)
    Net change in other assets......................    (140)      28     (205)
    Net change in other liabilities.................     270       25       91
                                                     -------  -------  -------
Operating cash flows, net...........................    (653)     670      169
                                                     -------  -------  -------
Cash flows--investing activities:
  Principal repayment of loans receivable...........     --       150      --
  Purchase of subordinated debentures from CNB......     --    (3,000)     --
  Capital contribution to the subsidiaries..........  (1,003)    (402)    (415)
                                                     -------  -------  -------
Investing cash flows, net...........................  (1,003)  (3,252)    (415)
                                                     -------  -------  -------
Cash flows--financing activities:
  Proceeds from issuance of subordinated debt.......     --     3,000      --
  Proceeds from exercise of stock options and
   employee stock purchases.........................   1,779    1,127    1,028
  Cash paid in lieu of fractional shares on stock
   dividends........................................     --        (3)      (4)
Payment of cash dividends...........................  (1,404)    (942)    (491)
                                                     -------  -------  -------
Financing cash flows, net...........................     375    3,182      533
                                                     -------  -------  -------
Net increase in cash and cash equivalents...........  (1,281)     600      287
Cash and cash equivalents at the beginning of the
 year...............................................   1,848    1,248      961
                                                     -------  -------  -------
Cash and cash equivalents at the end of the year.... $   567  $ 1,848  $ 1,248
                                                     =======  =======  =======

                     GREATER BAY BANCORP AND SUBSIDIARIES

NOTE 17--FAIR VALUE OF FINANCIAL INSTRUMENTS

  Fair value estimates, methods and assumptions are set forth below for the Company's financial instruments. The estimated fair value of financial instruments of the Company as of December 31, 1996 and 1995 are as follows:

                                                   1996              1995
                                             ----------------- -----------------
                                             CARRYING   FAIR   CARRYING   FAIR
                                              AMOUNT   VALUE    AMOUNT   VALUE
                                             -------- -------- -------- --------
                                                   (DOLLARS IN THOUSANDS)
Financial assets:
  Cash and cash equivalents................. $ 53,896 $ 53,896 $ 58,111 $ 58,111
  Investment securities.....................  105,520  105,849  116,869  117,280
  Loans, net................................  441,560  445,718  284,579  286,090
Financial liabilities:
  Deposits:
    Demand, noninterest-bearing............. $139,940 $139,940 $ 96,063 $ 96,063
    NOW.....................................   26,936   26,936   22,084   22,084
    Money market demand accounts............  271,749  271,749  211,654  211,654
    Savings.................................   13,599   13,599   12,486   12,486
    Other time certificates.................   38,889   39,104   25,716   25,789
    Time certificates, $100 and over........   68,170   68,227   63,786   64,032
                                             -------- -------- -------- --------
    Total deposits.......................... $559,283 $559,555 $431,789 $432,108
                                             -------- -------- -------- --------
  Subordinated debt......................... $  3,000 $  3,000 $  3,000 $  3,000
  Short term borrowings..................... $ 12,000 $ 12,000      --       --

  The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

CASH AND CASH EQUIVALENTS

  The carrying value reported in the balance sheet for cash and cash equivalents approximates fair value.

INVESTMENT SECURITIES

  The carrying amounts for short-term investments approximate fair value because they mature in 90 days or less and do not present unanticipated credit concerns. The fair value of longer term investments, except certain state and municipal securities, is estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers. The fair value of certain state and municipal securities is not readily available through market sources other than dealer quotations, as such fair value estimates are based on quoted market prices of similar instruments, adjusted for differences between the quoted instruments and the instruments being valued.

LOANS

  Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as commercial, commercial real estate, residential mortgage and consumer. Each loan category is further segmented into fixed and adjustable rate interest terms.

  The fair value of performing fixed rate loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan. The estimate of maturity is based on the Company's historical experience with repayments for each

                     GREATER BAY BANCORP AND SUBSIDIARIES
loan classifications, modified, as required, by an estimate of the effect of current economic and lending conditions. The fair value of performing variable rate loans is judged to approximate book value for those loans whose rates reprice in less than 90 days. Rate floors and rate ceilings are not considered for fair value purposes as the number of loans with such limitations is not significant.

  Fair value for significant nonperforming loans is based on recent external appraisals. If appraisals are not available, estimated cash flows are discounted using a rate commensurate with the risk associated with the estimated cash flows. Assumptions regarding credit risk, cash flows, and discount rates are judgmentally determined using available market information and specific borrower information.

DEPOSIT LIABILITIES AND BORROWINGS

  The fair value for all deposits without fixed maturities and short term borrowings is considered to be equal to the carrying value. The fair value for fixed rate time deposits and subordinated debt are estimated by discounting future cash flows using interest rates currently offered on time deposits or subordinated debt with similar remaining maturities.

COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTER OF CREDIT

  The majority of the Company's commitments to extend credit carry current market interest rates if converted to loans. Because these commitments are generally unassignable by either the Company or the borrower, they only have value to the Company and the borrower. The estimated fair value approximates the recorded deferred fee amounts and is excluded from the table.

LIMITATIONS

  Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale, at one time, the Company's entire holdings of a particular financial instrument. Fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

  Fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in many of the estimates.

NOTE 18--QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                           MARCH 31,      JUNE 30,      SEPT. 30,       DEC. 31,
                         ------------- -------------- -------------- ---------------
                          1996   1995   1996    1995   1996    1995   1996     1995
                         ------ ------ ------- ------ ------- ------ -------  ------
                                    (IN THOUSANDS EXCEPT PER SHARE DATA)
Interest income......... $9,964 $8,657 $10,367 $9,312 $11,577 $9,448 $13,129  $9,816
Net interest income.....  6,292  5,452   6,680  5,768   7,393  5,926   8,459   6,195
Provision for loan
 losses.................    320    506     365    165     606    145     745     140
Non-interest income.....    811    587     904    554     872    602     943     563
Non-interest expense....  4,691  4,349   5,072  6,151   5,328  4,544   8,797   4,642
Income before taxes.....  2,092  1,184   2,147      6   2,331  1,839    (140)  1,976
Net income..............  1,250    730   1,308     23   1,363  1,098    (418)  1,183
Net income per share.... $ 0.35 $ 0.22 $  0.36 $ 0.01 $  0.37 $ 0.32 $ (0.13) $ 0.37

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                             ---------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    5
Risk Factors..............................................................   11
Use of Proceeds...........................................................   19
Accounting Treatment......................................................   19
Capitalization............................................................   20
Regulatory Capital Ratios.................................................   20
Selected Consolidated Financial Data......................................   21
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   22
Business..................................................................   40
Supervision and Regulation................................................   46
Management................................................................   55
Certain Relationships and Related Transactions............................   64
Security Ownership of Certain Beneficial Owners and Management............   65
Description of the Trust Preferred Securities.............................   66
Description of Junior Subordinated Debentures.............................   78
Book-Entry Issuance.......................................................   88
Description of Guarantee..................................................   90
Relationship among the Trust Preferred Securities, the Junior Subordinated
 Debentures and the Guarantee.............................................   92
Certain Federal Income Tax Consequences...................................   94
Description of Greater Bay Bancorp Capital Stock..........................   97
Underwriting..............................................................   99
Legal Matters.............................................................   99
Experts...................................................................   99
Available Information.....................................................  100
Index to Consolidated Financial Statements................................  F-1

                             ---------------------
  Until         , 1997 (25 days after the date of this Prospectus), all
dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                      800,000 TRUST PREFERRED SECURITIES

                                 GBB Capital I

                  % Cumulative Trust Preferred Securities
             (Liquidation Amount $25 per Trust Preferred Security)
                     Fully and Unconditionally Guaranteed,
                            as Described Herein, by

                              GREATER BAY BANCORP

                               -----------------
                              P R O S P E C T U S
                               -----------------

                            Piper Jaffray inc.



                                        , 1997

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Securities and Exchange Commission registration fee.............. $  6,061
     NASD fee.........................................................    2,500
     Nasdaq fees......................................................    4,000
     Trustees' fees and expenses......................................   11,000
     Legal fees and expenses..........................................  135,000*
     Blue Sky fees and expenses.......................................   10,000*
     Accounting fees and expenses.....................................   75,000*
     Printing expenses................................................   90,000*
     Miscellaneous expenses...........................................   25,439*
                                                                       --------
         Total........................................................  359,000*
                                                                       ========

--------
* Estimated

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Greater Bay's Articles of Incorporation provide that the liability of the directors of Greater Bay for monetary damages shall be eliminated to the fullest extent permissible under California law and that Greater Bay is authorized to provide for the indemnification of agents (as defined in Section 317 of the California General Corporation Law) of the corporation in excess of that expressly permitted by such Section 317 for breach of duty to the corporation and its shareholders to the fullest extent permissible under California law.

  Section 317 sets forth the provisions pertaining to the indemnification of corporate "agents." For purposes of this law, an agent is any person who is or was a director, officer, employee or other agent of a corporation, or is or was serving at the request of the corporation in such capacity with respect to any other corporation, partnership, joint venture, trust or other enterprise. Indemnification for expenses, including amounts paid on settling or otherwise disposing of a threatened or pending action or defending against the same can be made in certain circumstances by action of Greater Bay through: (1) a majority vote of a quorum of Greater Bay's Board of Directors consisting of directors who are not party to the proceedings; (2) approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or (3) such court in which the proceeding is or was pending upon application by designated parties. Under certain circumstances, an agent can be indemnified, even when found liable. Indemnification is mandatory where the agent's defense is successful on the merits. The law allows Greater Bay to make advances of expenses for certain actions upon the receipt of an undertaking that the agent will reimburse the corporation if the agent is found liable.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Greater Bay, pursuant to the foregoing provisions or otherwise, Greater Bay understands that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Greater Bay of expenses incurred or paid by a director, officer or controlling person of Greater Bay in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Greater Bay will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against a public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  Provisions regarding indemnification of officers and directors of Greater Bay are contained in Greater Bay's Bylaws (Exhibit 3.2 to this Registration Statement).

  Under the Trust Agreement, Greater Bay will agree to indemnify each of the Trustees of GBB Capital I or any predecessor Trustee for GBB Capital I, and to hold each Trustee harmless against any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Trust Agreement.

  Greater Bay and GBB Capital I have agreed to indemnify the Underwriter, and the Underwriter has agreed to indemnify GBB Capital I and Greater Bay against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. Reference is made to the Purchase Agreement filed as Exhibit
1.1 herewith.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  In September 1995, Cupertino National Bancorp, which merged into Greater Bay effective November 27, 1996, issued $3.0 million of Subordinated Debt in reliance on Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS

  (a) Exhibits

      1.1  Form of Purchase Agreement.+

      3.1  Articles of Incorporation of Greater Bay Bancorp.+

      3.2  Bylaws of Greater Bay Bancorp, as amended.

      4.1  Form of Subordinated Indenture dated          , 1997 to be entered
           into between Greater Bay Bancorp and Wilmington Trust Company, as
           Indenture Trustee.+

      4.2  Form of Officers' Certificate and Company Order, dated March   ,
           1997.+

      4.3  (Reserved.)

      4.4  Certificate of Trust of GBB Capital I.+

      4.5  Trust Agreement of GBB Capital I dated as of February 28, 1997.+

      4.6  Form of Amended and Restated Trust Agreement of GBB Capital I, dated
                    , 1997.+

      4.7 Form of Trust Preferred Certificate of GBB Capital I (included as an exhibit to Exhibit 4.6).+

      4.8 Form of Common Securities Certificate of GBB Capital I (included as an exhibit to Exhibit 4.6).+

      4.9  Form of Trust Preferred Securities Guarantee Agreement.+

      4.10 Form of Agreement as to Expenses and Liabilities (included as an exhibit to Exhibit 4.6).+

      4.11 Form of Subordinated Debentures; incorporated herein by reference from Exhibit 1 of Cupertino National Bancorp's Form 8-K (File No. 0-
           18015), filed with the Commission on October 25, 1995.

      4.12 Supplemental Debenture Agreement of Cupertino National Bancorp dated as of November 22, 1996.+

      4.13 Supplemental Debenture Agreement dated November 27, 1996 between
           Cupertino National Bancorp and Mid-Peninsula Bancorp.+

      5.1  Opinion of Manatt, Phelps & Phillips, LLP.*

      5.2  Opinion and Consent of Richards, Layton & Finger, P.A.*

      8.1  Opinion and Consent of Manatt, Phelps & Phillips, LLP, counsel to
           Greater Bay Bancorp, as to certain federal income tax matters.*

      10.1 WestCal Agreement of Lease dated April 24, 1989 related to premises located at 100 South Ellsworth Avenue, San Mateo, California;
            incorporated herein by reference from Exhibit 10.6 to Registration
            Statement on Form S-4 (Registration No. 33-79798), filed with the
            Commission on July 15, 1994.

      10.2  WestCal Commercial Lease and Deposit Receipt dated November 26,
            1993 related to premises located at 1313 Laurel Street, San Carlos,
            California; incorporated herein by reference from Exhibit 10.7 to Registration Statement on Form S-4 (Registration
            No. 33-79798), filed with the Commission on July 15, 1994.

      10.3 Mid-Peninsula Bank Lease Agreement dated March 11, 1987 and associated documents relating to premises located at 420 Cowper
            Street, Palo Alto, California; incorporated herein by reference from Exhibit 10.13 to Mid-Peninsula Bancorp's Annual Report on Form
            10-K for the year ended December 31, 1994 (File No. 0-25034), filed with the Commission on March 30, 1995.

      10.4  David L. Kalkbrenner Employment Agreement, dated March 3, 1992;
            incorporated herein by reference from Exhibit 10.15 to Mid-
            Peninsula Bancorp's Annual Report on Form 10-K for the year ended
            December 31, 1994 (File No. 0-25034), filed with the Commission on
            March 30, 1995.**

      10.5 Form of Mid-Peninsula Bank Indemnification Agreement for directors and executive officers; incorporated herein by reference from
            Exhibit 10.16 to Mid-Peninsula Bancorp's Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 0-25034), filed with the Commission on March 30, 1995.

      10.6 Addendum to Lease Agreement dated March 11, 1987 for premises located at 420 Cowper Street, Palo Alto, California; incorporated herein by reference from Exhibit 10.18 to Mid-Peninsula Bancorp's
            Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Commission on March 29, 1996.

      10.7 Addendum to Lease Agreement dated November 26, 1993 for premises located at 1313 Laurel Street, San Carlos, California; incorporated herein by reference from Exhibit 10.19 to Mid-Peninsula Bancorp's
            Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Commission on March 29, 1996.

      10.8  Salary Continuation Agreement entered into with David L.
            Kalkbrenner dated April 26, 1995; incorporated herein by reference from Exhibit 10.20 to Mid-Peninsula Bancorp's Annual Report on Form
            10-K for the year ended December 31, 1995, filed with the Commission on March 29, 1996.**

      10.9  Salary Continuation Agreement entered into with Murray B. Dey dated
            April 26, 1995; incorporated herein by reference from Exhibit 10.21 to Mid-Peninsula Bancorp's Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Commission on March 29,
            1996.**

      10.10 Salary Continuation Agreement entered into with Carol H. Rowland dated April 26, 1995; incorporated herein by reference from Exhibit
            10.22 of Mid-Peninsula Bancorp's Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Commission on March
            29, 1996.**

      10.11 Non-management Officer Salary Continuation Agreement entered into with Susan K. Black dated April 26, 1995; incorporated herein by reference from Exhibit 10.23 to Mid-Peninsula Bancorp's Annual
            Report on Form 10-K for the year ended December 31, 1995, filed with the Commission on March 29, 1996.**

      10.12 Non-management Officer Salary Continuation Agreement entered into with Kimberly S. Burgess dated April 26, 1995; incorporated herein by reference from Exhibit 10.24 to Mid-Peninsula Bancorp's Annual
            Report on Form 10-K for the year ended December 31, 1995, filed with the Commission on March 29, 1996.**

      10.13 Non-management Officer Salary Continuation Agreement entered into with Jonas H. Stafford dated April 26, 1995; incorporated herein by reference from Exhibit 10.25 to Mid-Peninsula Bancorp's Annual
            Report on Form 10-K for the year ended December 31, 1995, filed with the Commission on March 29, 1996.**

      10.14 Non-management Officer Salary Continuation Agreement entered into with Charles P. Banavac dated March 21, 1996; incorporated herein by reference from Exhibit 10.26 of Mid-Peninsula Bancorp's Annual
            Report on Form 10-K for the year ended December 31, 1995, filed with the Commission on March 29, 1996.**

      10.15 Greater Bay Bancorp 1996 Stock Option Plan; incorporated herein by reference from Exhibit 10.24 to Registration Statement No. 333-
            10781 on Form S-4, filed with the Commission on August 23, 1996.**

      10.16 Lease--Banking Facility; incorporated herein by reference from
            Exhibit 10.1 to Cupertino National Bancorp's Amendment No. 1 to
            Form S-18 Registration Statement (No. 2-94390), filed with the
            Commission on December 11, 1984.

      10.17 Employment Agreement with C. Donald Allen dated July 1, 1990;
            incorporated herein by reference from Exhibit 10.9 to Cupertino
            National Bancorp's Annual Report on Form 10-K for the year ended
            December 31, 1990 (File No. 0-18015), filed with the Commission on
            March 30, 1991.**

      10.18 Salary Continuation Agreement with C. Donald Allen dated August 1,
            1993; incorporated herein by reference from Exhibit 10.10 to Cupertino National Bancorp's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 0-18015), filed with the
            Commission on March 25, 1994.**

      10.19 Litigation Settlement; incorporated herein by reference from
            Exhibit 10.12 to Cupertino National Bancorp's Quarterly Report on
            Form 10-Q for the quarter ended September 30, 1995 (File No. 0-
            18015).

      10.20 Emerson Lease; incorporated herein by reference from Exhibit 10.13 to Cupertino National Bancorp's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 (File No. 0-18015).

      10.21 Cupertino National Bancorp 401(k) Profit Sharing Plan; incorporated herein by reference from Exhibit 10.15 to Cupertino National
            Bancorp's Registration Statement on Form S-8 (Registration No. 33-
            62429), filed with the Commission on September 8, 1995.**

      10.22 Amendment to the Cupertino National Bancorp 401(k) Profit Sharing
            Plan.**+

      10.23 Amendment Number 2 to the Cupertino National Bancorp 401(k) Profit
            Sharing Plan.**+

      10.24 Cupertino National Bancorp Employee Stock Purchase Plan;
            incorporated herein by reference from Exhibit 10.16 to Cupertino
            National Bancorp's Registration Statement on Form S-8 (Registration
            No. 33-62429), filed with the Commission on September 8, 1995.**

      10.25 Salary Continuation Agreement with Ken Brenner dated July 31,
            1995.**+

      10.26 Salary Continuation Agreement with David Hood dated July 31,
            1995.**+

      10.27 Salary Continuation Agreement with Hall Palmer dated July 31,
            1995.**+

      10.28 Salary Continuation Agreement with Steven C. Smith dated July 31,
            1995.**+

      10.29 Form of Indemnification Agreement between Greater Bay Bancorp and with directors and certain executive officers.+

      12.1  Statement re Computation of Ratios.+

      21.1  Subsidiaries of the registrants.+

      23.1  Consent of Coopers & Lybrand, LLP.

      23.2 Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1 above).*

      23.3 Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2 above).*

      24.1 A power of attorney is set forth on the signature page of the Registration Statement.+

      24.2 Power of attorney for James E. Jackson.

      24.3 Power of attorney for Dick J. Randall.

      25.1 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Subordinated Indenture.+

      25.2 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Amended and Restated Trust Agreement.+

      25.3 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Trust Preferred Securities Guarantee
           Agreement.+

      27.1 Financial Data Schedule.

--------
*  To be filed by amendment.

** Represents executive compensation plans and arrangements of the Company.

+  Previously filed.

ITEM 17. UNDERTAKINGS

  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (i) The Registrants hereby undertake that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PALO ALTO, STATE OF CALIFORNIA, ON MARCH 13, 1997.

                                          GREATER BAY BANCORP

                                             By: /s/ David L. Kalkbrenner
                                             ----------------------------------
                                                  David L. Kalkbrenner
                                                 CHIEF EXECUTIVE OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT HAS BEEN SIGNED BELOW ON THE 13TH DAY OF MARCH, 1997, BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

             SIGNATURE                             TITLE
             ---------                             -----

    /s/ David L. Kalkbrenner             President and Chief Executive
------------------------------------      Officer and Director
        David L. Kalkbrenner              (Principal Executive Officer)


       /s/ Steven C. Smith               Executive Vice President, Chief
------------------------------------      Operating Officer and Chief
          Steven C. Smith                 Financial Officer (Principal
                                          Financial and Accounting
                                          Officer)

                 *                       Director
------------------------------------
            John M. Gatto

                 *                       Director
------------------------------------
          James E. Jackson

                 *                       Director
------------------------------------
           Rex D. Lindsay

                 *                       Director
------------------------------------
         Duncan L. Matteson

                 *                       Director
------------------------------------
          Glen McLaughlin

                 *                       Director
------------------------------------
          Dick J. Randall

             SIGNATURE                             TITLE
             ---------                             -----

                 *                       Director
------------------------------------
          Donald H. Seiler

                 *                       Director
------------------------------------
          Warren R. Thoits

                 *                       Director
------------------------------------
      Edwin E. van Bronkhorst

      *By: /s/ Steven C.
      Smith
-------------------------------

     Steven C. Smith

     Attorney-in-Fact

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PALO ALTO, STATE OF CALIFORNIA, ON MARCH 13, 1997.

                                          GBB CAPITAL I

                                          By:    /s/ David L. Kalkbrenner
                                             ----------------------------------
                                                  David L. Kalkbrenner,
                                                         TRUSTEE

                                          By:       /s/ Steven C. Smith
                                             ----------------------------------
                                                     Steven C. Smith
                                                         TRUSTEE

                                          By:      /s/ James R. Ramsey
                                             ----------------------------------
                                                    James R. Ramsey,
                                                         TRUSTEE

                                 EXHIBIT INDEX

  EXHIBIT                                    DESCRIPTION                                    SEQUENTIALLY
    NO.                                      -----------                                   NUMBERED PAGE
  -------                                                                                  -------------
     1.1     Form of Purchase Agreement.+

     3.1     Articles of Incorporation of Greater Bay Bancorp.+

     3.2     Bylaws of Greater Bay Bancorp, as amended.

     4.1     Form of Subordinated Indenture dated          , 1997 to be entered into
             between Greater Bay Bancorp and Wilmington Trust Company, as Indenture
             Trustee.+

     4.2     Form of Officers' Certificate and Company Order, dated March   , 1997.+

     4.3     (Reserved.)

     4.4     Certificate of Trust of GBB Capital I.+

     4.5     Trust Agreement of GBB Capital I dated as of February 28, 1997.+

     4.6     Form of Amended and Restated Trust Agreement of GBB Capital I, dated
                      , 1997.+

     4.7 Form of Trust Preferred Certificate of GBB Capital I (included as an exhibit to Exhibit 4.6).+

     4.8     Form of Common Securities Certificate of GBB Capital I (included as an exhibit to Exhibit 4.6).+

     4.9     Form of Trust Preferred Securities Guarantee Agreement.+

     4.10    Form of Agreement as to Expenses and Liabilities (included as an exhibit to Exhibit 4.6).+

     4.11    Form of Subordinated Debentures; incorporated herein by reference from
             Exhibit 1 of Cupertino National Bancorp's Form 8-K (File No. 0-18015),
             filed with the Commission on October 25, 1995.

     4.12    Supplemental Debenture Agreement of Cupertino National Bancorp dated as of
             November 22, 1996.+

     4.13    Supplemental Debenture Agreement dated November 27, 1996 between Cupertino
             National Bancorp and Mid-Peninsula Bancorp.+

     5.1     Opinion of Manatt, Phelps & Phillips, LLP.*

     5.2     Opinion and Consent of Richards, Layton & Finger, P.A.*

     8.1     Opinion and Consent of Manatt, Phelps & Phillips, LLP, counsel to Greater
             Bay Bancorp, as to certain federal income tax matters.*

    10.1     WestCal Agreement of Lease dated April 24, 1989 related to premises located at 100 South Ellsworth Avenue, San Mateo, California; incorporated herein by reference from Exhibit 10.6 to Registration Statement on Form S-
             4 (Registration
             No. 33-79798), filed with the Commission on July 15, 1994.

    10.2     WestCal Commercial Lease and Deposit Receipt dated November 26, 1993 related to premises located at 1313 Laurel Street, San Carlos, California;
             incorporated herein by reference from Exhibit 10.7 to Registration
             Statement on Form S-4 (Registration No. 33-79798), filed with the
             Commission on July 15, 1994.

    10.3     Mid-Peninsula Bank Lease Agreement dated March 11, 1987 and associated documents relating to premises located at 420 Cowper Street, Palo Alto,
             California; incorporated herein by reference from Exhibit 10.13 to Mid-
             Peninsula Bancorp's Annual Report on Form 10-K for the year ended December
             31, 1994 (File No. 0-25034), filed with the Commission on March 30, 1995.

  EXHIBIT                                    DESCRIPTION                                    SEQUENTIALLY
    NO.                                      -----------                                   NUMBERED PAGE
  -------                                                                                  -------------
    10.4     David L. Kalkbrenner Employment Agreement, dated March 3, 1992;
             incorporated herein by reference from Exhibit 10.15 to Mid-Peninsula
             Bancorp's Annual Report on Form 10-K for the year ended December 31, 1994
             (File No. 0-25034), filed with the Commission on March 30, 1995.**

    10.5     Form of Mid-Peninsula Bank Indemnification Agreement for directors and executive officers; incorporated herein by reference from Exhibit 10.16 to
             Mid-Peninsula Bancorp's Annual Report on Form 10-K for the year ended
             December 31, 1994 (File No. 0-25034), filed with the Commission on March
             30, 1995.

    10.6     Addendum to Lease Agreement dated March 11, 1987 for premises located at
             420 Cowper Street, Palo Alto, California; incorporated herein by reference from Exhibit 10.18 to Mid-Peninsula Bancorp's Annual Report on Form 10-K
             for the year ended December 31, 1995, filed with the Commission on March
             29, 1996.

    10.7     Addendum to Lease Agreement dated November 26, 1993 for premises located at 1313 Laurel Street, San Carlos, California; incorporated herein by reference from Exhibit 10.19 to Mid-Peninsula Bancorp's Annual Report on
             Form 10-K for the year ended December 31, 1995, filed with the Commission on March 29, 1996.

    10.8     Salary Continuation Agreement entered into with David L. Kalkbrenner dated
             April 26, 1995; incorporated herein by reference from Exhibit 10.20 to
             Mid-Peninsula Bancorp's Annual Report on Form 10-K for the year ended
             December 31, 1995, filed with the Commission on March 29, 1996.**

    10.9     Salary Continuation Agreement entered into with Murray B. Dey dated April
             26, 1995; incorporated herein by reference from Exhibit 10.21 to Mid-
             Peninsula Bancorp's Annual Report on Form 10-K for the year ended December
             31, 1995, filed with the Commission on March 29, 1996.**

    10.10    Salary Continuation Agreement entered into with Carol H. Rowland dated
             April 26, 1995; incorporated herein by reference from Exhibit 10.22 of
             Mid-Peninsula Bancorp's Annual Report on Form 10-K for the year ended
             December 31, 1995, filed with the Commission on March 29, 1996.**

    10.11    Non-management Officer Salary Continuation Agreement entered into with
             Susan K. Black dated April 26, 1995; incorporated herein by reference from
             Exhibit 10.23 to Mid-Peninsula Bancorp's Annual Report on Form 10-K for
             the year ended December 31, 1995, filed with the Commission on March 29,
             1996.**

    10.12    Non-management Officer Salary Continuation Agreement entered into with
             Kimberly S. Burgess dated April 26, 1995; incorporated herein by reference from Exhibit 10.24 to Mid-Peninsula Bancorp's Annual Report on Form 10-K
             for the year ended December 31, 1995, filed with the Commission on March
             29, 1996.**

    10.13    Non-management Officer Salary Continuation Agreement entered into with
             Jonas H. Stafford dated April 26, 1995; incorporated herein by reference from Exhibit 10.25 to Mid-Peninsula Bancorp's Annual Report on Form 10-K
             for the year ended December 31, 1995, filed with the Commission on March
             29, 1996.**

    10.14    Non-management Officer Salary Continuation Agreement entered into with
             Charles P. Banavac dated March 21, 1996; incorporated herein by reference from Exhibit 10.26 of Mid-Peninsula Bancorp's Annual Report on Form 10-K
             for the year ended December 31, 1995, filed with the Commission on March
             29, 1996.**

    10.15    Greater Bay Bancorp 1996 Stock Option Plan; incorporated herein by reference from Exhibit 10.24 to Registration Statement No. 333-10781 on
             Form S-4, filed with the Commission on August 23, 1996.**

  EXHIBIT                                    DESCRIPTION                                    SEQUENTIALLY
    NO.                                      -----------                                   NUMBERED PAGE
  -------                                                                                  -------------
    10.16    Lease--Banking Facility; incorporated herein by reference from Exhibit
             10.1 to Cupertino National Bancorp's Amendment No. 1 to Form S-18
             Registration Statement (No. 2-94390), filed with the Commission on
             December 11, 1984.

    10.17    Employment Agreement with C. Donald Allen dated July 1, 1990; incorporated herein by reference from Exhibit 10.9 to Cupertino National Bancorp's
             Annual Report on Form 10-K for the year ended December 31, 1990 (File No.
             0-18015), filed with the Commission on March 30, 1991.**

    10.18    Salary Continuation Agreement with C. Donald Allen dated August 1, 1993;
             incorporated herein by reference from Exhibit 10.10 to Cupertino National
             Bancorp's Annual Report on Form 10-K for the year ended December 31, 1993
             (File No. 0-18015), filed with the Commission on March 25, 1994.**

    10.19    Litigation Settlement; incorporated herein by reference from Exhibit 10.12 to Cupertino National Bancorp's Quarterly Report on Form 10-Q for the
             quarter ended September 30, 1995 (File No. 0-18015).

    10.20    Emerson Lease; incorporated herein by reference from Exhibit 10.13 to
             Cupertino National Bancorp's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 (File No. 0-18015).

    10.21    Cupertino National Bancorp 401(k) Profit Sharing Plan; incorporated herein by reference from Exhibit 10.15 to Cupertino National Bancorp's
             Registration Statement on Form S-8 (Registration No. 33-62429), filed with the Commission on September 8, 1995.**

    10.22    Amendment to the Cupertino National Bancorp 401(k) Profit Sharing Plan.**+

    10.23    Amendment Number 2 to the Cupertino National Bancorp 401(k) Profit Sharing
             Plan.**+

    10.24    Cupertino National Bancorp Employee Stock Purchase Plan; incorporated herein by reference from Exhibit 10.16 to Cupertino National Bancorp's
             Registration Statement on Form S-8 (Registration No. 33-62429), filed with the Commission on September 8, 1995.**

    10.25    Salary Continuation Agreement with Ken Brenner dated July 31, 1995.**+

    10.26    Salary Continuation Agreement with David Hood dated July 31, 1995.**+

    10.27    Salary Continuation Agreement with Hall Palmer dated July 31, 1995.**+

    10.28    Salary Continuation Agreement with Steven C. Smith dated July 31, 1995.**+

    10.29    Form of Indemnification Agreement between Greater Bay Bancorp and with directors and certain executive officers.+

    12.1     Statement re Computation of Ratios.+

    21.1     Subsidiaries of the registrants.+

    23.1     Consent of Coopers & Lybrand, LLP.

    23.2 Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1 above).*

    23.3 Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2 above).*

                                                                  SEQUENTIALLY
                                                                    NUMBERED
  EXHIBIT NO.                    DESCRIPTION                          PAGE
  -----------                    -----------                      ------------
     24.1     A power of attorney is set forth on the signature
              page of the Registration Statement.+

     24.2     Power of attorney for James E. Jackson.

     24.3     Power of attorney for Dick J. Randall.

     25.1     Form T-1 Statement of Eligibility of Wilmington
              Trust Company to act as trustee under the Subordinated Indenture.+

     25.2     Form T-1 Statement of Eligibility of Wilmington
              Trust Company to act as trustee under the Amended and Restated Trust Agreement.+

     25.3     Form T-1 Statement of Eligibility of Wilmington
              Trust Company to act as trustee under the Trust
              Preferred Securities Guarantee Agreement.+

     27.1     Financial Data Schedule.

--------
*  To be filed by amendment.
** Represents executive compensation plans and arrangements of the Company.

+  Previously filed.